UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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ON Semiconductor Corporation

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Notice of 2021 Annual Meeting of Stockholders and Proxy Statement

ON Semiconductor®

THINK ON.

Driving Innovation in Energy Efficient Electronics

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2021 Annual Meeting of Stockholders of ON Semiconductor Corporation will be held at its principal executive office, located at 5005 East McDowell Road, Phoenix, Arizona 85008, on Thursday, May 20, 2021 at 8:00 a.m., local time, for the following purposes:

Items of Business

To elect ten directors nominated by our Board of Directors
To vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers
To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021

To approve an amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan
To approve amendments to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan
To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting

Record Date

The Board of Directors of ON Semiconductor Corporation has fixed the close of business on March 23, 2021 as the record date for determination of stockholders entitled to notice of and to vote at the 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof. For 10 days prior to the 2021 Annual Meeting of Stockholders, a list of stockholders entitled to vote at such meeting will be available for inspection in the office of the Law Department of ON Semiconductor Corporation, located at 5005 East McDowell Road, Phoenix, Arizona 85008, between the hours of 8:30 a.m. and 5:00 p.m., local time, each weekday. Such list will also be available at the 2021 Annual Meeting of Stockholders. Directions to the meeting location and related information may be found on our website at www.onsemi.com/annualmeeting.

Proxy Voting

Your vote is very important to us. We are providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, instead of mailing a paper copy of this proxy statement and our 2021 annual report to stockholders, we are mailing a notice to many of our stockholders that contains instructions on how to access documents online and how stockholders can receive a paper copy of our materials, including this proxy statement, our 2021 annual report to stockholders and a proxy card. Those stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of our proxy materials, will receive a paper copy of our proxy materials by mail unless they have previously requested delivery of such materials electronically.

Sincerely yours,

Hassane S. El-Khoury

President and Chief Executive Officer

April 6, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS MEETING TO BE HELD ON MAY 20, 2021.

The Company’s proxy statement for the 2021 Annual Meeting of Stockholders, its annual report to stockholders for the fiscal year ended December 31, 2020 and the proxy card are available at

www.onsemi.com/annualdocs.

ON Semiconductor Corporation 2021 Proxy Statement     i

ii     ON Semiconductor Corporation 2021 Proxy Statement

5005 East McDowell Road

Phoenix, Arizona 85008

PROXY STATEMENT

This proxy statement and the accompanying notice and proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of ON Semiconductor Corporation (“we,” “ON Semiconductor” or the “Company”) of proxies to be used at our 2021 Annual Meeting of Stockholders to be held on Thursday, May 20, 2021 at 8:00 a.m., local time, at our principal executive office, located at 5005 East McDowell Road, Phoenix, Arizona 85008, and at any adjournment or postponement thereof (the “Annual Meeting”). We made this proxy statement available to stockholders beginning on or about April 6, 2021.

2021 Annual Meeting of Stockholders

Date and Time: Thursday, May 20, 2021, at 8:00 a.m., local time

Location: 5005 East McDowell Road, Phoenix, Arizona 85008

Record Date: The Board of Directors has fixed the close of business on March 23, 2021 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).

Proxy Materials Are Available on the Internet

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the internet instead of mailing printed copies of those materials to each stockholder. Unless you elected to receive printed copies of our proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) by mail, or if you so elected, by electronic mail. The Internet Notice will tell you how to access and review our proxy materials and how to vote your shares after you have reviewed our proxy materials. If you received the Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Internet Notice.

The Internet Notice is first being sent, and the proxy statement and form of proxy card relating to the Annual Meeting are first being made available, to stockholders on or about April 6, 2021.

Voting Your Shares

Whether or not you plan to attend the Annual Meeting, the Board encourages you to vote your shares as more fully described below and in the proxy card.

If you are the “record holder” of your shares, meaning that you hold the shares in your own name and not through a bank or brokerage firm (each, a “Broker”), you may vote in one of the following four ways:

ON Semiconductor Corporation 2021 Proxy Statement     1

Proxy Statement

Vote by internet. The website address for internet voting is on your proxy card and in the Internet Notice. Internet voting is available 24 hours a day.	Vote by telephone. The toll-free number for telephone voting is on your proxy card and in the Internet Notice. Telephone voting is available 24 hours a day.

Vote by mail.

Mark, date, sign and promptly mail the proxy card. If you are receiving our proxy materials and proxy card by mail, you will also receive a postage-paid envelope for mailing in the United States.

Vote in person. You may vote in person if you or your validly designated proxy attends the Annual Meeting.

If the shares you own are held in “street name” by a Broker, then your Broker, as the record owner, will vote your shares according to your instructions. You will need to follow the directions your Broker provides you. Each share held by you is entitled to one vote.

Proof of Ownership Required for Attending Meeting in Person

You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. In order to be admitted to the Annual Meeting, we may, in our sole discretion, require you to present any one or more of the following documents as proof of ownership of ON Semiconductor stock on the Record Date and authority to vote the shares:

•	a brokerage statement or letter from a Broker indicating ownership on the Record Date;
•	the Internet Notice;
•	a printout of the proxy distribution email (if you received your materials electronically);
•	a proxy card;
•	a legal proxy provided by your Broker or nominee; and/or
•	a form of photo identification, such as a driver’s license.

We reserve the right not to admit anyone who refuses to provide the applicable documents set forth above.

Proposals and Board Recommendations

All shares represented by valid proxies will be voted as specified. If no specification is made, the proxies will be voted according to the Board’s recommendations below:

	Proposal	Board Recommendation

1.

Electionof ten directors of the Company, each for a one-year term expiring at the annual meeting of the Company’s stockholders to be held in 2022 and until their successors are duly elected and qualified

FOR

2.	Advisory(non-binding) resolution to approve the compensation of our named executive officers	FOR

3.	Ratificationof the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2021	FOR

4.	Approvalof an amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan	FOR

5.	Approvalof amendments to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan	FOR

We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If other matters properly come before the Annual Meeting, all shares validly represented by proxies will be voted in accordance with the discretion of the appointed proxies.

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Proxy Statement

Record Date and Quorum

The Board has fixed the close of business on the Record Date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 418,076,949 shares of our common stock outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions, withheld votes and Broker non-votes are included in determining whether a quorum has been met for the Annual Meeting. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained.

Required Vote

With respect to Proposal No. 1 (Election of Directors), each of the members of the Board (collectively, the “Directors,” and individually, a “Director”) standing for election at the Annual Meeting must be elected by a majority of the votes cast with respect to such Director’s election, meaning that the number of votes cast “FOR” such Director must exceed the number of votes cast “AGAINST” that Director.

With respect to Proposal No. 2 (Advisory (Non-Binding) Resolution to Approve Named Executive Officer Compensation), Proposal No. 3 (Ratification of Selection of Independent Registered Public Accounting Firm), Proposal No. 4 (Approval of an Amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan) and Proposal No. 5 (Approval of Amendments to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan), in order for each proposal to be approved, it must receive a “FOR” vote from a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Abstentions and Broker non-votes, as applicable, are not treated as votes cast and, therefore, will have no effect on the outcomes of any of the proposals. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Although Brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters.

Notably, your Broker is NOT able to vote on your behalf in any Director election or with respect to Proposal Nos. 2, 4 or 5 without specific voting instructions from you. Accordingly, if your shares are held in “street name” and you cannot attend the Annual Meeting in person, we encourage you to vote your shares on all proposals by promptly instructing your Broker as to how to vote on these matters so that your shares will be voted at the Annual Meeting.

Revocation of Proxies

You may revoke your proxy at any time before it is voted by attending the Annual Meeting and voting in person or by submitting a written notice of revocation or a properly executed proxy bearing a later date to our Secretary at our principal executive office, located at 5005 East McDowell Road, Phoenix, Arizona 85008.

MANAGEMENT PROPOSALS

Proposal No. 1: Election of Directors

The Board routinely assesses its size and composition and the skillsets of each Director to ensure an appropriate complement of perspectives and skills in light of the Company’s current and future business objectives and the evolving nature of the Company’s product offerings and technology in the highly competitive semiconductor industry. Each Director stands for election annually. Once elected, Directors hold office until their terms expire at the next annual meeting of stockholders and until their successors are duly elected and qualified, or until the earlier of their death, resignation or removal. Each nominee for Director will be nominated at the Annual Meeting to serve for a term expiring at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), and each of the nominees has agreed to serve as a Director if elected by the stockholders.

ON Semiconductor Corporation 2021 Proxy Statement     3

Management Proposals

Director Nominees

The following is a summary of information about each nominee for Director and certain aggregated characteristics of our Board:

Qualifications	Semiconductor	Public Company Management	International
	Manufacturing	Finance	Compliance
	Marketing	Mergers and Acquisitions	Government Relations

Name	Age	Director Since	Independent	Committees	Qualifications

Atsushi Abe	67	2011	X	Audit, Science and Technology

Alan Campbell	63	2015	X	Audit, Corporate Governance and Nominating, Executive (Chair)

Susan K. Carter	62	2020	X	Audit (Chair), Corporate Governance and Nominating

Thomas L. Deitrich	54	2020	X	Science and Technology

Gilles Delfassy	65	2015	X	Compensation, Science and Technology (Chair)

Hassane S. El-Khoury	41	2020		Executive

Bruce E. Kiddoo	60	2020	X	Audit

Paul A. Mascarenas	59	2014	X	Compensation, Corporate Governance and Nominating (Chair), Executive

Gregory L. Waters	60	2020	X	Executive, Science and Technology

Christine Y. Yan	55	2018	X	Compensation (Chair), Science and Technology

Age Distribution The Board is committed to balancing the age and experience of its members. All Directors are below the mandatory retirement age of 75.	Gender There are eight men and two women on the Board.	Tenure Years The tenure of the Board demonstrates the Board’s commitment to balancing experience and refreshment.	Geography/International All nominees for Director have international experience, and two are based outside of the United States.

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Management Proposals

Set forth below is additional information concerning the nominees for Director. In addition to the specific qualifications described below, we believe that each Director has the business acumen and sound judgment required for the proper functioning of our Board and the integrity, honesty and adherence to high ethical standards necessary to set the “tone at the top” for our Company. Most of our Directors also have significant experience on other public company boards of directors that broadens their knowledge of board processes, issues and solutions.

ON Semiconductor Corporation 2021 Proxy Statement     5

Management Proposals

ATSUSHI ABE	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2011 Age: 67 Committees: Audit Science and Technology

∎  Extensive experience in the investment banking and private equity industry, particularly in the area of technology

∎  Experience in mergers and acquisitions as well as in capital markets transactions, financial transactions and negotiations

∎  Familiarity with technology companies and businesses throughout Asia, including Japan

CAREER HIGHLIGHTS

∎  Sangyo Sosei Advisory Inc. (a technology, media and telecommunication industry-focused mergers and acquisitions advisory firm), 2009 – Present

— Senior Advisor

— Managing Partner

∎  Unitas Capital, 2004 – 2009

— Partner

∎  Deutsche Bank Group, 1998 – 2004

— Managing Director

— Head of Global Corporate Finance in Japan

— Head of Global Semiconductor Investment Banking

— Head of TMT Investment Banking in Asia

∎  Alex Brown & Sons, Inc., 1992 – 1998

— Managing Director

∎  Mitsui & Co., Ltd., 1978 – 1992

—  Various management positions in the Industrial Electronics Division and Principal Investment Unit

ADDITIONAL EXPERIENCE AND SERVICE

∎  Fujitsu Ltd. (an information technology company listed on the Tokyo Stock Exchange), board of directors, 2015 – Present

— Chair of the board, 2019 – Present

∎  Binfinity AG (a start-up company offering a regulatory compliant, institutional-grade cryptocurrency exchange platform), board of directors, 2018 – Present

∎  Edwards Group Limited, board of directors, 2007 – 2009

6     ON Semiconductor Corporation 2021 Proxy Statement

Management Proposals

ALAN CAMPBELL	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2015 Chair of the Board since 2017 Age: 63 Committees: Audit Corporate Governance and Nominating Executive (Chair)

∎  Extensive experience in the semiconductor industry

∎  Experience as chief financial officer of a publicly-held semiconductor company

∎  Significant management experience and relevant knowledge of financial statement preparation and regulatory compliance

∎  Significant mergers and acquisitions and global experience

CAREER HIGHLIGHTS

∎  Freescale Semiconductor, Inc. (acquired by NXP Semiconductors N.V.), 2004 – 2014

— Chief Financial Officer

∎  Motorola, Inc. – Semiconductor Product Sector, 2000 – 2004

— Senior Vice President

— Director of Finance

ADDITIONAL EXPERIENCE AND SERVICE

∎  Dialog Semiconductor Plc (a U.K.-based semiconductor company), board of directors, 2015 – Present

— Audit committee (chair), 2015 – Present

ON Semiconductor Corporation 2021 Proxy Statement     7

Management Proposals

SUSAN K. CARTER	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2020 Age: 62 Committees: Audit (Chair)* Corporate Governance and Nominating *Effective as of April 3, 2021

∎  Experience as chief financial officer of a publicly-held industrial company

∎  Significant management experience and relevant knowledge of financial statement preparation and regulatory compliance

∎  Extensive experience in manufacturing, automotive, aerospace, defense and engineering and construction industries

∎  Extensive experience in accounting and financial reporting, international business, mergers and acquisitions, investor relations, information technology, finance and capital management, government relations and environmental, social and governance (“ESG”) matters

CAREER HIGHLIGHTS

∎  Ingersoll Rand plc (now known as Trane Technologies plc) (an industrial manufacturing company domiciled in Ireland), 2013 – 2020

— Senior Vice President and Chief Financial Officer

∎  KBR, Inc., 2009 – 2013

— Executive Vice President and Chief Financial Officer

∎  Lennox International, Inc., 2004 – 2009

— Executive Vice President and Chief Financial Officer

∎  Cummins, Inc., 2002 – 2004

— Vice President and Chief Accounting Officer

— Vice President and Corporate Controller

∎  Honeywell International, Inc., 1996 – 2002

— Vice President, Finance and Chief Financial Officer, Transportation and Power Systems

— Director of Finance, Engine Systems and Accessories

— Director of Finance, Defense and Space Systems

∎  Crane Co., 1989 – 1996

— Various roles, including Division Controller, Crane Valve Group

∎  DeKalb Corporation, 1981 – 1989

— Controller, DeKalb Financial Services

— Corporate Audit – Staff, Senior

ADDITIONAL EXPERIENCE AND SERVICE

∎  Amcor plc (a packaging manufacturing company), board of directors, 2021 – Present

— Audit committee, 2021 – Present

∎  Air Products and Chemicals, Inc. (an industrial gases company), board of directors, 2011 – Present

— Management development and compensation committee, 2016 – Present

— Audit and finance committee, 2011 – Present

∎  Lyondell Chemical, board of directors, 2007

8     ON Semiconductor Corporation 2021 Proxy Statement

Management Proposals

THOMAS L. DEITRICH	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2020 Age: 54 Committees: Science and Technology

∎  Experience as chief executive officer of a publicly-held technology company

∎  Extensive experience in product management, research and development, supply chain management, business development and sales

∎  Significant management experience and relevant knowledge of financial statement preparation and regulatory compliance

∎  Significant mergers and acquisitions and global experience

CAREER HIGHLIGHTS

∎  Itron, Inc. (an energy and water resource management technology company), 2015 – Present

— President, Chief Executive Officer and Director, 2019 – Present

— Chief Operating Officer, 2015 – 2019

∎  Freescale Semiconductor, Inc. (acquired by NXP Semiconductors N.V.), 2006 – 2015

— Senior Vice President and General Manager

∎  Flex Ltd. (formerly known as Flextronics International Ltd.), 2003 – 2006

— Senior Vice President, Mobile Communications Segment

∎  Sony Ericsson Mobile Communications AB (acquired by Sony Mobile), 2001 – 2003

— Senior Corporate Vice President

— Corporate Vice President

∎  Ericsson, Inc., 1994 – 2001

— Vice President

— Director of Product Development

∎  General Electric Company, 1988 – 1994

— Various roles, including Chief Development Engineer

ADDITIONAL EXPERIENCE AND SERVICE

∎  Ferric, Inc. (a semiconductor manufacturer), board of directors, 2016 – 2020

ON Semiconductor Corporation 2021 Proxy Statement     9

Management Proposals

GILLES DELFASSY	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2015 Age: 65 Committees: Compensation Science and Technology (Chair)

∎  Extensive experience in the semiconductor industry, with particular experience in the wireless industry, automotive and microcontrollers

∎  Management experience in a publicly-held semiconductor company

∎  Strategic insight and knowledge of the practical application of semiconductors

∎  Expertise with new business development, manufacturing and marketing

CAREER HIGHLIGHTS

∎  Texas Instruments Incorporated, 1978 – 2007

— Senior Vice President and Executive Officer, General Manager, 2000 – 2007

— Founder, Wireless Terminals Business

— Department Manager and various other capacities

ADDITIONAL EXPERIENCE AND SERVICE

∎  Kalray S.A. (a French fabless semiconductor and software company), board of directors, 2014 – Present

— Supervisory board (chair)

∎  eLichens SAS (a research and development company that provides services and sensing solutions for hyper-local air quality), board of directors, 2017 – Present

∎  FOREIS (an endowment fund with the objective of promoting the development of early-stage microelectronics companies in France), board of directors, 2019 – Present

∎  Cavendish Kinetics, Inc. (a provider of RF MEMS components for smartphones, wearables and ultra-portable devices acquired by Qorvo, Inc. in 2019), board of directors, 2014 – 2019

∎  decaWave Ltd. (a semiconductor company focused on micro-location services headquartered in Ireland), board of directors, 2012 – 2017

∎  Imagination Technologies Group plc (a U.K.-based semiconductor and other technology company), board of directors, 2012 – 2017

∎  Movea SA (a French privately-held provider of software for ultra-low power location, activity tracking and context sensing), chair of the board, 2012 – 2015

∎  Anadigics, Inc. (acquired by II-VI Inc.), chair of the board of directors and interim chief executive officer, 2008 – 2009

∎  Stanford University, University of Chicago, National Association of Corporate Directors

10     ON Semiconductor Corporation 2021 Proxy Statement

Management Proposals

HASSANE S. EL-KHOURY	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2020 Age: 41 Committees: Executive

∎  Experience as chief executive officer of a publicly-held semiconductor company

∎  Extensive experience in the semiconductor and automotive industries

∎  Significant management and product development experience

∎  Significant mergers and acquisitions and global experience

CAREER HIGHLIGHTS

∎  ON Semiconductor Corporation, 2020 – Present

— President, Chief Executive Officer and Director

∎  Cypress Semiconductor Corporation (acquired by Infineon Technologies AG) (a semiconductor design and manufacturing company), 2007 – 2020

— President, Chief Executive Officer and Director, 2016 – 2020

— Executive Vice President, Programmable Systems Division, 2012 – 2016

— Senior Director of Automotive Business Unit, 2010 – 2012

— Senior Business Development Manager, 2008 – 2010

— Staff Application Engineer, 2007 – 2008

∎  Continental Automotive Systems, 1999 – 2007

— Senior Design Engineer

ADDITIONAL EXPERIENCE AND SERVICE

∎  KeraCel Inc. (a private 3D printing company), board of directors, 2020 – Present

∎  Semiconductor Industry Association, board of directors, 2017 – Present

ON Semiconductor Corporation 2021 Proxy Statement     11

Management Proposals

BRUCE E. KIDDOO	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2020 Age: 60 Committees: Audit

∎  Extensive experience in the semiconductor industry

∎  Experience as chief financial officer of a publicly-held semiconductor company

∎  Significant management experience and relevant knowledge of financial statement preparation and regulatory compliance

∎  Significant mergers and acquisitions experience

CAREER HIGHLIGHTS

∎  Maxim Integrated Products, Inc. (a semiconductor design and manufacturing company), 2007 – 2019

— Chief Financial Offficer

∎  Broadcom Corporation, 1999 – 2007

— Vice President and Acting Chief Financial Officer, 2006 – 2007

— Vice President, Finance and Corporate Controller

— Controller, Broadband Communications

∎  LSI Logic Corporation, 1994 – 1999

— Director, Products Group Finance

— Director, Worldwide Manufacturing Finance

— Director, Asia Sales & Marketing Controller

— Manager, Financial Planning and Analysis

∎  International Business Machines, 1991 – 1994

— Senior Financial Analyst

— Advisory Financial Analyst

— Staff Financial Analyst

— Financial Analyst

∎  United States Navy, Division of Naval Reactors, 1985 – 1991

— Financial Representative

— Contract Administrator

ADDITIONAL EXPERIENCE AND SERVICE

∎  San Onofre Parks Foundation, Director, 2020 – Present

12     ON Semiconductor Corporation 2021 Proxy Statement

Management Proposals

PAUL A. MASCARENAS	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2014 Age: 59 Committees: Compensation Corporate Governance and Nominating (Chair) Executive	∎ Extensive experience in technical strategy, planning and research and development ∎ Leadership and strategic planning expertise in automotive industry

CAREER HIGHLIGHTS

∎  Ford Motor Company, 1982 – 2014

—  Vice President of Research & Advanced Engineering and Chief Technical Officer, 2011 – 2014

—  Vice President of Engineering, 2007 – 2011

—  Vice President, North American Vehicle Programs, 2005 – 2007

—  Various positions in product development, program management and business leadership, 1982 – 2005

ADDITIONAL EXPERIENCE AND SERVICE

∎  The Shyft Group (formerly Spartan Motors, Inc.) (an automobile and auto parts designer, engineer and manufacturer), board of directors, 2018 – Present

— Corporate governance and nominating committee, 2018 – Present

— Human resources and compensation committee, 2018 – Present

∎  BorgWarner Inc. (a supplier of propulsion system technologies for the automotive industry), board of directors, 2018 – Present

— Corporate governance committee, 2020 – Present

— Audit committee, 2018 – Present

∎  United States Steel Corporation (a steel manufacturing company), board of directors, 2016 – Present

— Corporate governance and sustainability committee, 2017 – 2018, 2020 – Present

— Audit committee, 2016 – Present

∎  Mentor Graphics (a company engaged in electronic design automation), board of directors, 2015 – 2017

∎  Fontinalis Partners (a venture capital firm), venture partner, 2015 – Present

∎  Stanford Directors College, 2017

∎  Society of Automotive Engineers International (a non-profit serving the aerospace, commercial and automotive sectors), 2018 – January 2021

— Immediate past president, January 2020 – January 2021

— President, 2019 – January 2020

∎  The International Federation of Automotive Engineering Societies, board of directors, 2012 – Present

— Executive board (president and chair), 2014 – 2016

∎  British-American Business Council of Michigan, board of directors, 2015 – Present

∎  Appointed Officer of the Order of the British Empire by Her Majesty Queen Elizabeth II for his services in the automotive industry, 2015

∎  United States Council for Automotive Research LLC, council member, 2011 – 2014

∎  Honorary doctorate degree, Chongqing University, China, 2013

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Management Proposals

GREGORY L. WATERS	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2020 Age: 60 Committees: Executive Science and Technology

∎  Extensive experience with device technology companies

∎  Experience as chief executive officer of a publicly-held technology company

∎  Significant management experience and relevant knowledge of financial statement preparation and regulatory compliance

CAREER HIGHLIGHTS

∎  Integrated Device Technology, Inc. (a semiconductor design and manufacturing company acquired by Renesas Electronics Corporation), 2014 – 2019

— President, Chief Executive Officer and Director

∎  Skyworks Solutions, Inc., 2003 – 2012

— Executive Vice President

∎  Agere Systems, Inc., 1998 – 2003

— Senior Vice President

∎  Texas Instruments Incorporated, 1983 – 1998

— Various roles in technical sales, marketing and product line management

ADDITIONAL EXPERIENCE AND SERVICE

∎  Sierra Wireless, Inc. (a wireless communications equipment designer and manufacturer), board of directors, March 2020 – Present

— Human Resource chair

∎  Mythic Inc. (an artificial intelligence company), board of directors, June 2020 – Present

∎  Starboard Value Acquisition Corp., advisor, 2020 – Present

∎  MatrixSpace, Inc. (an artificial intelligence software company), founder, 2019 – Present

∎  Mellanox Technologies Ltd. (supplier of ethernet and InfiniBand intelligent interconnect solutions and services acquired by NVIDIA Corporation), board of directors, 2018 – 2020

∎  Sand 9 Inc. (acquired by Analog Devices Inc.), board of directors, 2011 – 2014

14     ON Semiconductor Corporation 2021 Proxy Statement

Management Proposals

CHRISTINE Y. YAN	RELEVANT SKILLS AND QUALIFICATIONS

Director since 2018 Age: 55 Committees: Compensation (Chair) Science and Technology

∎  Extensive global general management experience in the automotive, industrial and consumer markets

∎  Deep emerging market experience

∎  Significant mergers and acquisitions experience

∎  Extensive, commercial, technology and operations management experience, including as member of senior management team of a public company

∎  Corporate governance experience

CAREER HIGHLIGHTS

∎  Stanley Black & Decker, Inc. (an industrial and household hardware manufacturing company and security products provider), 1989 – November 2018

—  Vice President, Integration, January 2018 – November 2018

—  President, Asia, 2014 – January 2018

—  President, Stanley Storage and Workspace Systems, 2013 – 2014

—  President, Americas, Stanley Engineered Fastening, 2008 – 2013

—  President, Global Automotive, Stanley Engineered Fastening, 2006 – 2008

—  Various roles in sales and marketing, engineering and research and development, 1989 – 2006

ADDITIONAL EXPERIENCE AND SERVICE

∎  Ansell Limited (an Australian protective industrial and medical glove manufacturer), board of directors, 2019 – Present

— Governance committee, 2020 – Present

— Audit and compliance committee, 2019 – Present

— Human resources committee, 2019 – Present

∎  Cabot Corporation (a specialty chemicals and performance materials company), board of directors, 2019 – Present

— Safety, health, environment and sustainability committee, 2019 – Present

∎  Modine Manufacturing Company (a thermal management company), board of directors, 2014 – Present

— Audit committee, 2014 – Present

— Technology committee, 2014 – Present

— Corporate governance and nominating committee (chair), 2021 – Present

∎  Goldman Sachs Merchant Banking Division (a private equity company), 2018 – Present

— Advisor, China-U.S. Industrial Cooperation Fund

∎  Harvard Business School Compensation Committee Program, 2019

ON Semiconductor Corporation 2021 Proxy Statement     15

Management Proposals

Required Vote

Upon recommendation of the Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”), the Board has concluded that re-nominating each Director described above would strike the appropriate balance of perspectives and qualifications on the Board and align with the Company’s current and future business objectives.

To be elected, each of the nominees for Director must receive the affirmative vote of the majority of votes cast, meaning that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” that nominee. Unless you withhold your vote or indicate otherwise on your proxy card, and except in a case of a Broker non-vote, proxies will be voted “FOR” the election of the nominees for Director. The Board has no reason to believe that any of the nominees for Director will be unable to serve. If, however, any one of them should become unavailable, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies will be voted for the substitute nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees for Director in Proposal No. 1.

16     ON Semiconductor Corporation 2021 Proxy Statement

Management Proposals

Proposal No. 2: Advisory (Non-Binding) Resolution to Approve Named Executive Officer Compensation

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking for stockholder approval of the compensation of our named executive officers identified in the “Compensation Discussion and Analysis — Overview” section of this proxy statement (the “NEOs”). The Board of Directors recommends that our stockholders approve such compensation by approving the following advisory resolution:

RESOLVED, that the stockholders of ON Semiconductor Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers identified in the Summary Compensation Table included in this proxy statement as such compensation is described pursuant to Item 402 of Regulation S-K in this proxy statement (which disclosure includes the Compensation Discussion and Analysis and the compensation tables and accompanying footnotes and narratives under the heading “Compensation of Executive Officers” in this proxy statement).

The principal objective of our compensation programs is to attract, retain and motivate highly talented individuals who will deliver competitive financial returns to our stockholders and accomplish our short-term and long-term plans and goals. The Company seeks to accomplish this objective by rewarding performance, both individual and corporate, in a way that is aligned with the short-term and long-term interests of the Company and its stockholders. Consistent with this philosophy, the majority of the total compensation opportunity for each of our NEOs is incentive-based, and a significant portion of such compensation is dependent upon the Company’s or the individual’s achievement of specified and predetermined financial and operational goals. The Company believes that its executive compensation program satisfies the Company’s compensation objectives. We describe our compensation policies and programs in more detail below in this proxy statement, including in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”).

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee of the Board (the “Compensation Committee”), which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by stockholders. If there are a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the voting and will consider whether any actions are necessary to address those concerns.

The Board has previously adopted a policy providing for an annual advisory vote to approve the compensation of our NEOs. Unless the Board modifies its current policy, the next advisory vote will be at the 2022 Annual Meeting.

Required Vote

The affirmative vote of a majority of the votes duly cast on this item is required to approve this Proposal No. 2. Abstentions and Broker non-votes are not treated as votes cast and, therefore, will have no effect on the outcome of this Proposal No. 2.

The Board of Directors recommends a vote “FOR” the advisory (non-binding) resolution to approve the compensation of our NEOs in Proposal No. 2.

ON Semiconductor Corporation 2021 Proxy Statement     17

Management Proposals

Proposal No. 3: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board (the “Audit Committee”): (i) has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm to (1) audit our consolidated financial statements for the year ending December 31, 2021, and (2) render other services as required of them, including to report on the effectiveness of our internal control over financial reporting as of December 31, 2021; and (ii) is seeking ratification of this selection from the stockholders of the Company. PricewaterhouseCoopers has served as the Company’s independent auditor since 1999.

In determining whether to retain PricewaterhouseCoopers as our 2021 independent auditor, the Audit Committee considered, among other things:

•	the historical and recent performance of PricewaterhouseCoopers on our audits;
•	the breadth of knowledge of PricewaterhouseCoopers with respect to our industry and business, our accounting policies and practices and our internal control over financial reporting;
•	the capability and expertise of PricewaterhouseCoopers in handling the breadth and complexity of our worldwide operations;
•	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PricewaterhouseCoopers and its peer firms;
•	the appropriateness of PricewaterhouseCoopers’ fees for audit and non-audit services; and
•	PricewaterhouseCoopers’ independence and tenure as our independent auditor.

Based on this evaluation, the Audit Committee believes that the retention of PricewaterhouseCoopers as our independent auditor for the year ending December 31, 2021 is in the best interest of the Company and our stockholders.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. If present, the representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions by stockholders.

Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by the bylaws of the Company (the “Bylaws”) or otherwise. Nonetheless, the Audit Committee is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values stockholders’ views on our independent auditor.

If the stockholders fail to ratify the selection, the Audit Committee may reconsider the selection of PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a selection would be in our best interest and the best interest of our stockholders.

Audit and Related Fees

The Audit Committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers, as well as the fees charged by PricewaterhouseCoopers for such services. In its review of non-audit services and fees and its selection of PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence. The table below sets forth the aggregate fees for audit and other services provided by PricewaterhouseCoopers for each of the past two fiscal years.

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Management Proposals

Fee Type	2020 ($ in millions)	2019 ($ in millions)
Audit Fees (1)	6.7	7.7
Audit-Related Fees (2)	0.0	0.0
Tax Fees (3)	1.3	1.4
All Other Fees	0.0	0.0

Total Fees	8.0	9.1
(1)

Includes fees billed or expected to be billed for each of 2020 and 2019 for professional services rendered in connection with the audit of our consolidated financial statements, limited reviews of our interim consolidated financial information, audits of the financial statements of certain of our subsidiaries and joint ventures, review of purchase accounting and acquisition matters and assistance with securities offerings, including the review of related documents, preparation of comfort letters and issuance of consents.

(2)	Includes fees for professional services rendered in connection with the annual audit of the ESPP (as defined below).

(3)	Includes fees billed or expected to be billed for each of 2020 and 2019 for professional services rendered in connection with tax consulting, tax compliance, tax audit assistance and transfer pricing.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under the Audit Committee’s charter, the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, except for any de minimis non-audit services that are approved by the Audit Committee prior to the completion of the audit and that qualify for the de minimis exception under federal securities laws and regulations. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit and permitted non-audit services, provided that such decisions shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee’s pre-approval policy (the “Pre-Approval Policy”) requires the Audit Committee to pre-approve certain audit, audit-related, tax and other services to be performed by our independent registered public accounting firm. With certain exceptions, the term of pre-approval is 12 months from the date of pre-approval. The Audit Committee periodically revises the list of pre-approved services. The Audit Committee may delegate pre-approval authority to one or more of its members, who must report any pre-approval decisions to the full Audit Committee, but may not delegate such decisions to management. In granting any such pre-approvals, the Audit Committee considers the extent to which approved services could impair the independence of our independent registered public accounting firm. With respect to each proposed pre-approved service, the auditor must provide the Audit Committee, upon request, with detailed back-up documentation regarding the specific services to be performed. During 2020 and 2019, all audit and permissible non-audit services were pre-approved by the Audit Committee pursuant to the Pre-Approval Policy and its charter.

The Audit Committee has determined that the provision of services described above is compatible with maintaining PricewaterhouseCoopers’ independence.

Required Vote

The affirmative vote of a majority of the votes duly cast on this item is required to approve this Proposal No. 3. Abstentions are not treated as votes cast and, therefore, will have no effect on this Proposal No. 3.

The Audit Committee and the Board of Directors recommend a vote “FOR” the approval of Proposal No. 3.

ON Semiconductor Corporation 2021 Proxy Statement     19

Management Proposals

Proposal No. 4: Approval of an Amendment to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan

The Company’s stockholders are being asked to approve an amendment to increase the cumulative total number of shares of common stock issuable under the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, as most recently amended as of May 17, 2017 (the “ESPP”), by 6,000,000 shares from 28,500,000 shares to 34,500,000 shares. The ESPP provides eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of our common stock through convenient payroll deductions, except where prohibited by law. The Company utilizes proceeds from the sale of ESPP shares for general corporate purposes.

On March 17, 2021 (the “Proposal No. 4 Effective Date”), the Board approved the adoption of an amendment to the ESPP, subject to stockholder approval under this Proposal No. 4. If approved by our stockholders, this Proposal No. 4 will become effective as of the Proposal No. 4 Effective Date and will increase the number of shares of common stock authorized for issuance under the ESPP by 6,000,000 shares, for a cumulative total of 34,500,000 shares (which includes all shares previously issued under the ESPP). If not approved by our stockholders, the amendment described in this Proposal No. 4 will not become effective and our ability to continue using the ESPP will be limited to the remaining share reserve. As of the Proposal No. 4 Effective Date, the total number of shares remaining available for issuance under the ESPP was 2,950,704, and the total number of shares of our common stock outstanding was 416,428,407, resulting in a dilution percentage of 0.71%.

Since January 1, 2018, the percentage of the Company’s employees in the U.S. and Malaysia who participate in the ESPP has increased from 28% to 33%, which accelerated the usage of available shares under the ESPP. In addition, during 2020, our stock price fluctuated between $8.17 and $32.93, and such volatility makes it difficult to predict our future share usage. Consequently, the Board believes it to be in the Company’s best interest to seek to obtain stockholder approval of an increase in the ESPP share reserve at the Annual Meeting. Assuming the approval of this Proposal No. 4 by our stockholders, we expect that the requested increase of 6,000,000 shares, or 1.4% of our total common stock outstanding as of the Proposal No. 4 Effective Date, would allow for at least five additional years of ESPP purchases and will give us the ability to continue to attract and retain the talented employees necessary for our continued growth and success.

Set forth below is a summary of the principal provisions of the ESPP, as amended by the amendment set forth in this Proposal No. 4. The summary is not exhaustive and is qualified by reference to the full text of the ESPP, as amended by the amendment set forth in this Proposal No. 4, which is attached to this proxy statement as Appendix A.

Summary of Material Terms of the ESPP

Purpose. The Board believes that the ESPP encourages ownership of common stock of the Company by all eligible employees and provides incentives for them to exert maximum efforts for the success of the Company and its affiliates. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration. The ESPP is administered by the Compensation Committee. In the discussion that follows with respect to this Proposal No. 4, all references to the “Committee” will mean the Compensation Committee. Subject to the terms of the ESPP, the Committee has the authority to adopt, amend, suspend, waive and rescind rules and regulations as it deems necessary or advisable to administer the ESPP, to correct any defect, supply any omission or reconcile any inconsistency in the ESPP and to construe and interpret the ESPP and the rules and regulations thereunder. The Committee may also make any other decision and determination under the ESPP, including determinations relating to eligibility.

Stock Subject to the ESPP. The total number of shares of common stock authorized for issuance pursuant to the ESPP is 28,500,000. If the ESPP Amendment is adopted, the total number of shares authorized for issuance will be increased to 34,500,000. Shares sold under the ESPP may consist of newly issued shares, treasury stock or stock purchased on the open market. The amount of stock reserved for issuance pursuant to the ESPP is subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions.”

Eligibility. The Committee has the authority to designate the subsidiaries of the Company whose employees may participate in the ESPP. The Committee has delegated to the Chief Executive Officer (the “CEO”) and/or to the President of the Company

20     ON Semiconductor Corporation 2021 Proxy Statement

Management Proposals

the authority to designate new United States and Malaysian subsidiaries of the Company that are eligible to be participating employers in the ESPP, subject to certain restrictions. All employees of the Company or any Company subsidiary designated by the CEO are eligible to participate in the ESPP, so long as such employees are employed by the Company or a subsidiary authorized to participate in the ESPP on the first day of the offering period. An employee is not eligible, however, if he or she owns or has the right to acquire 5% or more of the voting stock of the Company or of any subsidiary of the Company. Also, an employee is not eligible if he or she is normally scheduled to work less than or equal to 20 hours per week or five months per calendar year or if the employee has been employed by the Company for less than 90 days. An employee who is a citizen or resident of a foreign jurisdiction will be ineligible to participate in the ESPP if the offering is prohibited under the laws of such foreign jurisdiction or if compliance with the laws of such foreign jurisdiction would cause the offering to violate Section 423 of the Code. The ESPP is intended to be a broad-based compensation plan and currently the only subsidiaries of the Company whose employees are eligible to participate in the ESPP are certain of the Company’s United States and Malaysian subsidiaries. As of December 31, 2020, there were approximately 9,500 employees eligible to participate in the ESPP, subject to limitations of local law and tax policy.

Enrollment and Contributions. Eligible employees voluntarily elect whether to enroll in the ESPP. Currently, employees may join for a period of three months, which is the maximum offering period provided for in the ESPP. Employees who have joined the ESPP are automatically re-enrolled for additional rolling three-month periods so long as the employee remains eligible under the rules of the ESPP. However, an employee may cancel his or her enrollment at any time, subject to certain provisions of the ESPP. Employees may contribute to the ESPP through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. From time to time, the Committee may establish a lower or higher maximum permitted contribution percentage. An employee may change the payroll contribution amount for a future offering period by filing a new enrollment form at least two weeks prior to the beginning of the offering period. An employee may discontinue payroll contributions during an offering period by filing a new enrollment form, and the change will be effective for the next payroll after the enrollment form is received.

Purchase of Shares. At the end of each offering period, each participating employee’s payroll deductions are used to purchase shares of common stock for the employee. The price of the shares purchased will be 85% of the lower of: (i) the stock’s fair market value on the first day of the three-month offering period; or (ii) the stock’s fair market value on the last day of the offering period. Currently, during any single offering period, no employee may purchase more than the lesser of: (i) 500 shares of common stock; or (ii) the number of shares derived by dividing $6,250 by 100% of the fair market value of one share of common stock on the first day of the offering period. In the event that an employee’s payroll contribution is greater than the amount the employee is able to purchase, the excess amount will be returned to the employee as soon as practicable after the end of the offering period.

Termination of Participation. Participation in the ESPP terminates when a participating employee’s employment with the Company and its subsidiaries ceases for any reason, the employee withdraws from the ESPP, the employee becomes ineligible to participate under the rules of the ESPP, whether by amendment of the ESPP or otherwise, or the ESPP is terminated.

Adjustment Provisions. In the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affecting the stock, the number and kind of shares subject to the ESPP will be proportionally adjusted by the Committee.

Amendment, Modification and Termination of the ESPP. The Board may amend or terminate the ESPP at any time for any reason unless stockholder approval is required by federal or state law or regulation or the rules of the automated quotation system or stock exchange on which the Company’s common stock is quoted or listed, or is necessary in order for the ESPP to continue to meet the requirements of Section 423 of the Code. If stockholder approval is required, such approval must be obtained within one year of Board action. No amendment or termination of the ESPP may materially and adversely affect the rights of a participant without such participant’s consent.

Federal Income Tax Information. The following is a brief summary of certain of the federal income tax consequences of the purchase of shares of stock under the ESPP. This summary is not intended to be exhaustive and does not describe state, local or foreign income tax consequences that may also be applicable. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of rights under the ESPP. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the

ON Semiconductor Corporation 2021 Proxy Statement     21

Management Proposals

Company will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws and is not covered by the summary below. Under a plan which qualifies as an employee stock purchase plan under Section 423 of the Code, as a general rule, an employee does not recognize taxable income when shares of stock are purchased through the ESPP. An employee will, however, generally recognize taxable income upon the sale or disposition of stock purchased through the ESPP. For shares that are disposed of more than 24 months after the first day of the offering period under which shares were purchased and more than one year after the actual purchase date of those shares (a “qualifying disposition”), the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of: (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares; or (ii) the excess of the fair market value of the shares on the start date of the offering period over the purchase price (however, if the purchase price is based on the lower of the value of the stock on the first day of the offering period or the purchase date, the purchase price discount is computed as of the first day of the offering period for this purpose). Any additional gain above that amount is taxed at the long-term capital gains rates. If the employee sells the stock for less than the purchase price, there will be no ordinary income. Instead, the employee will have a long-term capital loss for the difference between the sale price and the purchase price. If a participant disposes of shares during the 24-month period after the first day of the offering period in which shares were purchased or within one year after the actual purchase date of the shares (a “disqualifying disposition”), the employee will recognize ordinary income in the year of such sale or disposition on the difference between the purchase price and the fair market value of the stock on the actual purchase date, regardless of whether there is any gain upon such disposition. Any additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss). The purchase date starts the holding period for determining whether the gain (or loss) is short-term or long-term.

Tax Consequences to the Company or Its Affiliates. If an employee makes a disqualifying disposition, the Company or an affiliate of the Company generally will receive a deduction equal to the amount of ordinary income an employee must recognize for the year of the disqualifying disposition. Neither the Company nor any affiliate of the Company will receive a deduction for qualifying dispositions.

New Plan Benefits. Benefits under the ESPP will depend on the number of employees who elect to participate in the ESPP and the fair market value of the Company’s stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by participants in the ESPP.

Prior Purchases under the ESPP. The following table sets forth the purchases made in the 2020 fiscal year under the ESPP by each of the NEOs, the Company’s current executive officers as a group, current non-employee Directors (“Outside Directors”) as a group, each of the nominees for Director, all other current employees, including current officers who are not executive officers, as a group, each associate of any Directors, executive officers or nominees for Director and each other person who received, or is to receive, 5% of such options, warrants or rights.

22     ON Semiconductor Corporation 2021 Proxy Statement

Management Proposals

Plan Benefits Table

Name	Number of Shares Purchased
NEOs
Hassane S. El-Khoury, President and Chief Executive Officer	—
Keith D. Jackson, Former President and Chief Executive Officer	—
Bernard Gutmann, Former Executive Vice President, Chief Financial Officer and Treasurer	—
William A. Schromm, Former Executive Vice President and Chief Operating Officer	—
Vincent C. Hopkin, Executive Vice President and General Manager, Advanced Solutions Group	1,261
Simon Keeton, Executive Vice President and General Manager, Power Solutions Group	1,357
All current executive officers, as a group	6,438
Atsushi Abe	—
Alan Campbell	—
Susan K. Carter	—
Thomas L. Deitrich	—
Gilles Delfassy	—
Bruce E. Kiddoo	—
Paul A. Mascarenas	—
Gregory L. Waters	—
Christine Y. Yan	—
All current Outside Directors, as a group (1)	—
All current employees (including officers who are not current executive officers), as a group	1,831,818
Each associate of any of such Directors, executive officers or nominees (2)	—

Each other person who received or is to receive 5% of such options, warrants or rights (3)	—
(1)	Outside Directors are not eligible to participate in the ESPP.

(2)	No such associates are eligible to participate in the ESPP.

(3)	No such person is eligible to receive 5% of purchase rights under the ESPP.

Required Vote

The affirmative vote of a majority of the votes duly cast on this item is required to approve this Proposal No. 4. Abstentions and Broker non-votes are not treated as votes cast and, therefore, will have no effect on the approval of this Proposal No. 4.

The Board of Directors recommends a vote “FOR” the approval of an amendment to the 2000 Employee Stock Purchase Plan as described in this Proposal No. 4.

ON Semiconductor Corporation 2021 Proxy Statement     23

Management Proposals

Proposal No. 5: Approval of Amendments to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan

The Company’s stockholders are being asked to approve certain amendments to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as most recently amended as of May 17, 2017 (the “2010 SIP”).

General Information

Under its current terms, the 2010 SIP will expire on the date of the 2022 Annual Meeting and provides for the grant of incentive stock options, non-qualified stock options, time-based restricted stock units (“RSUs”), restricted stock, performance shares, performance share units, performance cash awards, stock appreciation rights (“SARs”) and stock grant awards. For the reasons set forth in this Proposal No. 5, the Company believes that it is prudent to seek stockholder approval at the Annual Meeting to approve certain amendments to the 2010 SIP as described in this Proposal No. 5.

Among other amendments described below, Proposal No. 5 proposes to increase the number of authorized shares under the 2010 SIP from 87,000,000 shares to 109,500,000 shares. Based on estimated share usage as of March 17, 2021 (the “Proposal No. 5 Effective Date”), we do not expect that the 2010 SIP’s share reserve will be depleted before the 2022 Annual Meeting. However, given the Company’s belief that there is a need to increase the share reserve for the ESPP at this time (as described in Proposal No. 4), and because the Company believes that we will need to extend the term of the 2010 SIP or adopt a new stock incentive plan prior to the 2010 SIP’s current expiration date at the 2022 Annual Meeting, the Company has determined that seeking stockholder approval of this Proposal No. 5 is a prudent and administratively efficient course of action. The Board believes that the proposed 22,500,000 share increase to the 2010 Plan’s share reserve described below in this Proposal No. 5 will provide us with sufficient shares for our equity compensation program for at least five years. If this Proposal No. 5 is approved by our stockholders, it will become effective as of the Proposal No. 5 Effective Date. If this Proposal No. 5 is not approved by our stockholders, awards will continue to be made under the 2010 SIP as currently in effect, to the extent shares are available, until the 2010 SIP expires on the date of the 2022 Annual Meeting.

As shown in the following table, based on the burn rate methodology used by the Company, the Company’s three-year average annual burn rate as of December 31, 2020 is 1.23%. If adjusted to utilize the same burn rate methodology as Institutional Shareholder Services Inc. (“ISS”), the Company’s three-year average annual burn rate as of December 31, 2020 is 1.85%, which is well below the adjusted “burn rate benchmark” of 6.23% for the Company’s industry as calculated using ISS’s burn rate methodology. If adjusted to reflect forfeitures due to employee terminations, then the Unadjusted Burn Rate (as calculated below) would be 1.08% and the Adjusted Burn Rate (as calculated below) would be 1.61%.

Year	Unadjusted Total (1) (a)	Adjusted Total (2) (b)	Weighted Average Number of Common Shares Outstanding (3) (c)	Unadjusted Burn Rate (%) (2) (d)	Adjusted Burn Rate (%) (2) (e)
2020	6.55	9.825	410.7	1.60	2.39
2019	5.45	8.175	410.9	1.33	1.99
2018	3.27	4.905	423.8	0.77	1.16
		3-year average:		1.23	1.85

Shares are stated in millions, rounded to conform to the Company’s annual report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 16, 2021 (the “Form 10-K”), where applicable.

(1)

The disclosed amount reflects the number of performance-based restricted stock units (“PBRSUs”) that were granted during the applicable year. Performance metrics for PBRSUs are further described in this proxy statement under the heading “Compensation of Executive Officers — 2020, 2019 and 2018 Awards of Equity.”

(2)

Adjusted Total includes column (e) as adjusted to reflect that ISS considers full value awards to be more valuable than stock options. The adjustment is made based on the Company’s annual stock price volatility, such that one full value award will count as 1.5 option shares. “Unadjusted Burn Rate” is computed by dividing the amount in column (a) by the amount in column (c). “Adjusted Burn Rate” is computed by dividing the amount in column (b) by the amount in column (c).

(3)	Rounded to the nearest $0.1 million as disclosed in the Form 10-K and the Company’s annual reports on Form 10-K for the years ended December 31, 2019 and 2018.

Summary of Proposed Amendments to, and Other Material Terms of, the 2010 SIP

On the Proposal No. 5 Effective Date, the Board approved, subject to stockholder approval, the amendments to the 2010 SIP that we are now asking stockholders to approve in this Proposal No. 5. The proposed amendments to the 2010 SIP that have been approved by the Board are:

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Management Proposals

•	Extended Term. The extension of the term under the 2010 SIP from the date of the 2022 Annual Meeting through March 17, 2031 (the “Expiration Date”).

•

Share Reserve Increase. The increase of the share reserve in the 2010 SIP (which is the specified number of shares that, over the life of the 2010 SIP since its original inception in 2010, may be made subject to awards) by 22,500,000 shares to a cumulative total of 109,500,000 shares (which would include all shares previously issued under the 2010 SIP and the ON Semiconductor Corporation 2000 Stock Incentive Plan (the “2000 SIP”)).

•

Elimination of Code Section 162(m) Provisions. The removal of references in the 2010 SIP to the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation and related provisions under Section 162(m) of the Code (“Section 162(m)”) given that such provisions were repealed by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) and are now obsolete for tax purposes.

Set forth below is a summary of the material terms of the 2010 SIP, as amended by the amendments contained in this Proposal No. 5. The summary is not exhaustive and is qualified by reference to the full text of the 2010 SIP, as amended by the amendments set forth in this Proposal No. 5, which is attached to this proxy statement as Appendix B. Capitalized terms used but not defined herein have the meanings given to such terms in the 2010 SIP.

Term, Amendment, Modification and Termination. Subject to the Board’s right to amend or terminate the 2010 SIP at any time, unless our stockholders approve the amendments described under this Proposal No. 5, the 2010 SIP will expire on, and no award may be granted under the 2010 SIP following, the date of the 2022 Annual Meeting. Any awards outstanding on the date of the 2022 Annual Meeting will remain in effect according to the terms of the applicable Award Agreement and the 2010 SIP.

Purpose. The Board believes that the 2010 SIP promotes the success and enhances the long-term growth of the Company. The 2010 SIP was designed to provide participants with an incentive for outstanding performance in order to generate superior returns for the Company’s stockholders. The Board believes that this alignment between participant incentives and stockholder value is in the best interest of the Company and its stockholders. The Board also believes that the 2010 SIP allows the Company to attract, retain and motivate individuals upon whose judgment, interest and effort the successful conduct of the Company’s operations is largely dependent.

Administration. The 2010 SIP provides that it will be administered by the Compensation Committee or another committee (referred to as a subcommittee) of the Board. In the discussion that follows with respect to this Proposal No. 5, references to the “Committee” will mean the committee (or subcommittee) of the Board appointed to administer the 2010 SIP. Each Committee member (or member of any applicable subcommittee of the Committee) must be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act if required to meet the conditions of exemption for awards from Section 16(b) of the Exchange Act. Due to the repeal of the performance-based exception under Section 162(m), this Proposal No. 5 contemplates the removal of a provision in the 2010 SIP that, for specified grants, required Committee members to meet the committee independence requirements in Section 162(m). The Committee, by majority action, is authorized to interpret the 2010 SIP, to prescribe, amend and rescind rules and regulations relating to the 2010 SIP, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary for the administration of the 2010 SIP to the extent they are not contrary to express provisions of the 2010 SIP.

The Committee has the authority, without limitation, to determine: (i) the participants who are entitled to receive awards under the 2010 SIP; (ii) the types of awards; (iii) the times when awards shall be granted; (iv) the number of awards; (v) the purchase price or exercise price of awards, if any; (vi) the period(s) during which such awards shall be exercisable (whether in whole or in part); (vii) the restrictions applicable to awards; (viii) the form of each Award Agreement; (ix) the other terms and provisions of any award; and (x) the schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award and accelerations or waivers thereof, based in each case on such considerations as the Committee, in its sole discretion, determines. The Committee also has the authority to modify existing awards to the extent permitted under the 2010 SIP.

Pursuant to the Amended and Restated Guidelines on the Delegation of Authority to the Chief Executive Officer to Make Certain Awards or other specific written delegation promulgated from time to time by the Committee in accordance with applicable law and subject to certain restrictions and limitations (the “Delegated Authority Guidelines”), the CEO has the authority to grant awards to individuals to expedite the hiring process and retain talented employees. However, the CEO does not have the authority to grant awards to any Director or “Senior Officer” (as such term is defined in the Delegated Authority Guidelines) or to grant awards above certain dollar thresholds.

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Management Proposals

Stock Subject to the 2010 SIP. Subject to adjustment in the event of certain changes in capital structure as described below under “Adjustment Provisions,” as of February 25, 2021, 16,908,154 shares of stock were reserved and available for awards granted under the 2010 SIP. If this Proposal No. 5 is approved by our stockholders, the number of shares available for grant would be increased by 22,500,000 shares to 39,408,154 shares. The 2010 SIP contains what is commonly referred to as a “fungible” share counting mechanism under which full value awards (that is, awards other than options and SARs) deplete the share reserve by 1.58 shares for each share underlying the award, and options and SARs deplete the share reserve by one share for each share underlying the option or SAR award. Under the 2010 SIP, if an award terminates, expires, lapses or is settled in cash rather than shares, the number of shares that was debited from the share reserve upon granting the award is added back – 1.58 shares for full value awards and one share for options and SARs. The maximum number of shares of stock that may be issued as incentive stock options under the 2010 SIP is 6,000,000. Shares delivered pursuant to the 2010 SIP may consist of authorized but unissued stock, treasury stock or stock purchased on the open market.

The exercise of a stock-settled SAR or Broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the 2010 SIP’s share reserve by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2010 SIP.

Eligibility. All employees (including officers), Outside Directors and consultants of the Company and its affiliates are eligible to be selected to receive awards under the 2010 SIP, subject to Committee discretion as described below. On the Proposal No. 5 Effective Date, there were approximately 14,357 employees, 10 Outside Directors and 5,543 consultants eligible to participate in the 2010 SIP, subject to limitations of local law and tax policy. Subject to certain conditions, prospective employees, Outside Directors and consultants may also be granted awards. Any such awards to prospective employees, Outside Directors or consultants may not vest, become exercisable, be issued or become effective before the individual begins providing services.

The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of non-U.S. jurisdictions, to allow for tax-favored treatment of awards granted to participants who reside outside of the United States or to otherwise provide for participation by participants who reside outside of the United States. The Committee may also approve any sub-plans, supplements to or amendments, restatements or alternate versions of the 2010 SIP as the Committee deems necessary to accomplish these purposes without affecting the terms of the 2010 SIP as in effect for any other purpose, provided that these documents do not increase the share limitations set forth in the 2010 SIP.

Types of Awards. The following types of awards may be granted pursuant to the 2010 SIP:

•

Stock Options. A stock option entitles the participant to purchase shares of stock in the future at a specified price. Both incentive stock options and non-qualified stock options may be granted under the 2010 SIP. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the 2010 SIP will be at least 100% of the fair market value of the common stock on the Grant Date. Stock options may be exercised as determined by the Committee, but no option may be exercised more than seven years from the Grant Date. The Committee will determine the methods by which the exercise price of an option may be paid and the form of payment. Special rules will apply to incentive stock options as provided in the 2010 SIP. Unless otherwise provided in the applicable Award Agreement, and subject to other conditions applicable to incentive stock options, an option will lapse immediately if a participant’s employment or services are terminated for Cause. A participant will have no rights as a stockholder with respect to options until the shares of stock are actually issued in connection with the award.

•

RSUs. An RSU award gives the participant the right to receive common stock or a cash payment equal to the fair market value of the common stock (determined as of a specified date) in the future, subject to certain restrictions and the risk of forfeiture. Participants holding RSUs have no voting rights with respect to the shares of stock subject to their RSU awards prior to the issuance of such shares. If the Committee grants a dividend equivalent with respect to an RSU award that vests based on the achievement of performance goals, the 2010 SIP provides that in no event will such dividend equivalent be paid unless and until such RSU award vests or is earned by satisfaction of the applicable performance goals.

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Management Proposals

•

Restricted Stock. A restricted stock award is a grant of a specified number of shares of common stock that are subject to restrictions that limit the participant’s ability to transfer the stock and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Committee. Unless otherwise specified in the Award Agreement, if the participant terminates employment during the restriction period, the unvested restricted stock is forfeited. An award of restricted stock may include the right to vote the stock during the restriction period.

•

Performance Shares. A performance share award gives the participant the right to receive common stock, contingent on achievement of certain performance goals specified by the Committee during a performance period specified by the Committee. If the Committee grants a dividend equivalent with respect to a performance share award, the 2010 SIP provides that in no event will such dividend equivalent be paid unless and until such performance share award vests or is earned by satisfaction of the applicable performance goals.

•

Performance Share Units. A performance share unit award gives the participant the right to receive common stock, a cash payment or a combination of stock and cash, contingent on achievement of certain performance goals specified by the Committee during a performance period specified by the Committee. If the Committee grants a dividend equivalent with respect to a performance share unit award, the 2010 SIP provides that in no event will such dividend equivalent be paid unless and until such performance share unit award vests or is earned by satisfaction of the applicable performance goals.

•

Performance Cash Awards. A performance cash award gives the participant the right to receive a cash payment, contingent on achievement of certain performance goals specified by the Committee during a performance period specified by the Committee.

•

SARs. A SAR gives the participant the right to share in the appreciation in value of one share of common stock. Appreciation is calculated as the excess, if any, of the fair market value of a share of common stock on the date of exercise over the price fixed by the Committee on the Grant Date, which may not be less than the fair market value of a share of common stock on the Grant Date. Payment for SARs shall be made in stock. SARs are exercisable at such times and subject to such restrictions and conditions as the Committee approves, provided that no SAR may be exercised more than seven years following the Grant Date.

•

Stock Grant Awards. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of common stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration or in lieu of cash compensation due to any participant.

Section 162(m)-Specific Provisions. The 2010 SIP contains provisions relating to certain awards that were intended to comply with the performance-based compensation exception under Section 162(m) and places certain limits on the size of awards that could be granted to certain employees if the awards were intended to qualify for the performance-based compensation exception under Section 162(m). The Tax Act eliminated the performance-based compensation exception under Section 162(m), except with respect to certain grandfathered awards. As a result of this change in tax laws, we are no longer able to grant awards that qualify for the performance-based compensation exception and, consequently, the provisions in the 2010 SIP that apply only to such awards are no longer of any effect. For this reason, if approved by stockholders, the amendments described in this Proposal No. 5 would remove these Section 162(m)-specific provisions, including the individual award limits referenced above. Nevertheless, the 2010 SIP retains provisions relating to awards that were not intended to qualify for this exception and the Company may continue to grant awards under the 2010 SIP that contain vesting or other terms that relate to performance-based conditions.

The Committee has the discretion to select the length of the performance period (which may be one or more periods of time of varying and overlapping durations, over which the attainment of one or more performance goals will be measured), the type of performance compensation award to be issued, the kind and/or level of performance goal or goals and whether the performance goal or goals apply to the Company, an affiliate or any division or business unit of any of them, or to the individual participant or any group of participants. The Committee also has the discretion to evaluate the achievement of the performance goals in a manner that includes or excludes certain events that may occur during the performance period.

Minimum Vesting Periods. Full value awards, such as restricted stock, RSUs, performance shares and performance share units, are subject to minimum vesting periods under the 2010 SIP. Full value awards that are exclusively subject to time-based vesting must have a vesting period of at least three years, while stock options, SARs and awards that are subject to performance-based vesting must have a vesting period of at least one year. These awards may vest in increments during the

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Management Proposals

applicable vesting period. The Committee, in its discretion, may provide in the applicable Award Agreement for any full value award that the award vests, in whole or in part, on the participant’s termination of employment. The Committee may grant full value awards that are not subject to the minimum vesting requirements, provided that the sum of the number of shares of common stock subject to these awards plus the number of shares of stock subject to stock grant awards does not exceed 5% of the shares of stock available for the grant of awards pursuant to the 2010 SIP.

Outside Director Award Limit. Subject to adjustment upon the occurrence of any of the events indicated in Section 5.3 of the 2010 SIP, the maximum number of shares of stock that may be granted to any participant who is an Outside Director during any calendar year is 40,000 shares of stock.

Restrictions. The Committee may impose such restrictions on any awards under the 2010 SIP as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the common stock is then listed and under any blue sky or state securities law applicable to the awards.

Change in Control. Under the 2010 SIP, upon a Change in Control, the Board has the discretion to provide that all or part of any outstanding options, SARs and other awards shall become fully exercisable and all or part of the restrictions on outstanding awards shall lapse. Upon, or in anticipation of, such an event, the Committee may cause every award outstanding under the 2010 SIP to terminate at a specific time in the future and shall give each participant the right to exercise awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

Non-transferability. The Committee may, in its sole discretion, determine the right of a participant to transfer any award granted under the 2010 SIP. Unless otherwise determined by the Committee, no award granted under the 2010 SIP may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order in favor of a spouse (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, but for the fact that the order pertains to an award), or, if applicable, until the termination of any restricted or performance period as determined by the Committee. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Adjustment Provisions. If there is a change in the outstanding shares of common stock because of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of stock available under the 2010 SIP and subject to each outstanding award, and its stated exercise price or the basis upon which the award is measured, will be adjusted appropriately by the Committee. Moreover, in the event of such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2010 SIP such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any option or SAR that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code (“Section 409A”), any adjustment shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A.

Amendment, Modification and Termination of the 2010 SIP. The Board has discretion to terminate, amend or modify the 2010 SIP at any time. Any such action of the Board is subject to the approval of the stockholders to the extent required by law, regulation or the rules of any exchange on which the common stock is listed, quoted or traded. To the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the 2010 SIP. Except as otherwise provided in the 2010 SIP, the Board, the CEO and the Committee may not do any of the following without stockholder approval: (i) reduce the purchase price or exercise price of any outstanding award, including any option or SAR; (ii) increase the number of shares available under the 2010 SIP (except in connection with any adjustment described in the “Adjustment Provisions” section above); (iii) grant options with an exercise price that is below fair market value of a share of common stock on the Grant Date; (iv) reprice previously granted options or SARs; (v) cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price for the original option or SAR; or (vi) expand the: (1) class of participants eligible to receive an award under the 2010 SIP, or (2) types of awards available for grant under the 2010 SIP. The 2010 SIP or any Award Agreement may also be amended to comply with Section 409A or to exclude or exempt the 2010 SIP or any Award Agreement from the requirements of Section 409A.

Tax Withholding. The Company may withhold, or require a participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state and local withholding tax requirements on any award under the 2010 SIP. To the extent permissible under applicable tax, securities and other laws, the Company may, in its sole discretion, allow a participant to

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Management Proposals

satisfy a tax withholding requirement by, among other means, directing the Company to apply shares of the Company’s common stock to which the participant is entitled pursuant to the award to satisfy the withholding amount.

Federal Income Tax Information. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2010 SIP based on current federal income tax laws, which are subject to change. This summary is not intended to be exhaustive and does not describe state, local or foreign income tax consequences that may be applicable. Participants in the 2010 SIP should consult their own professional tax advisors concerning tax aspects of rights under the 2010 SIP. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Generally, with the exception of a stock grant award (which is vested at the time of grant) or a restricted stock award with respect to which a participant has timely filed an election under Section 83(b) of the Code, a participant will not recognize taxable income with respect to any award at the time of grant. A participant will recognize income on a stock grant award at the time of grant. If a participant who receives a restricted stock grant makes an election under Section 83(b) of the Code, the participant will recognize income on the award at the time of grant. Any gain or loss on the participant’s subsequent disposition of the shares will receive long-term or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Upon exercise of a non-qualified stock option, the lapse of restrictions on restricted stock (with respect to which a Section 83(b) election was not filed), the issuance of shares or payment of cash upon exercise or disposition of SARs or the issuance, as applicable, of shares or cash upon settlement of RSUs, performance shares, performance share units or performance cash awards, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award or the shares issued, if any (or, in the case of an option, the exercise price) and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. Subject to potential deduction limitations under Section 162(m) and Section 280G of the Code, the Company will generally be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant. Any gain or loss on the participant’s subsequent disposition of the shares of the Company’s common stock will receive long-term or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A participant who is granted an incentive stock option generally will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If a participant sells or disposes of the stock acquired upon the exercise of an incentive stock option after the later of two years from the Grant Date or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, resulting in a disqualifying disposition, the incentive stock option will not meet the requirements for this tax-favored treatment. Instead, the participant would recognize ordinary income in the year of the disposition. The amount of such ordinary income generally is the lesser of: (i) the difference between the amount realized on the disposition and the exercise price; or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income would be treated as a long-term or short-term capital gain, depending on whether the stock was held for more than one year, and the Company would not receive a tax deduction for such gain. The Company, in the year of the disqualifying disposition, is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) or Section 280G of the Code and so long as the Company appropriately reports such income, if required.

Recipients of stock-based awards that earn dividends (other than restricted stock awards with respect to which a Section 83(b) election has been made) or dividend equivalents will recognize taxable ordinary income on any dividend and dividend equivalent payments received with respect to such awards, which income is subject to withholding for U.S. federal income and employment tax purposes if the recipient of the award is an employee. The Company is generally entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) or Section 280G of the Code. Under Section 409A, the definition of deferred compensation arrangements potentially includes, among other forms of compensation, below-market option and SAR grants, as well as RSUs, performance shares, performance share units and performance cash awards. If awards that are subject to Section 409A fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation, if any, conferred by the award, pay an additional 20% excise tax and, potentially, an additional interest penalty tax. The Company intends (but cannot and does not guarantee) that awards granted under the 2010 SIP will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the 2010 SIP in such a manner. Under the net investment income

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Management Proposals

tax introduced under the Patient Protection and Affordable Care Act, dividends paid to and capital gains recognized by individuals with incomes over certain threshold amounts may be subject to an additional 3.8% tax on investment income.

Tax Consequences to the Company or Its Affiliates. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the affiliate for which the participant performs services will generally be entitled to a corresponding deduction, subject to potential deduction limitations under Section 162(m) and Section 280G of the Code.

Grants under the 2010 SIP. Grants under the 2010 SIP are made in the discretion of the Committee (or the CEO, to the extent of any delegation as described above). Consequently, it is not possible to predict the future grants that will be made and benefits that will be received by participants pursuant to the 2010 SIP. The below table represents all equity awards granted under the 2010 SIP from adoption through the Proposal No. 5 Effective Date to the NEOs, current executive officers as a group, current Outside Directors as a group, all other current employees, including current officers who are not executive officers, as a group, each associate of any of such Directors, executive officers or nominees for Director and each other person who received or is to receive 5% of such options, warrants or rights. The below amounts do not include adjustments for full value awards as described under “Stock Subject to the 2010 SIP” above or canceled awards or forfeited shares due to performance awards not being earned. As of the Proposal No. 5 Effective Date, the closing price of the Company’s common stock on The Nasdaq Global Select Market LLC (“Nasdaq”) was $41.83.

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Management Proposals

Name	Shares Underlying Options (#) (1)	Shares Underlying Performance-Based Awards (#) (2)	Shares Underlying Stock and Time-Based Awards (#)
NEOs
Hassane S. El-Khoury, President and Chief Executive Officer	0	490,639	175,659
Keith D. Jackson, Former President and Chief Executive Officer	476,191	3,473,159	1,670,857
Bernard Gutmann, Former Executive Vice President, Chief Financial Officer and Treasurer	173,933	812,951	499,854
William A. Schromm, Former Executive Vice President and Chief Operating Officer	54,366	975,420	508,814
Vincent C. Hopkin, Executive Vice President and General Manager, Advanced Solutions Group	25,000	340,759	192,104
Simon Keeton, Executive Vice President and General Manager, Power Solutions Group	12,800	332,980	206,130
All current executive officers, as a group	210,045	2,915,607	1,498,790
Atsushi Abe	20,000	—	167,491
Alan Campbell	—	—	80,376
Susan K. Carter	—	—	3,968
Thomas L. Deitrich	—	—	4,390
Gilles Delfassy	—	—	79,925
Bruce E. Kiddoo	—	—	2,854
Paul A. Mascarenas	—	—	89,635
Gregory L. Waters	—	—	2,854
Christine Y. Yan	—	—	30,609
All current Outside Directors, as a group	20,000	—	462,102
All current employees (including officers who are not current executive officers), as a group	2,873,792	12,959,023	26,214,084
Each associate of any of such Directors, executive officers or nominees	0	0	0
Each other person who received or is to receive 5% of such options, warrants or rights	0	0	0
(1)

For a further description of options granted to our NEOs, see the “Outstanding Equity Awards at Fiscal Year-End 2020” table below in this proxy statement, and for a further description of options granted to our Outside Directors, see the “2020 Compensation of Directors” table below in this proxy statement.

(2)	Amounts shown in this column represent the number of PBRSUs granted under the 2010 SIP assuming that the target levels of performance goals are achieved.

Required Vote

The affirmative vote of a majority of the votes duly cast is required to approve this Proposal No. 5. Abstentions and Broker non-votes are not treated as votes cast and therefore will have no effect on the outcome of this Proposal No. 5.

The Board of Directors recommends a vote “FOR” the approval of amendments to the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan, as described in this Proposal No. 5.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board met 11 times in 2020, and the committees, including any special committees, of the Board held a total of 30 meetings. Each incumbent Director serving during 2020 attended all Board and applicable committee meetings held during his or her period of service in 2020. We do not currently have a policy with regard to Directors’ attendance at annual meetings of stockholders. Due to public health concerns related to the novel coronavirus 2019 (“COVID-19”) pandemic, only two of our Directors serving during 2020 attended the annual meeting of stockholders held on May 20, 2020 (the “2020 Annual Meeting”).

Board Refreshment and Diversity

Director Refreshment Initiative

During the Board’s 2020 self-evaluation process, the Board determined that a refreshment initiative was necessary in order to restore the appropriate balance between the knowledge and understanding of our business that comes from longer-term service on the Board and the fresh ideas and perspective that can come from adding new members. During this process, the Board also considered the need for various forms of diversity, including age, professional background, gender, racial and ethnic diversity, and the tenure of certain Directors serving on our Board at that time. In connection with that initiative, four Outside Directors were appointed by the Board. As a result of these recent additions to the Board, and as further evidence of the Board’s commitment to director refreshment, the average board tenure for our Outside Directors was reduced by more than two years. Our Outside Directors who have been nominated for re-election to the Board have a balance of tenure (average tenure of 4 years), age (average age of 61 years) and racial, ethnic and gender diversity (33.3% of the Outside Directors) that provides our Board with an effective mix of experience and fresh perspective.

Diversity

We endeavor to have a board representing diverse experiences in areas that are relevant to the Company’s global activities. When the Corporate Governance and Nominating Committee considers diversity, as it did in connection with the Board’s 2020 refreshment initiative, it may consider diversity of experience, skills and viewpoints, as well as traditional diversity concepts, such as race, ethnicity or gender, as it deems appropriate. In particular, we value international business experience and, as such, our directorship mix reflects that emphasis. With respect to traditional diversity concepts, two of our Board members self-identify as Asian. The Board will continue to evaluate from time to time the addition to the Board of any Director candidate that may complement the knowledge, skills and experience possessed by the nominees for Director to ensure that the composition of the Board appropriately reflects changes in the Company’s evolving business.

Considerations for Independence Determinations

Independence Determination

The Board has determined that the following Directors serving on the Board during 2020 are independent according to the applicable rules of the SEC and the listing standards of Nasdaq: Atsushi Abe, Alan Campbell, Susan K. Carter, Curtis J. Crawford, Ph.D., Thomas L. Deitrich, Gilles Delfassy, Emmanuel T. Hernandez, Bruce E. Kiddoo, Paul A. Mascarenas, Daryl A. Ostrander, Ph.D., Teresa M. Ressel, Gregory L. Waters and Christine Y. Yan.

Transactions and Relationships Considered in Independence Determinations

Consistent with Nasdaq listing standards, in making its independence determinations, the Board considered transactions occurring since the beginning of 2018 between the Company and the Directors, members of their immediate families and entities associated with the Directors or members of their immediate families. The Board determined that no “categorical” bars to independence under Nasdaq listing standards applied to any of the Outside Directors. In making its determination that no relationships exist that, in the opinion of the Board, would impair the independence of any of the Outside Directors, the Board considered the associations certain of our Outside Directors have with other companies, including other companies in the semiconductor industry, as disclosed in their biographies and discussed further below. In each applicable instance, the amounts paid to and/or received from each organization (and ON Semiconductor) were below the 5% of consolidated revenue of the recipient entity threshold set forth in Nasdaq listing standards. The following table contains the transactions occurring since January 1, 2018 that the Board considered in determining the independence of the current Outside Directors, each of whom is a nominee for Director:

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The Board of Directors and Corporate Governance

Director	Outside Affiliation	Consideration
Atsushi Abe	Fujitsu Ltd. (board of directors)

•  Sales of component semiconductor devices and non-recurring engineering (“NRE”) charges

•  Purchases of professional and manufacturing support services, spares, foundry services, manufacturing equipment, industrial supplies, hardware, software, assembly and test services and other products and services

•  The Company’s acquisition of ON Semiconductor Aizu Co., Ltd., which is a consolidated subsidiary of the Company and former subsidiary of Fujitsu Ltd.

Susan K. Carter	Air Products and Chemicals, Inc. (board of directors)	• Purchases of manufacturing equipment, gases, chemicals, manufacturing support and professional services, spares and facility leases
Thomas L. Deitrich	Itron, Inc. (president and chief executive officer and board of directors)

•  Sales of standard products, directly and through distributors

•  The Board determined that the above transactions were made in the ordinary course of business at arm’s-length and that Mr. Deitrich did not have a material direct or indirect interest in any commercial transactions

Gilles Delfassy	Cavendish Kinetics, Inc. (“Cavendish”) (board of directors)	• Sales of standard wafer products to Qorvo, Inc., which acquired Cavendish in 2019
Paul A. Mascarenas	BorgWarner, Inc. (“BorgWarner”) (board of directors) Society of Automotive Engineers International (“SAE”) (board of directors and president)

•  Sales of standard products made by the Company to BorgWarner and affiliates and to Delphi Technologies PLC and its affiliates, which merged with BorgWarner in October 2020

•  Minor sponsorship of a design and technology challenge hosted by SAE

Gregory L. Waters	Sierra Wireless, Inc. (board of directors)	• Sales of standard products and wireless hardware chips made by the Company
Christine Y. Yan	Stanley Black & Decker, Inc. (former president of Asia)	• Sales and purchases of products during 2018

The following table contains the transactions occurring since January 1, 2018 that the Board considered in determining the independence of former Directors, each of whom served as a Director during a portion of the 2020 fiscal year:

Former Director	Outside Affiliation	Consideration
Curtis J. Crawford, Ph.D.	Xylem, Inc. (board of directors)	• Purchases of manufacturing spares and facilities construction work
Daryl A. Ostrander, Ph.D.	RFMicron, Inc. d/b/a Axzon (“Axzon”) (board of directors)

•  Purchases of raw material components, prototype products, NRE charges, spares and manufacturing support services

•  Sales of standard products

•  The Company has the right to purchase wafers and the right of first refusal to purchase jointly developed chip reader technology under specific circumstances

Teresa M. Ressel	Invesco Ltd. mutual fund complex (trustee)

•  Invesco Ltd. is the parent company of investment funds governed by the Company’s credit agreement, providing, in the aggregate, approximately 1.27% of the total loan amount

•  Certain investment companies in the Invesco mutual fund complex manage or are advised by certain investment funds that collectively owned approximately 0.49% of the Company’s outstanding common stock as of December 31, 2020

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The Board of Directors and Corporate Governance

Committees of the Board

Our Board standing committees and membership, effective as of April 3, 2021, are as follows:

	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee	Executive Committee	Science and Technology Committee

Atsushi Abe		✓			✓

Alan Campbell	✓	✓		Chair

Susan K. Carter	✓	Chair*

Thomas L. Deitrich					✓

Gilles Delfassy			✓		Chair

Hassane S. El-Khoury				✓

Bruce E. Kiddoo		✓

Paul A. Mascarenas	Chair		✓	✓

Gregory L. Waters				✓	✓

Christine Y. Yan			Chair		✓
*	Ms. Carter was appointed as Chair of the Audit Committee effective as of April 3, 2021. Prior to such time, Mr. Hernandez served as Chair of the Audit Committee.

Audit Committee

The Audit Committee, established pursuant to Section 3(a)(58)(A) of the Exchange Act, has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually. Our Audit Committee has the specific purpose under its charter to:

•	monitor the integrity of the corporate accounting and financial reporting processes of the Company and the audits of the financial statements;
•	provide to the Board the results of its monitoring and recommendations derived therefrom;
•	outline to the Board changes made, or to be made, in internal accounting controls noted by the Audit Committee;
•	appoint, determine funding for and oversee our independent registered public accounting firm;
•	review the independence, qualifications and performance of our internal and independent auditors;
•

oversee that management has the processes in place to assure our compliance with applicable corporate policies and legal and regulatory requirements that may have a material impact on our financial statements; and

•	inform the Board and appropriately provide information and materials on significant matters that require the Board’s attention.

Among other things, the Audit Committee has the specific authority and responsibility under its charter to:

•

pursuant to SEC rules, establish procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•

review and oversee related party transactions to the extent required under applicable federal securities laws and related rules and regulations or Nasdaq rules, unless such transactions are submitted to another comparable independent body of the Board;

•

discuss with management our major financial risk exposures and the steps we have taken to monitor and control such exposures, including related risk assessment and risk management policies as they relate to the Audit Committee’s responsibilities; and

•

review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the management’s discussion and analysis section of our annual report, and recommend to the Board whether the audited financial statements should be included in the annual report.

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The Audit Committee has other specific responsibilities under its charter, including with respect to the pre-approval of auditing services and permitted non-audit services (including the fees and terms thereof) of our independent registered public accounting firm. As provided in its charter, the Audit Committee also has authority over and responsibility for various other financial statement and disclosure matters, other items associated with the Company’s independent registered public accounting firm and additional events associated with the Company’s internal audit and compliance functions. In addition, the Audit Committee conducts an annual self-assessment. The Audit Committee regularly meets with the Company’s independent registered public accounting firm and, to the extent it deems necessary or appropriate, may retain independent legal, accounting or other advisors with appropriate funding related thereto to be provided by the Company. See also “Audit Committee Report” below for more information on the Audit Committee. The Audit Committee met 10 times in 2020.

The Board has determined that each member of the Audit Committee during 2020 and each current member of the Audit Committee is independent within the meaning of applicable SEC rules and Nasdaq listing standards and that each current member of the Audit Committee is financially competent under the current Nasdaq listing standards. The Board has also determined that Alan Campbell, Susan K. Carter and Bruce E. Kiddoo, all of whom are independent members of the Audit Committee, meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and similar financial sophistication rules under Nasdaq listing standards.

Compensation Committee

The Compensation Committee has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually. Among other things, our Compensation Committee has the specific purpose under its charter to:

•

discharge the Board’s responsibilities relating to the application of compensation policies and all elements of compensation of our Outside Directors and our CEO, other executive officers and any other employees whose total compensation is substantially similar to such other officers; and

•	administer the Company’s stock option and other equity-based plans, all other short-term and long-term incentive plans and any deferred compensation programs of the Company.

Among other things, our Compensation Committee has the specific authority and responsibility under its charter to:

•

annually review and approve corporate goals and objectives relevant to the compensation of our CEO and senior executives, evaluate the performance of our CEO and senior executives in light of those goals and objectives and establish the compensation level for our CEO and senior executives based on this evaluation, subject to the terms of any employment agreements that may be in effect (the CEO may not be present during deliberation or voting concerning the CEO’s compensation);

•	review and approve, or recommend to the Board for approval, any employment agreement with the CEO or any senior executive;
•	periodically review and establish compensation for Outside Directors for service on our Board and its committees;
•	review the competitive position of, and recommend changes to, the plans, systems and practices of the Company relating to compensation and benefits;
•	make recommendations to the Board with respect to equity-based plans and any equity compensation arrangements outside of such plans (pending stockholder approval where appropriate);
•	approve or review the designation of participants in the plans and the principles and procedures used in determining grants and awards under the plans;
•

retain or terminate any compensation consultants or other advisors, or obtain advice of such persons in accordance with applicable federal securities laws and related rules and regulations and Nasdaq rules (including after any necessary evaluation of the independence and potential conflicts of interests of such persons), to assist the Compensation Committee in evaluating any aspect of CEO, senior executive or Outside Director compensation or on any other subject relevant to its responsibilities, including its oversight of the work, and the authority to approve the fees and compensation, of such consultants and advisors. The Company is required to provide appropriate funding for the payment of such fees and other compensation;

•	review insurance coverage for Directors and officers and make recommendations to the Board with respect to such insurance;
•	obtain or conduct an annual evaluation of the Compensation Committee’s performance; and
•	consider and discuss with management whether compensation arrangements for Company employees incentivize unnecessary or excessive risk-taking.

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The Board of Directors and Corporate Governance

Pursuant to its charter, the Compensation Committee also prepares a report required by SEC rules for inclusion in our proxy statement. This report is included in this proxy statement immediately following the CD&A.

The Compensation Committee generally may delegate authority to subcommittees and others, as appropriate, subject to any limitations set forth in its charter and other applicable governance documents. The 2010 SIP, together with the Delegated Authority Guidelines, contemplate that pursuant to a specific written delegation of authority by the Compensation Committee, the CEO may grant awards to certain employees of the Company (other than Directors and “Senior Officers” (as defined in the Delegated Authority Guidelines)) to expedite the hiring process and retain talented employees. We describe the role of executive officers in determining or recommending the amount or form of executive compensation in the CD&A under “Processes and Procedures for Considering and Determining Executive Compensation — Role of Senior Executives in Determining Executive Compensation.” The role that officers play in determining or recommending the amount or form of director compensation is generally consistent with that description.

The Compensation Committee has regularly and directly engaged a compensation consultant to assist in recommending the form and amount of executive and director compensation. In May 2012, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its primary compensation consultant. The Compensation Committee has reviewed the performance of Pearl Meyer annually since that date, and continues to engage Pearl Meyer as its primary compensation consultant. Among other things, with respect to our 2020 compensation programs, Pearl Meyer was requested to:

•	perform an executive compensation review, including a peer group review and competitive pay assessments;
•	perform a short-term incentive plan and equity grant review;
•	perform a non-employee director compensation review;
•	provide legislative and regulatory updates; and
•	provide additional assistance, as requested, in analyzing and determining senior executive compensation.

After considering the independence of Pearl Meyer in light of SEC rules and Nasdaq listing standards regarding compensation consultants, the Compensation Committee concluded that Pearl Meyer’s work for the Compensation Committee has not raised any conflict of interest.

The Board has determined that each member of the Compensation Committee during 2020 and each current member of the Compensation Committee is independent within the meaning of applicable SEC rules and Nasdaq listing standards. The Compensation Committee met eight times in 2020.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually. Our Corporate Governance and Nominating Committee has the specific purpose under its charter to:

•	assist the Board in identifying qualified individuals to become Board members;
•	assist the Board in considering and making recommendations with respect to the composition of the Board and its committees;
•	assist the Board in monitoring the process to assess Board effectiveness;
•	assist the Board in developing and implementing the Company’s corporate governance principles;
•	assist the Board in providing guidance for the Company’s enterprise risk management (“ERM”) program (the “ERM Program”); and
•

review and make recommendations to the Board regarding other matters of corporate governance as requested by the Board or otherwise determined to be appropriate by the Corporate Governance and Nominating Committee.

Among other things, our Corporate Governance and Nominating Committee has the specific responsibility under its charter to:

•	oversee the evaluations of the Board and its committees;
•

develop and periodically review criteria for nominees for Director, which may include, without limitation, specific skills, experience, diversity and other qualifications, and develop a process for the recommendation of such nominees by the Corporate Governance and Nominating Committee;

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•

identify and recommend to the Board slates of nominees for Director for election or re-election at each annual meeting of the stockholders, or for nomination for election to the Board when Board vacancies arise, consistent with the developed nomination criteria, including nominees’ qualifications, capability and availability to serve, conflicts of interest and other relevant factors;

•	make recommendations to the Board regarding Director retirement age and tenure;
•	make recommendations to the Board regarding the size and composition of the Board;
•	review and make recommendations to the Board regarding committee assignments;
•	retain and terminate any search firm to be used to identify Director candidates and approve fees and retention terms of any such search firm;
•

review activities of Directors with the Company or other entities, including potential conflicts of interest that may arise due to service on other boards of directors, that may diminish such Directors’ effectiveness or be inconsistent with the criteria established for Board membership;

•	subject to applicable law, consider stockholder nominations, if a stockholder complies with our Director nomination procedures described in the Bylaws;
•	oversee the Director orientation program and any other program designed to improve Directors’ understanding of the Company’s business;
•	encourage and facilitate Directors’ continuing education;
•

develop policies and procedures for recommendation to the Board related to the succession of the CEO and other key executives, including succession planning, and review such succession planning on at least an annual basis;

•	review and oversee matters related to environmental, health and safety, ethics and corporate social responsibility (“CSR”);
•	review and assess the adequacy of the charter annually, or more often as circumstances dictate, and recommend any changes to the Board;
•	obtain or perform an annual evaluation of the performance of the Corporate Governance and Nominating Committee;
•	develop and recommend to the Board a set of corporate governance principles applicable to the Company and continue to monitor, amend and update such principles, as appropriate; and
•	review the ERM Program and provide guidance to the Board regarding its risk oversight responsibilities.

The Corporate Governance and Nominating Committee is required to develop and periodically review criteria for nominees for Director, which may include specific skills, experience, diversity and other qualifications. Among other matters, the Corporate Governance and Nominating Committee may consider the following nomination criteria regarding Board membership:

•	the appropriate size of the Board;
•

a nominee’s knowledge, skills and experience, including, without limitation, experience in finance and accounting, general business management, the semiconductor industry and semiconductor technology, international business, sales and marketing, corporate governance and compliance and intellectual property;

•	the needs of the Company with respect to particular skills and experience;
•	a nominee’s experience leading and supporting ESG criteria and civic responsibility;
•	a nominee’s independence as defined in Nasdaq and SEC rules and regulations;
•	diversity, which fosters diversity of thinking;
•	a nominee’s age and tenure; and
•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspectives provided by new Board members.

The Company’s goal is to assemble a Board that brings together a variety of perspectives and skills derived from high-quality business and professional experiences. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. The Corporate Governance and Nominating Committee believes that it is appropriate for more than one member of the Board to meet the criteria for an “audit committee financial expert,” as defined by SEC rules, and for the CEO to participate as a member of the Board. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, if the Corporate Governance and Nominating Committee decides not to re-nominate a member for re-election or determines to replace that Director or if the Board considers increasing the size of the Board, the Board then identifies the desired skills and experience for a new nominee in light of the criteria above. Pursuant to its charter, if a stockholder complies with the Director nomination procedures described in the Bylaws, the Corporate Governance and Nominating Committee will consider that nomination. In such case, it will evaluate the stockholder nomination in the same manner as it evaluates other nominees.

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The Board of Directors and Corporate Governance

The Corporate Governance and Nominating Committee may engage in research to identify qualified individuals, which may include engaging a professional search firm from time to time. In 2020, the Corporate Governance and Nominating Committee engaged in various search processes, resulting in the identification of Mr. Deitrich, Ms. Carter, Mr. Kiddoo and Mr. Waters. After careful consideration of their credentials and qualifications, the Board, upon recommendation from the Corporate Governance and Nominating Committee, elected each of Mr. Deitrich, Ms. Carter, Mr. Kiddoo and Mr. Waters to the Board on October 5, 2020, October 28, 2020, December 16, 2020 and December 16, 2020, respectively, to serve until the Annual Meeting and until their successors are duly elected and qualified.

On August 31, 2020, Keith D. Jackson, our former President, CEO and Director, informed the Board of his intention to retire from the Company and the Board. The Corporate Governance and Nominating Committee subsequently engaged a third party executive search firm to lead a search for a new CEO. Following a careful review of qualified candidates presented by the executive search firm, the Board, upon recommendation from the Corporate Governance and Nominating Committee, approved the appointment of Hassane S. El-Khoury as President and CEO of the Company, and as a member of the Board and the Executive Committee of the Board (the “Executive Committee”), in each case, effective December 7, 2020. Mr. Jackson stepped down as President, CEO and Director effective as of December 7, 2020, and will continue to serve as an advisor to the Company until his retirement on May 31, 2021.

The Board has determined that each member of the Corporate Governance and Nominating Committee during 2020 and each current member is independent within the meaning of applicable SEC rules and Nasdaq listing standards. The Corporate Governance and Nominating Committee met seven times in 2020.

Executive Committee

The Executive Committee has a formal written charter, a copy of which is available on our website at www.onsemi.com. The Executive Committee has the specific purpose under its charter to exercise between meetings of the Board all the delegable powers and authority of the Board regarding the management of the business and affairs of the Company to the extent not expressly prohibited and not separately delegated to other committees of the Board, and subject to applicable restrictions and limitations.

As set forth in its charter, the Executive Committee does not have the power, among other things, to:

•	amend or repeal any resolution of the Board which, by its express terms, is not so amendable or repealable;
•

appoint other committees of the Board or the members of such committees or amend or revise their duties and responsibilities or their charters (the Executive Committee may, however, appoint and delegate to subcommittees as permitted under applicable law);

•	appoint or remove the Chair of the Board, the President or the CEO;
•	authorize any single purchase or related series of purchases of assets, or an acquisition of a business or businesses, with an aggregate purchase price in excess of $50 million;
•	authorize any single sale or related series of sales of assets, or a disposition of a business or businesses, with an aggregate sales price in excess of $50 million; or
•	authorize any single investment or series of related investments in other businesses or ventures with an aggregate dollar amount of such investment in excess of $50 million.

The Executive Committee met one time in 2020.

Science and Technology Committee

The Science and Technology Committee of the Board (the “Science and Technology Committee”) has a formal written charter. The adequacy of this charter is reviewed at least annually. Our Science and Technology Committee has the specific purpose under its charter to advise the Board as to the scope, health, direction, quality, investment levels and execution of the Company’s technology and innovation strategies. Among other things, our Science and Technology Committee has the specific responsibility under its charter to:

•

review, evaluate and advise the Board regarding the Company’s technology, innovation strategies and initiatives, including to ensure that the strategies and initiatives are aligned with corporate objectives and mid-term to long-term technology and trends and to ensure that the strategies and initiatives are aligned with specific market growth segments and will contribute to our future competiveness;

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•	review, evaluate and provide advice and guidance, as appropriate, to the Company on emerging technology and trends that are relevant to the Company’s future strategic directions;
•	review, evaluate and advise the Board on the Company’s intellectual property strategy;
•

review, evaluate and advise the Board on the scientific and technology aspects and intellectual property-related matters in respect of the Company’s major acquisitions and other business development transactions;

•	review succession planning for our Chief Technology Officer, Chief Information Officer (the “CIO”), Chief Intellectual Property Counsel and other key technical personnel on an annual basis;
•	review the progress on strengthening the Company’s technology ladder for technical employees on an annual basis;
•	assist the Board with its oversight responsibility for the Company’s ERM relating to the foregoing functions; and
•	perform such other functions and have such other powers as may be necessary in the discharge of the foregoing or as requested by the Board.

The Science and Technology Committee is required to convene at least two times each year, with additional meetings as deemed appropriate by the Science and Technology Committee or its Chair. It has the authority to retain such outside advisors, including legal counsel or other experts, as it deems appropriate and to approve the fees and expenses of such advisors. The Science and Technology Committee met four times in 2020.

Other Committees

The Board, from time to time, has deemed it desirable and in the best interest of the Company to form various special committees and other independent committees.

Annual Board and Committee Self-Evaluations

The Board believes that having good governance principles and practices improves the effectiveness of the Board and correlates to the creation of stockholder value. To measure its own operation against such principles and practices and to identify and act on areas for improvement, each of the Board and its committees performs an annual self-evaluation. The Corporate Governance and Nominating Committee is charged with overseeing the self-evaluations, and in 2020, the Corporate Governance and Nominating Committee used the following process to conduct the Board’s self-evaluation:

In the Board self-evaluation process, topics and questions for 2020 were grouped into seven categories:

• Strategy	• ERM
• Culture of Compliance and Ethics	• Mergers and Acquisitions
• Executive Evaluation and Succession Planning	• Financial Reporting and Other Disclosure
• Corporate Governance

The Corporate Governance and Nominating Committee and the Board reconsider the tools, processes, topics and questions for the self-evaluation as warranted, including consideration of whether to retain an independent third party to facilitate the Board’s self-evaluation. The Board and its committees may perform the annual self-evaluations using different tools and processes in future years. In 2020, the self-evaluation of the committees generally followed the process used by the Board, except that results were sent to committee chairs (as opposed to the Chair of the Corporate Governance and Nominating Committee), and committee chairs led the discussions for their respective committees with the Board in executive session.

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The Board of Directors and Corporate Governance

Annual Director Peer Evaluations

We believe that each of our Directors can and do benefit from candid feedback received from other Board members about his or her individual performance. Accordingly, we conduct annual peer evaluations to obtain information about each Director’s performance, contributions and effectiveness. These Director peer evaluations are critical tools that promote more authentic board collaboration, improve the skills and perspectives of our Directors and allow them to receive guidance from esteemed colleagues.

2020 Compensation of Directors

Name (1) (a)	Fees Earned or Paid in Cash ($) (2) (b)	Stock Awards ($) (3) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Atsushi Abe	89,875	205,001	0	0	0	0	294,876

Alan Campbell	189,875	205,001	0	0	0	0	394,876

Susan K. Carter (4)	15,014	121,322	0	0	0	0	136,336

Curtis J. Crawford, Ph.D. (5)	33,894	0	0	0	0	0	33,894

Thomas L. Deitrich (6)	17,615	134,224	0	0	0	0	151,839

Gilles Delfassy	93,337	205,001	0	0	0	0	298,338

Hassane S. El-Khoury (7)	—	—	—	—	—	—	—

Emmanuel T. Hernandez (5)	99,106	205,001	0	0	0	0	304,107

Keith D. Jackson (7)	—	—	—	—	—	—	—

Bruce E. Kiddoo (8)	3,465	0	0	0	0	0	3,465

Paul A. Mascarenas	92,375	205,001	0	0	0	0	297,376

Daryl A. Ostrander, Ph.D. (5)	38,736	0	0	0	0	0	38,736

Teresa M. Ressel (5)	41,641	0	0	0	0	0	41,641

Gregory L. Waters (8)	3,159	0	0	0	0	0	3,159

Christine Y. Yan	91,029	205,001	0	0	0	0	296,030
(1)	This table includes compensation for services rendered in 2020 for all persons who served as Directors at any time during 2020.

(2)

This column includes annual retainer fees earned for 2020, regardless of when paid. Compensation for service on the Board and on committees is prorated for the number of days served on the Board and on committees in the applicable capacities.

(3)

This column includes the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codifications (“ASC”) Topic 718 with respect to awards of fully-vested stock made in 2020. The 2020 awards consisted of an annual grant for all Outside Directors in the table above except for Dr. Crawford, Ms. Ressel and Dr. Ostrander, whose terms expired on May 20, 2020, and Ms. Carter and Mr. Deitrich, who were elected to the Board effective October 28, 2020 and October 5, 2020, respectively. The grant date fair value for each grant is the closing price on the date of grant for stock grant awards to each Outside Director. Pursuant to the equity award grant date policy statement adopted by the Compensation Committee (the “Statement”), which was effective during 2020, the stock awards for Messrs. Kiddoo and Waters were not granted during 2020 and were therefore not reportable in the table above. With respect to Ms. Carter and Mr. Deitrich, the grant date fair value of the prorated awards made to each of them on December 7, 2020 was $30.58. All other Outside Directors were granted an annual stock award on June 1, 2020 with a grant date fair value of $16.78. As of December 31, 2020, none of the Outside Directors held any unvested stock.

(4)	Ms. Carter was elected to the Board effective October 28, 2020.

(5)

Dr. Crawford, Ms. Ressel and Dr. Ostrander served on the Board until May 20, 2020. On December 16, 2020, Mr. Hernandez informed the Board that he will resign from the Board effective as of the end of the first fiscal quarter of 2021.

(6)	Mr. Deitrich was elected to the Board effective October 5, 2020.

(7)

On December 7, 2020, Mr. Jackson retired from his position as a member of the Board and his positions as President and CEO of the Company, and Mr. El-Khoury was appointed President and CEO of the Company and a member of the Board. Neither Mr. El-Khoury nor Mr. Jackson received any compensation in connection with his service as a Director in 2020.

(8)

Messrs. Kiddoo and Waters were elected to the Board effective December 17, 2020. Cash retainers paid to each of Messrs. Kiddoo and Waters with respect to the fourth fiscal quarter were paid during 2020, and prorated from the date of election through December 31, 2020.

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Discussion of Director Compensation

The Compensation Committee regularly reviews the compensation payable to Outside Directors. In reviewing Board compensation practices, the Compensation Committee is advised by its outside consultants from time to time. In May 2020, Pearl Meyer provided the Compensation Committee with an analysis of Outside Director compensation, including a review of director compensation of the Company’s peer group (the “Pearl Meyer Director Compensation Report”). The peer group for this analysis consisted of the same comparator group that is used to evaluate executive compensation. Based on the Pearl Meyer Director Compensation Report and the recommendations therein, in May 2020, the Compensation Committee adopted the 2020 compensation program for our Outside Directors (the “Outside Director Compensation Program”). Under the Outside Director Compensation Program, which is described below, there were no year-over-year increases to Outside Director compensation, and temporary measures were taken to mitigate the impact of the COVID-19 pandemic on the Company’s 2020 financial performance.

Retainers and Temporary Fee Reduction — COVID-19

As part of the Company’s action plan in response to the COVID-19 pandemic, and similar to the approach taken with respect to 2020 compensation for the Company’s executive officers (including the NEOs), the Board reduced the cash retainer paid to Outside Directors for their service on the Board during the third quarter of 2020 from $17,500 to $14,875 (a reduction of 15%). Except as noted above, the annual cash retainers under the Outside Director Compensation Program remained consistent with the retainers paid during the previous year, and were as follows:

Position	Cash Retainer Amount Per Year

Outside Directors	$70,000

Chair of the Board	$100,000

Chair of the Audit Committee	$30,000

Non-Chair members of the Audit Committee	$15,000

Chair of the Compensation Committee	$20,000

Non-Chair members of the Compensation Committee	$10,000

Chair of the Corporate Governance and Nominating Committee	$15,000

Non-Chair members of the Corporate Governance and Nominating Committee	$7,500

Chair of the Science and Technology Committee	$15,000

Non-Chair members of the Science and Technology Committee	$7,500

Annual cash retainers are generally paid quarterly in arrears, except that the retainers for the fourth quarter are typically paid before the year-end.

Equity Compensation

Under the Outside Director Compensation Program, each Outside Director receives an annual award of fully-vested stock with a value equal to approximately $205,000, rounded up such that only whole shares are issued. The 2020 annual award for Outside Directors was granted on June 1, 2020, and the amount of such award was based on the closing price of our stock on the grant date ($16.78). Each Outside Director serving on the Board on the grant date therefore received an annual stock award of 12,217 shares. The 2020 grants were made under the 2010 SIP. Under the Outside Director Compensation Program, if an Outside Director is appointed after the date of the annual grant, the award amount is prorated based on the period of the year during which the Outside Director serves.

Other

We reimburse Outside Directors for reasonable expenses incurred to attend Board and committee meetings and to perform other relevant Board duties. Employee Directors do not receive any additional compensation for their services as members of the Board.

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The Board of Directors and Corporate Governance

Majority Voting for Directors

Except as otherwise provided in the Bylaws, each Director is elected by a majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present. A majority of votes cast means that the number of votes cast “FOR” a Director’s election exceeds the number of votes cast “AGAINST” that Director’s election (with abstentions and Broker non-votes not counted as votes cast either “FOR” or “AGAINST” that Director’s election). However, if, as of the tenth day preceding the date we first deliver the notice of such meeting to our stockholders, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors will be elected by the vote of a plurality of the votes cast. A plurality of votes cast means that the number of votes cast “FOR” a Director’s election, while less than a majority, nonetheless exceeds the number of votes cast “FOR” any other Director.

In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the incumbent Director must promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee, or such other committee designated by the Board for this purpose, will make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board must act on the resignation, taking into account such committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation, and the Board in making its decision, each may consider any factors and other information that it considers appropriate.

If the Board accepts a Director’s resignation pursuant to these provisions, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the resulting vacancy may be filled by vote of a majority of the Directors then in office pursuant to Article NINTH, Section 2 of our Certificate of Incorporation.

Other Board Matters

Board Leadership Structure

We currently separate the roles of CEO and Chair of the Board to align the Chair role with our Outside Directors and to further enhance the independence of the Board from management. Our Chair works closely with our CEO and General Counsel to set the agendas for meetings, facilitate information flow between the Board and management and gain the benefit of the CEO’s Company-specific experience, knowledge and expertise.

The Board’s Role in Risk Oversight

While management is responsible for the day-to-day management of the Company’s risk, the Board plays an ongoing and active role in the oversight of such risk by regularly reviewing and discussing with management areas of material risk to the Company and mitigation measures being taken to address such risks. While the Board has primary responsibility for risk oversight, the Board’s committees support the Board by regularly addressing risks in their respective areas of oversight. Specifically, the Audit Committee’s charter requires the Audit Committee to discuss with management the Company’s major financial risk exposures. The Corporate Governance and Nominating Committee’s charter requires it to oversee the ERM Program and provide guidance to the Board regarding its risk oversight responsibilities. The Compensation Committee’s charter requires it to consider and discuss with management whether compensation arrangements for Company employees incentivize unnecessary and excessive risk-taking, and in designing our compensation programs and structuring awards, the Compensation Committee considers the likelihood of undue risk-taking and the impact that such compensation decisions may have on the Company’s risk profile. The charter for the Science and Technology Committee also requires it to review the Company’s risk exposure relating to its respective function. The chair of the relevant committee then reports on risk discussions to the full Board to the extent appropriate. This dual track of direct Board oversight and oversight through its committees is designed to foster a fulsome discussion of risks facing the Company. The Board’s role in risk oversight has not affected its leadership structure.

Periodic Risk Evaluations. As part of its review of the Company’s material areas of risk, the Board meets three times per year to discuss strategy and planning meetings at which business plans and proposals for the Company and various units or groups within the Company are presented and discussed. Business unit leaders and the heads of certain administrative function groups provide annual and mid-year status reports to the Board. These reports include risk evaluation and assessment as a matter of course. At least annually, the Board reviews how risk is being managed and reported to the Board and its committees, along with areas where the Board would like additional analysis or discussion. Comprehensive risk analysis is a significant part of such planning.

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Information Security Risk Management. Management and the Board consider and evaluate from time to time the risk of cybersecurity breaches and vulnerabilities and how best to mitigate such risks. For example, under ON Semiconductor’s Insider Trading Policy (the “Insider Trading Policy”), the Company’s Securities Compliance Officer may impose a black-out on securities trading in the event of a cybersecurity breach or attack. Under such circumstances, as a further measure to promote compliance with the trading black-out, the Insider Trading Policy also imposes a duty upon the Securities Compliance Officer to notify the CEO and our Chief Financial Officer (the “CFO”) of the black-out at or before the time it is imposed. Additionally, the Audit Committee receives regular reports from our Corporate Internal Audit Department on internal audit matters and receives reports at least annually from our CIO and Chief Information Security Officer on information security and data privacy and protection. The Science and Technology Committee also receives reports from the CIO at least annually with respect to the Company’s information technology planning, penetration testing plans and cybersecurity. Other specific risks are also addressed appropriately as and when they are identified.

The Board’s Role in Diversity and Inclusion Oversight

The Company’s mission to be a leader in semiconductor-based solutions and empower customers to reduce global energy use is supported by a strong company culture focused on welcoming diversity of opinion and celebrating stakeholders from all walks of life. Pursuant to its charter, the Corporate Governance and Nominating Committee has the responsibility of reviewing and overseeing matters related to CSR, which include Company initiatives related to diversity and inclusion. Additionally, the Compensation Committee considers diversity and inclusion in its broader review of pay equity within the Company and, in 2020 and previous years, elected to use the achievement of a specified level of diversity within the Company’s workforce as a performance measure for the compensation of NEOs under the Company’s short-term incentive compensation program.

Stockholder Rights Plan

On June 7, 2020, in response to volatility in the marketplace as a result of the COVID-19 pandemic, the Board adopted a short-term stockholder rights plan (the “Rights Plan”) and declared a dividend of one preferred share purchase right for each share of common stock outstanding on June 18, 2020. The Rights Plan is designed to protect stockholder interests by reducing the likelihood that any person or group would gain control of the Company through the open-market accumulation of ON Semiconductor shares without appropriately compensating ON’s stockholders for such control. The Rights Plan is set to expire on June 7, 2021, but the Board may consider an earlier termination of the Rights Plan if market and other conditions warrant. The Board does not have an intention at the current time of renewing the Rights Plan. If the Board makes a determination to renew the Rights Plan at a later date, the Board would expect to, absent any material development or change in circumstances that would make the taking of prompt action by the Board to protect the Company and its stockholders necessary or advisable, submit such renewal (or any other stockholder rights plan to be adopted in the near term) to a stockholder vote.

Corporate Governance Principles

Our Corporate Governance Principles (the “Principles”) provide guidance for a variety of corporate governance matters and are available on our website at www.onsemi.com. The Corporate Governance and Nominating Committee reviews the Principles annually and recommends amendments to the Board, as appropriate. Below is a summary of certain of our corporate governance practices, many of which are addressed in the Principles and our Bylaws:

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The Board of Directors and Corporate Governance

WHAT WE DO	WHAT WE DO NOT DO

✓ World-Class Culture for Ethics: In February 2021, the Company was recognized as a World’s Most Ethical Company® for the sixth consecutive year.	☒ No Classified Board: All of our Directors are elected by our stockholders on an annual basis using a majority voting standard for uncontested elections.

✓ Independent Board Chair: We separate the roles of CEO and Chair of the Board to ensure that the Board is independent from management.	☒ No Burdensome Director Removal Restrictions: Our stockholders have the authority to remove any Director from office without cause by a majority vote.

✓ Annual Committee, Board and Peer-to-Peer Director Evaluations: Each committee and the Board as a whole conducts an annual self-evaluation, and each Director’s individual performance is evaluated annually by other Directors.

☒   No Overboarding: We generally expect our Directors to limit the number of boards of public or private companies (other than non-profits) on which they serve (including our Board) to four for Outside Directors and two for our CEO.

✓ Stockholder Right to Call Special Meeting: We allow special meetings of our stockholders to be called upon the written request of stockholders who hold at least 25% of the outstanding voting stock.	☒ No Excise Tax Gross-ups: We do not provide excise tax gross-ups to our NEOs or Directors.

✓ Stock Ownership Guidelines: In order to align the interests and objectives of our Directors, executive officers and stockholders, we have established competitive guidelines for our stock ownership and retention.

☒ No “Single-Trigger” Change in Control Arrangements: None of our NEOs will receive payments solely on account of a change in control of the Company.

✓ Clawback Policy: We have a clawback policy (the “Clawback Policy”) that allows the Company to recoup compensation awards paid to NEOs who engage in certain acts detrimental to the Company’s interests or in the event that the Company is required to prepare a financial statement restatement.

☒   No Hedging or Pledging: Our NEOs and Directors are prohibited from engaging in hedging transactions with our stock and from pledging our stock as collateral for a loan. Other employees are also encouraged to adhere to these rules.

The Role of the Board and Management

Our business is conducted by our employees and officers, under the direction of the CEO and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. Both our Board and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, recruits, customers, suppliers, creditors, ON Semiconductor communities, government officials and the public at large.

Functions of the Board

The Board has at least four regularly scheduled meetings per year at which it reviews and discusses reports by management on our performance, plans and prospects and immediate issues facing the Company. The Board may choose to schedule additional meetings in accordance with our Bylaws. In addition to general oversight of management, the Board, acting directly or through its various committees, also performs specific functions, including, among other things: (i) selecting, evaluating and compensating the CEO and other senior executives and overseeing CEO succession planning; (ii) reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions; (iii) providing oversight for the ERM Program, including the establishment of corporate risk appetite parameters and management’s implementation of processes for assessing and managing risks affecting the Company; (iv) ensuring that processes are in place for maintaining the integrity of the Company, financial statements, compliance with law and ethics, relationships with customers and suppliers and relationships with other stakeholders; and (v) performing such other functions as are prescribed by law or our Bylaws.

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The Board of Directors and Corporate Governance

Qualifications

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to serving on the Board for an extended period of time. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing diverse experiences in areas that are relevant to the Company’s global activities and strategies in order to guide the Company in meeting its legal, financial and operational objectives.

Independence of Directors

We will have, at a minimum, a sufficient number of independent Directors to comply at all times with relevant and applicable SEC, Nasdaq and other rules and regulations.

Compensation of the Board

The Board has delegated responsibility for determining Outside Director compensation to the Compensation Committee, and such responsibility is codified in the Compensation Committee’s charter. In determining compensation and benefits for our Directors, the Compensation Committee is guided by three goals: (i) to fairly pay Outside Directors for work required in a public company of our size and scope; (ii) to align Outside Directors’ interests with the long-term interests of our stockholders; and (iii) to structure the compensation in a way that is simple, transparent and easy for our stockholders to understand. Generally, the Compensation Committee believes that these goals are served by compensating Outside Directors with a balance of cash and equity-based awards.

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The Board of Directors and Corporate Governance

Directors’ and Officers’ Stock Ownership and Retention Guidelines

In order to align Directors’ and officers’ interests and objectives with those of our stockholders, and to further promote the Company’s longstanding commitment to sound corporate governance, the Company has established the following guidelines for Company stock ownership and retention:

Guideline	Outside Directors	Officers
Stock Ownership	• At least five times base annual retainer fee as of January 1 (1) • Based on the average closing price of the Company’s common stock on Nasdaq for the prior calendar year

•  CEO: six times annual base salary

•  Executive Vice Presidents: three times annual base salary

•  Senior Vice Presidents: two times annual base salary

•  Vice Presidents: one time annual base salary

•  Based on the base salary of the employee as of January 1 and the average closing price of the Company’s common stock on Nasdaq for the prior calendar year (2)

Time Period to Meet Stock Ownership	• Within 4 years of joining the Board	• Within 5 years from the date on which the officer first became subject to the applicable guideline
Qualifying Shares

•  Shares purchased on the open market

•  Vested stock units from RSU awards or other equity-based awards granted by the Company

•  Shares owned jointly with, or separately by, a spouse and/or minor children

•  Shares purchased on the open market

•  Shares obtained through exercises of stock options granted by the Company

•  Vested stock units from RSU awards or other equity-based awards granted by the Company

•  Shares obtained through the ESPP

•  Shares owned jointly with, or separately by, a spouse and/or minor children

Remedy for Failure to Comply

•  Meeting with Chair of the Board to formulate an individualized and structured plan to ensure compliance (3)

•  Failure to comply with the plan will make an Outside Director ineligible for re-election at the next annual meeting of stockholders

•  Outside Directors are expected to retain all of the net shares of Company stock or equity-based awards received until the guideline is met

•  Meeting with Compensation Committee to formulate an individualized and structured plan to ensure compliance

•  At any time when the ownership guideline is not met, the officer is expected to retain all of the net shares of Company stock or equity-based awards received until such ownership guideline is met

(1)	For Outside Directors appointed or elected after January 1, for the first year of service, the guideline is based on the retainer for such Director at the date of appointment or election.

(2)	For officers hired after January 1, for the first year of employment, the guideline will be based on the base salary for such officer at the date of hire.

(3)	If the Outside Director is the Chair of the Board, the Compensation Committee will meet with the Chair of the Board to formulate the individualized compliance plan.

If compliance would create a severe hardship or for other good reasons, these guidelines may be waived for: (i) Outside Directors other than the Chair of the Board, at the discretion of the Chair of the Board; and (ii) the Chair of the Board and officers, at the discretion of the Compensation Committee. It is expected that these instances will be rare.

Other Matters

The Principles include a discussion of Board size and selection, the determination of the Board agenda, the process available for reporting concerns to the Audit Committee relating to our accounting, internal accounting controls or auditing matters, access to senior management and independent advisors and other matters typical of boards of directors of other publicly-traded semiconductor or peer companies.

Ethics and Corporate Social Responsibility

We are committed to having and maintaining strong and effective global ethics and CSR programs. In 2021, for the sixth consecutive year, the Company was named a World’s Most Ethical Company® by the Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices. The designation recognizes organizations that align principle with action by working tirelessly to make integrity part of their corporate DNA. These efforts shape future industry

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The Board of Directors and Corporate Governance

standards by introducing tomorrow’s best practices today. The Company was one of only three companies honored in the semiconductor industry in 2021, highlighting its leadership among global companies in ethical business standards and practices. The Corporate Governance and Nominating Committee has the responsibility under its charter to review and oversee matters related to ethics and CSR.

Ethics Program

We always strive to comply with the law, and have adopted policies and practices that go beyond what the law requires in order to foster an ethical culture. To that end, we have established an ethics program (the “Ethics Program”) designed to prevent, detect and respond to violations of the ON Semiconductor Corporation Code of Business Conduct (the “Code of Business Conduct”) and related policies and procedures, other standards of conduct and the law. A major goal of the Ethics Program is to promote an organizational culture that encourages ethical conduct and a commitment to compliance.

We have also established avenues for parties external to the Company to raise ethics and compliance concerns regarding our employees, Directors and third parties doing business with the Company directly to the Vice President, Ethics and Corporate Social Responsibility or our Chief Compliance Officer. Reports may be made anonymously where allowed by local law (or on a non-anonymous basis) by:

(1)

calling the Ethics Helpline (subject to local legal requirements) at the following numbers (no access codes necessary): United States and Canada: 1-844-935-0213; Australia: 1-800-94-8150; Belgium: 0-800-748-19; China: 400-120-0176; Czech Republic: 800-142-490; Finland: 0800-41-3682; Germany: 0-800-0010086; Hong Kong: 800-964-146; India: 000-800-9191055; Ireland: 1-800-851-150; Israel: 1-809-477-265; Italy: 800-761697; Japan: 0-800-123-2333; Malaysia: 1-800-81-9976; Netherlands: 0800-0224703; Philippines (accessible via landline or via mobile with Smart and Digitel/Sun providers): 1800-1322-0333; Philippines (via mobile with Globe provider): 105-11 at the English prompt dial 844-935-0213; Romania: 0-800-890-295; Russia: 8-800-301-83-98; Singapore: 800-492-2389; Slovak Republic: 0800-002-591; Slovenia: 080-688802; South Korea: 00798-11-003-9294; Spain: 900-999-372; Sweden: 020-88-15-32; Switzerland: 0800-000-092; Taiwan: 00801-49-1584; Thailand: 18-0001-4543; Turkey: 0800-621-2119; United Kingdom 0800-098-8332; Vietnam (call from VNPT subscriber): 1-201-0288 at the English prompt dial 844-935-0213; and Vietnam (call from Viettel subscriber): 1-228-0288 at the English prompt dial 844-935-0213;

(2)	visiting the Ethics Helpline website at helpline.onsemi.com;

(3)	calling the Vice President, Ethics and Corporate Social Responsibility at (602) 244-6888 or our Chief Compliance Officer at (602) 244-5226;

(4)	mailing the Vice President, Ethics and Corporate Social Responsibility or our Chief Compliance Officer at ON Semiconductor, 5005 East McDowell Road, Phoenix, Arizona 85008; or

(5)	emailing the Vice President, Ethics and Corporate Social Responsibility at jean.chong@onsemi.com or our Chief Compliance Officer at sonny.cave@onsemi.com.

Corporate Social Responsibility

In addition to the information contained in this proxy statement, an annual report detailing our CSR initiatives, accomplishments and objectives is available on our website at www.onsemi.com. Below are a few of the highlights of our CSR practices and policies:

•

Responsible Business Alliance Member and RBA Code of Conduct. We are a full member of the Responsible Business Alliance (“RBA”), an international industry organization committed to supporting workers’ rights, and have adopted the RBA Code of Conduct covering labor, the environment, health and safety, ethics and management systems (the “RBA Code”).

•

Responsible Minerals Initiative — Full Member. As a full member of the Responsible Minerals Initiative, we are required to take heightened measures beyond the requirements under U.S. and European Union regulations to ensure responsible sourcing within our supply chains.

•

Human Rights Policy and UN Global Compact. Our Human Rights Policy, which applies to, among others, all of our employees and suppliers, codifies our commitment to social justice, environmental stewardship, anti-corruption, and the

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The Board of Directors and Corporate Governance

prevention of human trafficking, child labor and related human rights violations. Additionally, we are a signatory to the United Nations Global Compact, which requires signatories to commit to 10 principles covering human rights, the environment, anti-corruption and related matters.

•

Social Impact through Giving and Volunteering Programs. We encourage social responsibility and charitable giving through our social impact initiatives, which include a paid employee volunteer program and the Company’s Global Giving Program, which gives employees the opportunity to support charitable organizations and educational institutions through grants, matched gifts, in-kind donations and sponsorships.

•	Global Recognition. Examples of our recent CSR accomplishments and recognition include:

•	The North America Dow Jones Sustainability Index (DJSI) (one of five semiconductor companies);
•	Barron’s 100 Most Sustainable Companies in the U.S. for the fourth year in a row (Top 10 in 2021);
•	EcoVadis “Outstanding” score for CSR management quality (Top 1% — electronics manufacturers);
•	ISS-Oekom “Prime” designation for ESG performance;
•	Corporate Knights Clean 200 for 2020 (ranking public companies by total clean energy revenues);
•	World Finance Magazine Most Sustainable Company in the Semiconductor Industry — 2020;
•	seven manufacturing facilities received “Gold,” “Silver” or “Platinum” recognition for RBA Code compliance; and
•	2020 Bloomberg Gender Equality Index: female leadership, gender pay equity, culture and “pro-women brand.”

•

Environmental Sustainability. In 2020, we implemented over 100 individual projects focused on energy conservation, waste reduction, chemical recycling, material optimization and water conservation, allowing the Company to save an estimated $10.8 million.

•

Supply Chain Responsibility. At least every three years, we complete supplier audits or assessments on our major corporate or manufacturing site suppliers using the RBA Code standard and require our major suppliers to sign a statement of commitment to the RBA Code and the Code of Business Conduct.

•

Diversity and Inclusion. Our 2020 compensation programs included organization-level and overall Company metrics to monitor for diverse directors and above, diverse new hires and diverse promotions. A detailed description of our other diversity and inclusion measures is available on our “Diversity & Inclusion” webpage at www.onsemi.com, and includes our Senior Leaders Diversity and Inclusion Council, which consists of seasoned employees from across the Company and employee leaders of our eight Affinity Network Groups, which provide leadership, direction and support for our programs.

Code of Business Conduct

We have adopted a Code of Business Conduct that is applicable to all of our Directors, officers and employees, and we believe the Code of Business Conduct satisfies the standards promulgated by the SEC and Nasdaq. The Code of Business Conduct is available free of charge on our website at www.onsemi.com, or a paper copy is available upon request by writing to our Investor Relations Department, ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, Arizona 85008, calling our Investor Relations Department at (602) 244-3437 or emailing your request to investor@onsemi.com.

Legal Compliance

Working closely with the Internal Audit Department and Ethics and CSR Department, the Law Department implements and manages legal compliance programs designed to prevent and detect violations of the Code of Business Conduct, related standards of conduct and the law by employees or third parties. Allegations of non-compliance with laws or regulations are thoroughly investigated and remediated, as appropriate.

Our Audit Committee has compliance oversight responsibility, including obtaining reports from the Internal Audit Department and the Law Department regarding any known material non-compliance with the law, advising the Board with respect to the Company’s legal compliance policies and procedures and discussing with the Law Department potentially material legal matters, including material inquiries received from regulators or government agencies. For more information on the Board’s oversight responsibilities, including its responsibility to oversee risk and our ERM Program, see the “The Board of Directors and Corporate Governance — Other Board Matters — The Board’s Role in Risk Oversight.”

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This CD&A contains material information about our compensation objectives and policies and explains the material elements of the disclosures that are contained in this proxy statement with respect to the compensation of our NEOs. For 2020, our NEOs were:

Name	Position Held

Hassane S. El-Khoury (1)	President and Chief Executive Officer

Keith D. Jackson (1)	Former President and Chief Executive Officer

Bernard Gutmann (2)	Former Executive Vice President, Chief Financial Officer and Treasurer

Vincent C. Hopkin	Executive Vice President and General Manager, Advanced Solutions Group

Simon Keeton	Executive Vice President and General Manager, Power Solutions Group

William A. Schromm (3)	Former Executive Vice President and Chief Operating Officer
(1)

Mr. El-Khoury was appointed as our President and Chief Executive Officer, and as a Director, effective December 7, 2020. In connection with the appointment of Mr. El-Khoury and effective as of the same date, Mr. Jackson retired from his positions as President and Chief Executive Officer and from the Board. Mr. Jackson will remain with the Company as an advisor until his retirement on May 31, 2021.

(2)

Mr. Gutmann retired from his positions as Executive Vice President, Chief Financial Officer and Treasurer of the Company as of February 16, 2021. In connection with Mr. Gutmann’s retirement and effective immediately following the filing of the Form 10-K, Thad Trent was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Gutmann will remain with the Company as an advisor until his retirement on April 23, 2021.

(3)

Mr. Schromm retired from his positions as Executive Vice President and Chief Operating Officer of the Company as of January 19, 2021. He will remain with the Company as an advisor until his retirement on April 11, 2021.

Unless the context otherwise requires, as used in this CD&A, the term “NEOs” is intended to exclude Mr. El-Khoury, who joined the Company on December 7, 2020 and whose compensation was therefore not contemplated in 2020 compensation decisions made by the Compensation Committee. For a discussion of Mr. El-Khoury’s compensation, please refer to the “Compensation of Executive Officers — Compensation for Our Chief Executive Officer” section of this proxy statement.

Response to COVID-19

Temporary Base Salary Reductions. The COVID-19 pandemic created significant social and economic disruption, both nationally and globally, that materially impacted our operations and financial performance. During 2020, we instituted certain reasonable temporary reductions in the compensation of the Company’s leadership, including the NEOs, as both a contribution towards the continued strength of the Company and a measure to promote fairness among non-leadership employees who were asked to make economic sacrifices as a result of the COVID-19 disruption. Compensation reductions affecting our NEOs are described below:

•	unpaid furloughs during the second and third fiscal quarters of 2020;
•	a 10% reduction in base salary, effective as of July 4, 2020; and
•	the temporary suspension of company match contributions under the ON Semiconductor 401(k) Plan (the “401(k) Plan”).

In light of the Company’s strong performance and improved market conditions, we rescinded the above base salary reductions and the suspension of the Company match contributions under the 401(k) Plan, effective as of October 1, 2020, and instituted 401(k) Plan match contributions that offset the contribution amounts forgone during the year. The 2020 merit increases, which were originally intended to be effective on July 16, 2020 and then were deferred until April 2021, were subsequently canceled.

No Bonuses Paid to Our NEOs. Despite adverse macroeconomic conditions during the early months of the COVID-19 pandemic, we upheld our commitment to our strategic financial objectives, our stockholders and our pay-for-performance philosophy by instituting temporary base salary reductions for our NEOs and electing not to reset, adjust or modify the original performance goals under our incentive compensation programs. In order to reinforce the strategic importance of our financial objectives, including gross margin expansion, despite achieving certain of the individual performance goals under the 2020 short-term incentive program, the Committee exercised negative discretion to not award a partial bonus payment to our NEOs under our short-term incentive compensation program because the Company did not achieve the required threshold level of non-GAAP operating income performance for the year.

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Compensation Discussion and Analysis

Significant 2020 Compensation Changes and Highlights

We undertook the following actions in early 2020 to increase the pay-for-performance elements of our NEOs’ compensation and drive alignment with longer-term results:

•

To strengthen the link between executive pay and the Company’s strategic priority of gross margin expansion, we replaced the revenue performance measure in our upside PBRSUs (“Upside PBRSUs”) with a non-generally accepted accounting principles (“non-GAAP”) gross margin performance measure. We retained the relative total stockholder return (“Relative TSR”) performance measure for our Upside PBRSUs, as we believe this performance measure ensures alignment with stockholder interests.

•

To further incentivize and reward individual performance on the Company’s strategic objectives, we increased the weight on certain organizational performance metrics specific to each NEO under our short-term incentive program from 15% in 2019 to 20% in 2020.

The Compensation Committee believes that the features of our 2020 compensation program and our 2020 compensation actions advanced the Company’s 2020 strategic priorities, were consistent with market practices and were appropriate given the impact of COVID-19. Below are a few of the highlights of our compensation practices and policies for 2020 NEO compensation:

WE DO:		WE DO NOT:
✓	Incentivizeour employees to achieve or exceed financial goals established for the Company and to deliver superior returns to our stockholders.	X	Provideexcessive perquisites to our executives.
✓	Havestock ownership guidelines that are designed to align our executives’ interests with those of our stockholders.	X	Allowour NEOs and other insiders to pledge or margin our stock, hedge their exposure to ownership of our stock or engage in speculative transactions with respect to our stock.
✓	Providelong-term equity incentives that vest over a period of two years to ensure that our executives maintain a long-term commitment to stockholder value.	X	Allowsingle triggers or excessive benefits in our change in control agreements or allow excise tax gross-up provisions in the employment agreements for our NEOs.
✓	Benchmarkour industry to ensure that our compensation is appropriate for leadership retention, aligned with stockholder interests and not excessive for our industry.	X	Providetax gross-ups on any perquisites other than standard relocation benefits that are available to all employees and amounts paid for expatriate assignments.
✓	Havea minimum 12-month vesting period for full-value awards (e.g., RSUs, restricted stock, performance shares and performance share units) to our NEOs pursuant to the 2010 SIP.	X	Designour compensation policies and practices in a way that poses a material risk to the Company or its stockholders.
✓	Followa responsible approach to equity-based compensation.	X	Adopt“burn rates” that exceed the typical market practice for our peer group or applicable benchmark set by ISS.

CEO Realizable Pay-for-Performance Relative to Peer Group

In the course of reviewing our overall executive compensation program for 2020, Pearl Meyer reviewed the relationship between realizable total direct compensation (“TDC”) and our performance for the three fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019. This time period was selected because it was most closely aligned with the compensation information available for our peer group companies over the corresponding period. This review was conducted to understand the degree of alignment between realizable TDC delivered to the CEO during the period and our performance relative to our peer group. For purposes of this review, Company performance is defined as absolute total stockholder return (“TSR”). Except for the period beginning on December 7, 2020, the date of Mr. El-Khoury’s appointment as our President and CEO, through December 31, 2020, Mr. Jackson was our CEO during 2018, 2019 and 2020. Accordingly, the charts in this section are based on the compensation during the applicable periods for Mr. Jackson.

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Compensation Discussion and Analysis

Realizable TDC is defined as the sum of:

•	actual base salaries paid over the three-year period;
•	actual short-term incentives (bonuses) earned over the three-year period;
•	“in-the-money” value as of December 31, 2019 of any stock options granted over the three-year period;
•	the value as of December 31, 2019 of any restricted shares or RSUs granted over the three-year period; and
•	payouts of cash-based long-term incentive plans and the value as of December 31, 2019 of any PBRSUs earned over the three-year period.

As the chart indicates, Mr. Jackson’s realizable TDC for the covered periods was within an “alignment corridor” representing a reasonable alignment in terms of TSR performance and magnitude of realizable pay.

Compensation Philosophy and Guiding Principles

Our Compensation Committee is responsible for setting our compensation philosophy and guiding principles and for monitoring their effectiveness. Our compensation philosophy is focused on the following core principles:

•

Alignment with Stockholder Interests. Achieving corporate goals is a necessary condition for our executives to realize targeted levels of compensation, particularly with respect to variable pay and long-term incentives. In addition, the use of stock-based incentives, which link variable pay to stock price performance, and stock ownership guidelines further aligns executives’ interests with those of our stockholders.

•

Pay-for-Performance. A significant portion of compensation is variable and directly linked to Company and individual performance — both to incentivize goal-oriented performance and to reward individual contributions to our performance.

•

Market or Peer Company Comparison. As a general rule, we target the market median (50th percentile) for compensation, although we may deviate from the market median due to exceptional performance or other factors. The Company considers other semiconductor and high-technology companies as its market and generally utilizes survey or peer company data in these sectors to analyze the competitiveness of compensation design.

•

Attract, Motivate and Retain Talent. Our compensation program is designed to attract, motivate and retain highly talented individuals critical to our success by providing competitive total compensation with retentive features. Our employment agreements with our NEOs contain certain severance and double-trigger change in control arrangements, and our stock-based awards are designed to retain our officers and other employees, while also accomplishing our other compensation goals and objectives.

Purpose of Compensation

The goal of our compensation programs is to promote stockholder value by delivering a competitive rewards package consisting of base salary, short-term incentives and long-term incentives. Taking into account these three components, but excluding other benefits described in the Summary Compensation Table below, approximately 88.1% of Mr. Jackson’s target

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Compensation Discussion and Analysis

TDC during 2020 was incentive-based compensation. The target TDC of our other NEOs as a group during 2020 was approximately 82.4% incentive-based compensation.

Short-term incentives in our compensation program are cash-based. Such incentives are intended to promote superior operational performance, disciplined cost management and increased productivity and efficiency that contribute significantly to positive results for our stockholders. Long-term incentives in our compensation program are stock-based. The aim of the long-term incentives is to motivate long-term performance while promoting employee retention. The long-term incentive grants also afford each NEO the opportunity to increase stock ownership, which aligns the NEO’s interest with those of our stockholders and assists the NEO in complying with our stock ownership guidelines. While our emphasis in determining the total reward package for each NEO is on performance incentives, we also provide elements that are not solely performance-based, including base salary, time-based equity awards and limited perquisites. We consider peer group and market practices in determining the appropriate level of performance-based and non-performance-based elements in our compensation programs.

Processes and Procedures for Considering and Determining Executive Compensation

Among other responsibilities, our Compensation Committee is primarily responsible for establishing the compensation programs for our NEOs and other senior executives, including the CEO, as well as monitoring, annually reviewing and approving the goals and objectives relevant to these programs.

Our Stockholder Engagement Program. We emphasize transparency in our approach to stockholder communications and seek out engagement and feedback from current and prospective stockholders on corporate strategy, executive compensation, corporate governance and other topics of importance. Through these engagements with our stockholders, we have received feedback in support of our existing executive compensation program and, in particular, the Compensation Committee’s decision to further drive accountability and reinforce our culture of compliance, diversity and inclusion, CSR and ethics. These discussions, our say-on-pay voting results, the alignment of the Company’s vision and strategic goals and other factors are key drivers in our ongoing assessment of our compensation programs and help shape future programs.

Stockholder Approval of our Compensation Decisions. At the 2020 Annual Meeting, the Company’s stockholders approved the advisory (non-binding) vote on executive compensation by 95.6% of the votes cast. The Compensation Committee considers this vote a validation of its approach to executive compensation and generally has continued its compensation processes and philosophy in making 2021 executive compensation decisions.

Role of Compensation Consultants. In determining compensation for our Outside Directors and executive officers, the Compensation Committee considers information and advice provided by its independent compensation consultant, Pearl Meyer. The Compensation Committee believes that Pearl Meyer has the requisite skills, knowledge, industry expertise and experience, as well as the necessary resources, to provide a comprehensive approach to executive and non-employee

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Compensation Discussion and Analysis

director compensation planning, strategy and governance. In late 2019, Pearl Meyer conducted an executive compensation study and made recommendations regarding changes to compensation design for the 2020 program (the “Pearl Meyer Report”). At the Compensation Committee’s request, Pearl Meyer also participates in Compensation Committee meetings, reviews meeting minutes, makes proposals for compensation adjustments, advises and provides comparator group data on compensation decisions for existing and newly appointed officers, reviews the CD&A and provides other back-up information and analysis of compensation matters as requested. Pearl Meyer may also assist in preparing agendas for Compensation Committee meetings and provide input on management materials and recommendations in advance of Compensation Committee meetings. While the Compensation Committee considers the advice and recommendations of its independent consultant, ultimately, the Compensation Committee has the decision-making authority with respect to our compensation programs, including the specific amounts paid to our executive officers.

Role of Senior Executives in Determining Executive Compensation. The Compensation Committee made all compensation decisions related to our NEO compensation in 2020. However, our CEO and other senior executives regularly provide information and recommendations to the Compensation Committee on the compensation and performance of other officers. The senior executives also assist the Compensation Committee in determining the level of achievement of the performance targets underlying performance-based awards and incentives and provide other information specifically requested by the Compensation Committee from time to time. With respect to the compensation of the CEO, the independent consultant works directly with the Compensation Committee. The CEO does not make, and the Compensation Committee does not seek from him, recommendations on the level of his compensation, nor does any NEO or any other member of management.

Use of Market Data. The Compensation Committee considers competitive market data, among other things, in determining the individual elements of our compensation programs and in allocating between cash and non-cash compensation and between short-term and long-term incentive compensation. Although the peer company or other survey data is a starting point and a significant factor in the Compensation Committee’s compensation determinations, it is not the only factor. The Compensation Committee used data provided in the Pearl Meyer Report to assist in structuring the 2020 compensation packages for our NEOs. Based on a comparator group update prepared by Pearl Meyer in August 2019, the Compensation Committee considered changes to the peer group in light of consolidation within the semiconductor industry and changes to the revenue and market capitalization of our peer group companies. Criteria used to screen the peer group generally included:

•	revenue between $2.5 billion and $17.5 billion, which was approximately 0.4 to 3 times the Company’s revenue;
•	market capitalization between $2.5 billion and $40.6 billion, which was approximately 0.33 to 5 times the Company’s market capitalization; and
•	other semiconductor or semiconductor equipment companies, including selected companies that may fall outside of the revenue and market capitalization ranges shown above.

After considering these criteria, the Compensation Committee determined that the peer group identified in 2019 for 2020 compensation decisions (the “2020 Peer Group”) would consist of:

Advanced Micro Devices, Inc.	Marvell Technology Group Ltd.

Analog Devices, Inc.	Maxim Integrated Products, Inc.

Applied Materials, Inc.	Microchip Technology Incorporated

Cree, Inc.	Qorvo, Inc.

Cypress Semiconductor Corporation (1)	Skyworks Solutions, Inc.

First Solar, Inc.	Texas Instruments Incorporated

Lam Research Corporation	Xilinx, Inc.
(1)	Cypress Semiconductor Corporation was acquired by Infineon Technologies AG in April 2020.

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Compensation Discussion and Analysis

Information provided by Pearl Meyer comparing certain Company information to the 25th percentile, 50th percentile, 75th percentile and average of the 2020 Peer Group follows:

	Revenue (1), (2)	Market Capitalization (2)

Peer Group 25th Percentile	2,561	9,823

Peer Group 50th Percentile	3,388	19,553

Peer Group 75th Percentile	6,129	34,072

Peer Group Average	5,773	28,077

ON Semiconductor	5,887	8,339

ON Semiconductor Percentile Rank	64%	21%

All amounts in the table above are U.S. dollars in millions except for percentages.

(1)	Reflects trailing 12 months as of July 19, 2019.

(2)	As of July 19, 2019.

In evaluating the competitiveness of compensation, the Pearl Meyer Report compared the compensation of senior executives to that of their functional matches (e.g., CFO compensation is compared to the compensation of comparator company CFOs). The report included information on each executive’s competitive position for base salary, total cash compensation at target (base salary and target bonus), actual total cash compensation, long-term incentives (based on grant date fair value) and TDC at target and actual (base salary, bonus and equity). In determining market data, Pearl Meyer utilized proxy statement data for the 2020 Peer Group, as well as data from three compensation surveys — the 2019 Radford Executive Survey, the 2019 Pearl Meyer Executive and Senior Management Survey and the 2019 Equilar Compensation Survey — that are primarily reflective of companies in the semiconductor industry, broader technology segments and general industry, and not prepared specifically for the ON Semiconductor compensation analysis.

Among other things, the Pearl Meyer Report summarized 2019 target and actual compensation for the NEOs, which analyzes how each NEO’s compensation varies from the competitive median. In the table below, negative amounts indicate that our compensation is below the competitive median and positive amounts indicate our compensation is above the competitive median.

NEO	Salary	Total Target Cash (1)	Total Actual Cash (2)	2019 LTI Grant Value (3)	TDC at Target (3)	Total Actual Direct Compensation (4)

Keith D. Jackson	12%	11%	13%	-6%	-4%	-3%

Bernard Gutmann	4%	-2%	-2%	-6%	-4%	-4%

Vincent C. Hopkin	-14%	-16%	-20%	-21%	-20%	-20%

Simon Keeton	-14%	-15%	-26%	-21%	-20%	-22%

William A. Schromm	-5%	-12%	-9%	7%	-1%	-1%
(1)	Total target cash consists of 2019 base salary plus target annual incentive. Market annual incentive is based on target incentive opportunity for 2018. Data was aged 3% per year to January 1, 2020.

(2)	Total actual cash consists of 2019 base salary and actual annual incentive paid. Market annual incentive is based on actual incentive earned for 2018. Data was aged 3% per year to January 1, 2020.

(3)	Peer company long-term incentive awards reflect the three-year average grant value of awards. Market annual incentive is based on target incentive opportunity for 2018.

(4)

Total actual direct compensation consists of 2019 base salary, annual incentive and the grant date fair value of the 2019 long-term incentive awards. Market annual incentive is based on actual incentive earned for 2018.

Other Factors. In addition to the market data provided by Pearl Meyer, the Compensation Committee also assesses other factors when making compensation decisions, including, among others, the executive’s individual responsibilities, skills, expertise and value added through performance, as well as prior award accumulation. Our CEO presents the Compensation Committee with an individual performance overview for each executive officer, describing the officer’s accomplishments for the prior year, as well as his or her strengths, areas of improvement and development plans. The Compensation Committee separately reviews CEO performance based on, among other factors considered relevant, Company performance, including revenue growth, earnings growth, gross margin improvement, free cash flow and earnings per share, and further considers downturns or volatility in general economic conditions and other issues facing the Company.

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Compensation Discussion and Analysis

Prior Compensation. In considering awards and other adjustments to the total compensation of each NEO, the Compensation Committee considers the value of previous compensation, including then-outstanding equity grants. On a quarterly basis, management also provides the Compensation Committee with information concerning expectations regarding the vesting of outstanding long-term incentive awards. The Compensation Committee uses this data to evaluate whether the NEO’s compensation and existing incentive opportunities from prior awards reflects Company operating performance and stockholder value, as well as the particular officer’s performance, the extent to which they continue to motivate the officer and whether adjustments are required to the program or an individual officer’s compensation.

Contractual Commitments. The Compensation Committee also considers contractual commitments in determining or recommending executive pay. The employment agreements for our NEOs generally provide for an initial level of annual salary, a target percentage of annual salary that can be earned pursuant to our short-term cash incentive plans and limited perquisites. In each case, the initial level of salary and target bonus percentage provided for in the employment agreements of the NEOs was less than or equal to the current salary and target bonus percentage of the NEOs. Therefore, contractual commitments did not play a significant role in compensation decisions for 2020.

Use and Availability of Equity. When considering equity awards to our officers, including the NEOs, the Compensation Committee considers our equity availability and usage, the potential voting power dilution to our stockholders and the projected impact on our earnings per share for the relevant years. The Company believes that its share usage and potential dilution have generally been conservative compared to peer group levels.

Internal Pay Equity. While the Compensation Committee considers internal pay equity in making compensation decisions, we do not have a policy requiring any set levels of internal pay differentiation. As previously discussed, we generally target the compensation levels among our executives to be competitive with market median. As compensation is competitively determined, the Compensation Committee believes that, during the time Mr. Jackson served as CEO during 2020, the differentiation between the pay of Mr. Jackson and the other NEOs was appropriate. The Compensation Committee reached the same conclusion in determining the compensation levels for Mr. El-Khoury in connection with his appointment as CEO in December 2020.

Risk Analysis. The Compensation Committee considers the potential for unacceptable risk-taking in its compensation design and performs periodic risk assessments with respect to its duties and actions. The Compensation Committee believes that the design of our executive compensation program does not unduly incentivize our executives to take actions that may conflict with our long-term best interests. Material risk in our compensation design is mitigated in several ways, including as follows:

•

Performance-based pay opportunities are designed with goals that are aggressive but attainable without the need to take inappropriate risks and with the goal of driving long-term value to the stockholders.

•	There is an appropriate mix of pay elements, with total compensation not overly weighted toward any one compensation component.
•	The base salaries of our NEOs, although comprising a relatively modest component of aggregate total compensation, nevertheless are adequate to discourage undue risk-taking.
•	Opportunities under our short-term and long-term incentive programs are capped so that the upside potential is not so large as to encourage excessive risk-taking.
•

Our stock-based incentives vest or are earned over a multi-year period, which provides long-term upside potential, but also requires the executive to bear the economic risk of the award over the vesting period.

•	We generally use different performance metrics in different programs and awards, which provides balance and lessens the opportunity to take undue risk in meeting a single goal.
•

The stock components inherent in our long-term incentive program, combined with our stock ownership guidelines, align the interests of our executives with a goal of long-term preservation and appreciation of stockholder value.

•	Incentive payments and awards are subject to clawback in the event of a material restatement of our financial results and in certain other cases.
•	The Compensation Committee considers information from comparator companies in compensation design, thereby avoiding unusually high pay opportunities relative to the Company’s peers.
•	To retain our executives, the Company maintains severance programs with reasonable terms and a double-trigger change in control provision.

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Compensation Discussion and Analysis

Elements of Our Compensation Program

Our compensation program is designed to provide a competitive total compensation package consistent with our performance in the marketplace and our desire to retain talented management. The 2020 compensation program for each of our NEOs includes:

•	base salary;
•	short-term cash incentive awards;
•	long-term equity incentive awards;
•	post-termination compensation;
•	limited perquisites; and
•	other benefit plans and programs.

While executives have more of their total compensation at risk than other employees, we believe that corporate and individual performance drive incentive compensation and the principles that serve as the basis for executive compensation practices generally apply to the compensation plans for all employees.

Base Salary. At its February 2020 meeting, the Compensation Committee approved base salary increases between 0% and 6.09% for the NEOs. The 2020 merit increases, which were originally intended to be effective on July 16, 2020 and then were deferred until April 2021, were subsequently canceled. In making determinations regarding these salary increases, the Compensation Committee considered information from, and the analysis of, Pearl Meyer, where available. Differences in salary among officers are based on market median data and other factors as described in this CD&A. The primary objectives for the base salary component were to: (i) reward and retain our NEOs; and (ii) provide fixed compensation that was competitive in our market and commensurate with each NEO’s level of responsibility. The Compensation Committee also considered that following the adjustments, base salaries for the NEOs would vary from the market median in the following amounts: Mr. Jackson: +12%; Mr. Gutmann: +7%; Mr. Hopkin: -9%; Mr. Keeton: -8%; and Mr. Schromm: -1%.

Off-Cycle Base Salary Increases for Messrs. Hopkin and Keeton. The Compensation Committee generally targets executive pay, including long-term incentive compensation, at the median of benchmarked market data. During a review of executive pay conducted by the Compensation Committee in September 2020, it was determined that the base salary and long-term incentive compensation for Messrs. Hopkin and Keeton would be significantly and adversely impacted by economic conditions such that the resulting effect would be that these compensation components for Messrs. Hopkin and Keeton would be significantly below market levels. Given that the base salary for each of Messrs. Hopkin and Keeton was positioned between the 25th percentile and median of the market, the Compensation Committee approved certain awards designed to align the base salaries of Messrs. Hopkin and Keeton more closely with the median of the benchmarked data. These retention measures included an increase in the annual base salary for each of Messrs. Hopkin and Keeton to $450,000. The Company believes that the retention measures taken with respect to Messrs. Hopkin and Keeton, including the base salary increases described above, were reasonable in magnitude and represent an isolated practice.

Short-Term Cash Incentive Program. The primary objectives of the 2020 bonus program were to:

•	maximize return to stockholders;
•	reward and retain our top performers;
•	reward achievement of short-term financial performance goals;
•	use objective and verifiable metrics;
•	utilize a single program for all eligible employees; and
•	target bonus percentages based on benchmarked market data.

Summary of Features. The 2020 bonus program had the following features:

•	an annual plan providing for award opportunities based on full-year 2020 results;
•

performance goals were based on financial results, achievement of certain hiring and promotional goals designed to increase the racial and gender diversity of our employee population (“ODMs”) and organizational performance goals based on the performance of the organizational unit or department for which the award recipient had primary responsibility (or, in the case of the CEO and CFO, the average achievement with respect to all such performance goals) (“OPMs”);

•	payouts were to be determined on a linear basis from the 0% payout level to the 100% payout level and from the 100% payout level to the 200% payout level;

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Compensation Discussion and Analysis

•	the Compensation Committee had the ability to exercise negative discretion and pay such lesser amounts as it determined to be appropriate; and
•	payouts were not allowed until threshold goals are exceeded, and payouts are capped at 200% attainment or 20% of the Company’s non-GAAP income.

PERFORMANCE GOALS AND WEIGHTING

Non-GAAP net income (60%)	ODMs (5%)

Revenue (15%)	OPMs (20%)

Thresholds for Payout of Awards under the 2020 Bonus Program. As structured, cash bonuses under the 2020 bonus program were to be paid for each component only if the threshold for that component was exceeded and were to be based on the level of achievement of the non-GAAP operating income, non-GAAP revenue, ODM and OPM components.

Opportunity for Payout under the Non-GAAP Operating Income Component. Payout of the non-GAAP operating income component had a primary gate and threshold of $749 million, a target of $916 million and a stretch goal of $1,120 million. The target goal represented a 17.6% increase relative to actual results achieved for the prior fiscal year of $779 million. For purposes of calculating non-GAAP operating income for the 2020 bonus program, GAAP operating income was adjusted for the following items: restructuring, asset impairments and other, net; goodwill and intangible asset impairment; acquisition- or divestiture-related costs; gains or losses (expenses or income) on business dispositions, including divestiture, licensing, or similar arrangements, to the extent recognized in GAAP operating income; expensing of inventory fair market value step up; amortization of acquisition-related intangible assets; and unusual/non-recurring material items. Unusual/non-recurring material items include items that are unusual in nature and/or occur infrequently, consistent with applicable accounting standards. Financial results of businesses acquired or divested during the performance period were included in all calculations. Generally, the above adjustments are not fixed and are intended to be conceptually consistent with the Company’s earnings release calculations for adjusted non-GAAP earnings per share.

The Compensation Committee believed that non-GAAP operating income should be used as a measure for the 2020 bonus program rather than GAAP operating income to prevent payments under the 2020 bonus program from being significantly impacted (positively or negatively) by extraordinary or unusual events or non-cash items. The Compensation Committee also considered adjustments eliminating the effect of certain non-cash items to be appropriate, believing that the adjusted numbers are a better indicator of current actual Company operating performance.

Opportunity for Payout under the Revenue Component. Payout of the revenue component had a primary gate and threshold of $5,630 million, a target of $6,150 million and a stretch goal of $6,635 million. The target goal represented an 11.5% increase relative to 2019 revenue. Revenue was as reported in the Company’s financial statements in the Form 10-K.

Opportunity for Payout under the ODM Component. The ODM component consisted of three separate metrics. The first metric was based on the percentage of directors and above who were “diversity employees” as of December 31, 2020 (“diversity directors”). The definition of “diversity” is based on the population of the Company’s employees who are either: (i) female; or (ii) (1) live and work in the United States, and (2) self-identify with one or more of the following races: American Indian, Alaskan Native, Asian, Black or African-American, Hispanic/Latino or Hawaiian/Pacific Islander. An employee who falls into any of the above categories is referred to as a “diversity employee.” The diversity directors component was weighted at 40%, with a threshold of 27.70%, a target of 29.10% and a stretch goal of 30.50%. The second metric relates to diversity new hires and was determined based on the percentage of employees hired in 2020 who are diversity employees (down to the level of associates and recent college graduates). The diversity new hires component was weighted at 30%, with a threshold of 34.73%, a target of 36.56% and a stretch goal of 38.38%. The third metric relates to diversity promotions and was determined by the percentage of employees promoted to an associate salary grade and above in 2020 who are diversity employees. The diversity promotion component was weighted at 30%, with a threshold of 33.19%, a target of 34.85% and a stretch goal of 36.51%. Threshold performance goals generally equated to actual 2019 attainment.

Opportunity for Payout under the OPM Component. The OPM component had individual threshold, target and stretch goals for the performance measurement period for each of the NEOs as follows:

NEO	Metric (1)	Threshold	Target	Stretch

Keith D. Jackson	Average of all organizational	Average	Average	Average

Bernard Gutmann	Average of all organizational	Average	Average	Average

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Compensation Discussion and Analysis

NEO	Metric (1)	Threshold	Target	Stretch

Vincent C. Hopkin	Advanced Solutions Group (“ASG”) Non-GAAP Operating Income (10%) (2)	$243.9 million	$301.2 million	$373.4 million

	ASG Non-GAAP Gross Margin (10%) (3)	40.2%	41.5%	43.0%

Simon Keeton	Power Solutions Group (“PSG”) Non-GAAP Operating Income (10%) (2)	$546.8 million	$644.2 million	$756.4 million

	PSG Non-GAAP Gross Margin (10%) (3)	34.3%	35.8%	37.4%

William A. Schromm	Non-GAAP Gross Margin (5%) (4)	35.8%	37.2%	38.8%

	PPB Improvement (5%) (5)	4.8%	11.7%	19.3%

	Delivery (5%) (6)	90.0%	91.25%	92.5%

	Product Quality Excursions (5%) (7)	20%	30%	50%
(1)	Organizational metrics exclude diversity.

(2)

ASG non-GAAP operating income and PSG non-GAAP operating income are the non-GAAP operating income, calculated as described under the heading “Opportunity for Payout under the Non-GAAP Operating Income Component” above, but solely for ASG and PSG, respectively.

(3)	ASG non-GAAP gross margin and PSG non-GAAP gross margin are the non-GAAP gross margin, calculated as described below in footnote (4) to this table, but solely for ASG and PSG, respectively.

(4)

For purposes of calculating non-GAAP gross margin, the Company’s non-GAAP gross profit is divided by the Company’s revenue. GAAP gross profit was adjusted for the following items: actuarial gains or losses on pension plans and other pension benefits; gains or losses (expenses or income) on divestitures to the extent recognized in GAAP gross margin; expensing of inventory fair market value step up; impact for the conversion of accounting from sell-through to sell-in, as measured in the quarter that the conversion occurs; and unusual/non-recurring material items. Unusual/non-recurring material items include items that are unusual in nature and/or occur infrequently, consistent with applicable accounting standards. Generally, the above adjustments are not fixed and are intended to be conceptually consistent with the Company’s earnings release calculations for adjusted non-GAAP earnings per share.

(5)

PPB Improvement is a quality metric calculated as follows: (total incidents divided by total number of units shipped) x 10[9]. The performance goals set forth above present the threshold, target and stretch goals expressed as a relative percentage improvement in product quality for the performance measurement period as compared to the full year 2019.

(6)

Delivery is a customer service metric. For each quarter during 2020, the Company calculated a percentage based on the following formula: A plus B divided by C, where A = customer request date on time delivery (“OTD”) for original equipment manufacturers and electronic manufacturing sales industry customers divided by such customer total orders; B = commitment date OTD to distributors divided by distributor total orders; and C = total orders. The 2020 achievement for the delivery component reflected in the table above is the average of the four quarterly delivery results for 2020.

(7)

Product quality excursions include any of the following events: (i) any factory-caused problem resulting in three or more external failure analysis requests (“EFARs”) per month; (ii) any single back-end manufacturing EFAR due to test escape, probe escape, mislabeling, mixed device or mixed package; (iii) any single front-end manufacturing EFAR due to misprocess, wrong mask or rework; (iv) any EFAR on material that was reviewed and approved by the material review board; (v) any factory-caused problem resulting in a shutdown of an assembly line; or (vi) any incident or series of events resulting in a customer: (1) filing a credit claim of at least $25,000, (2) imposing a controlled shipping status, or (3) issuing an official red alert to their internal sites. The performance goals set forth above present the threshold, target and stretch goals expressed as a relative percentage improvement in the number of excursions for the performance measurement period as compared to the full year 2019.

Principles Underlying Metrics. In setting these payout metrics, the Compensation Committee considered its primary short-term compensation objectives, including maximizing total return to stockholders, the expectations of Company performance, projected market expectations and expectations regarding individual performance and organizational diversity. The diversity metric goals represent incremental improvement over baseline 2019 levels. Similarly, the OPM goals were set to reflect incremental improvement over past performance, considering corporate strategy and market conditions. With respect to the non-GAAP operating income and revenue goals, expectations at the date of approval regarding bonus attainment were projected to be 85% to 100% of target and the targets for these two goals were set such that budgeted performance was between threshold and target payout levels. As a general rule, amounts are set after considering the potential impact on TSR.

Target Award Opportunity. On February 16, 2020, the Compensation Committee considered the award opportunity for each of the NEOs and, in each case, retained the 2019 target as a percentage of base salary.

NEO	2019 Target % of Base Salary	2020 Target % of Base Salary

Keith D. Jackson	150%	150%

Bernard Gutmann	85%	85%

Vincent C. Hopkin	75%	75%

Simon Keeton	75%	75%

William A. Schromm	85%	85%

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Compensation Discussion and Analysis

In making determinations regarding these bonus opportunity levels, the Compensation Committee considered, among other factors, information from Pearl Meyer and management.

Achievement Levels for 2020. For 2020, the Company achieved non-GAAP operating income of $536.55 million for an attainment percentage of 0%, non-GAAP revenue of $5,225 million for an attainment percentage of 0% and an ODM component achievement of 35% for diversity directors and above, 0% for diversity new hires and 0% for diversity promotions, for an aggregate ODM attainment percentage of 14%.

For the OPM component, achievement was as follows:

NEO	Metric	Actual	Attainment (%)

Keith D. Jackson	Average of all organizational	Average	15.5

Bernard Gutmann	Average of all organizational	Average	15.5

Vincent C. Hopkin	ASG Non-GAAP Operating Income (10%)	$193.9 million	0.0

	ASG Non-GAAP Gross Margin (10%)	38.2%	0.0

Simon Keeton	PSG Non-GAAP Operating Income (10%)	$444.6 million	0.0

	PSG Non-GAAP Gross Margin (10%)	31.1%	0.0

William A. Schromm	Non-GAAP Gross Margin (5%)	32.7%	0.0

	PPB Improvement (5%)	12.4%	109.1

	Delivery (5%)	88.4%	0.0

	Product Quality Excursions (5%)	28	112.5

While certain ODM goals and OPM goals were achieved, the Compensation Committee, in its discretion, determined that no bonuses would be paid to our NEOs since the Company did not achieve the threshold level for either of the 2020 corporate financial performance goals.

2021 Bonus Program. In February 2021, the Compensation Committee approved a 2021 short-term incentive award program (the “2021 Bonus Program”) that directly aligns with the Company’s 2021 strategic objectives under the new CEO, encourages our executives to maximize profitability, growth and operational efficiency and utilizes the following metrics: revenue growth; gross margin; earnings before interest and taxes growth; and a binary metric based on the definition and deployment of management’s new corporate strategy and the planning and execution of certain transformation initiatives. In addition, attainment is subject to the satisfaction of “Corporate Multiplier %” goals based on revenue and EBIT metrics. As discussed below in the “2021 Long-Term Incentive Awards” section of this CD&A, the 2021 long-term incentive awards for the NEOs also utilize gross margin as a performance measure. The Compensation Committee made the determination to incorporate gross margin into the performance metrics for both the 2021 Bonus Program and the 2021 long-term incentive awards in light of the importance of gross margin performance to the Company’s 2021 strategy and the nature of gross margin as a key financial lever demonstrating value to the Company’s stakeholders. The Compensation Committee will reassess cash incentive metrics in 2022 and thereafter on an annual basis.

Under the 2021 Bonus Program, a NEO’s payout is determined according to the formula below:

Long-Term Incentive Program. Long-term incentives for executives are entirely equity-based and are designed to reinforce the alignment of executive and stockholder interests. These rewards provide each individual with a significant incentive to manage from the perspective of an owner. In February 2020, the Compensation Committee made annual long-term incentive awards to each NEO (other than Mr. El-Khoury) consisting of 60% PBRSUs and 40% RSUs pursuant to the 2010 SIP. The Committee determined that such an allocation between PBRSUs and RSUs provided a reasonable balance between performance-based and retention incentives.

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Compensation Discussion and Analysis

The principles of the 2020 equity grant program include that:

•	awards are aligned with stockholder interests;
•	the percentage of unvested value should align with executive retention strategies;
•	the majority of the stock pool is reserved for top performers;
•	equity grants are budgeted consistent with market practice based on median value and actual grants are based on performance and potential;
•	Company, department and individual performance drive above-market equity grants in the following annual cycle or additional grants throughout the year; and
•	awards are designed to support the Company’s business strategies.

Generally, RSUs are used for retention, base performance-based restricted stock units (“Base PBRSUs”) are used in support of business performance strategies and Upside PBRSUs are used for certain executives and global site leaders who are key individuals to further incentivize performance. The Compensation Committee also considered the advantages and disadvantages of using absolute versus relative performance measures and believes that the 2020 long-term incentive awards struck an appropriate balance between the two types of measures. Absolute measures, such as those utilized for the 2020 Base PBRSUs and the non-GAAP gross margin component of the Upside PBRSUs, are consistent with stockholder expectations, allow for greater sense of control and influence by the executive, encourage motivation and are consistent with the Company’s cash flow and ability to pay. Conversely, relative measures, such as the Relative TSR component of the Upside PBRSUs, reward executives for outperforming the Company’s peers in a highly competitive marketplace.

Description of RSUs. The 2020 RSUs are time-based and will vest annually in one-third increments on each anniversary of the grant date. For a discussion of the retirement provisions in the 2020 forms of RSU award agreement for the NEOs, please refer to the “Post-Termination Compensation” section in this CD&A.

Description of Base PBRSUs. The Base PBRSUs are performance-based and vest as follows:

•

The Base PBRSUs have a performance measurement period starting on January 1, 2020 and ending on December 31, 2021 (the “2020 PBRSU Performance Period”) and provide for payout between 0% and 100% of the target award level. Awards payable between threshold and target are based on adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the 2020 PBRSU Performance Period. The Adjusted EBITDA threshold is $2,500 million (required for vesting to begin) and target Adjusted EBITDA is $3,000 million (resulting in 100% vesting of the grant), with linear interpolation from threshold to target.

•	If the $2,500 million threshold amount is not exceeded, the entire award is canceled.

•

Adjusted EBITDA for the 2020 PBRSU Performance Period will not be determined until after the filing of the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2021 (the “2021 Form 10-K”).

•

For grantees who receive Upside PBRSU awards, achievement of the Adjusted EBITDA target amount unlocks the Upside PBRSU “gate,” as further described in the “Elements of Our Compensation — Long-Term Incentive Awards — Description of Upside PBRSUs” section of this CD&A.

•	The Compensation Committee must approve the level of attainment of the performance goals and may exercise negative discretion with respect to the number of shares that will vest based on such goals.

•

Due to the two-year performance period for the Upside PBRSUs, achievement of non-GAAP gross margin and Relative TSR for the 2020 PBRSU Performance Period will not be determined until after the filing of the 2021 Form 10-K.

Calculation of Adjusted EBITDA. For purposes of calculating Adjusted EBITDA, GAAP net income will be adjusted for the following items: restructuring, asset impairments and other, net; goodwill and intangible asset impairment; interest expense and interest income; income tax provision; acquisition- and divestiture-related costs; gains or losses (expenses or income) on business dispositions, including divestiture, licensing or similar arrangements; net income attributable to non-controlling interests; depreciation and amortization; actuarial gains or losses on pension plans and other pension benefits; gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; expensing of inventory fair market value step up; and unusual or non-recurring material items. The unusual or non-recurring material items include items that are unusual in nature and/or occur infrequently, consistent with applicable accounting standards. Each such adjustment, if any, is to be made to provide a consistent basis from period to period for calculations of performance goals in order to prevent the dilution or enlargement of a grantee’s rights under the award. Financial results of businesses acquired or divested during the 2020 PBRSU Performance Period will be included in all calculations.

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Compensation Discussion and Analysis

The Compensation Committee believes that Adjusted EBITDA drives stockholder value and is a particularly relevant financial performance measure in our industry and in the economic environment in which we operate. In addition, we consider Adjusted EBITDA to be an important tool in measuring our liquidity. The Compensation Committee believes that the adjustments to EBITDA are appropriate to avoid the impact (positive or negative) on achievement of the vesting parameters as a result of extraordinary or unusual items or non-cash items.

Description of the Upside PBRSUs. The Upside PBRSUs are intended to further align the interests of participants with stockholder interests by driving exceptional business performance and focusing participants on key business indicators. The Upside PBRSUs provide the opportunity for the applicable NEOs to earn additional shares up to 100% of their Base PBRSU equity awards. The performance period for the 2020 Upside PBRSUs is aligned, and runs concurrently with, the two-year 2020 PBRSU Performance Period applicable to the 2020 Base PBRSUs.

If the target performance goal for Adjusted EBITDA is achieved or exceeded for the Base PBRSUs, the “gate” to the Upside PBRSU opens and achievement of the goals for the Upside PBRSUs would determine the payout. The Upside PBRSUs provide for a payout depending on the achievement of two separate performance metrics — non-GAAP gross margin and Relative TSR — both of which are tied to the Company’s vision for growth and industry leadership.

Relative TSR is a relative performance measure benchmarked against an industry peer group consisting of a group of comparator companies in the semiconductor industry identified by the Compensation Committee (the “TSR Companies”), and non-GAAP gross margin is a financial performance measure. Financial results of businesses acquired or divested during the applicable performance period will be included in all calculations. If the threshold is not exceeded for either the non-GAAP gross margin or Relative TSR portion of the Upside PBRSUs, then the attainment for such portion of the Upside PBRSUs will be zero. All Upside PBRSUs will vest at the end of the 2020 PBRSU Performance Period based on the level of achievement of the above metrics.

The Compensation Committee must approve the level of attainment of the performance goals for the Upside PBRSUs and may exercise negative discretion with respect to the number of shares that will vest based on such goals. Due to the two-year performance period for the Upside PBRSUs, achievement of non-GAAP gross margin and Relative TSR for the 2020 PBRSU Performance Period will not be determined until after the filing of the 2021 Form 10-K.

In deciding on the metrics for the Upside PBRSUs, the Compensation Committee considered the importance of Relative TSR to our stockholders and that gross margin is correlated with increased profitability and operational efficiency. In light of such considerations, the Compensation Committee ultimately determined that these metrics are a good indicator of the Company’s long-term business performance.

	0% Payout (Threshold)	100% Payout (Target)

Non-GAAP Gross Margin (weighted 60%)	39.0%	40.0%

Relative TSR (weighted 40%)	50th Percentile	75th Percentile

Non-GAAP Gross Margin Component. For purposes of the 2020 award of Upside PBRSUs, non-GAAP gross margin is based on the Company’s exit velocity for the last two fiscal quarters of the 2020 Performance Measurement Period and is calculated by dividing the Company’s non-GAAP gross profit by its non-GAAP revenue, in each case for the six fiscal months ending December 31, 2021, subject to adjustments for the categories of items taken into account in the Company’s calculation of adjusted non-GAAP gross margin (“Non-GAAP Gross Margin Adjustments”). The Non-GAAP Gross Margin Adjustments include gains or losses (expenses or income) on business divestitures to the extent recognized in GAAP gross profit; expensing of inventory fair market value step up; and unusual or non-recurring material items. The threshold (required for vesting to begin) target performance goals for the non-GAAP gross margin component of the Upside PBRSUs are 39.0% and 40.0%, respectively, with linear interpolation from threshold to target.

Relative TSR Component. To determine achievement of the Relative TSR metric, the average closing stock price for the Company’s fourth fiscal quarter of 2019 for each of the TSR Companies will be compared with the average closing stock price for the Company’s fourth fiscal quarter of 2021 for each such TSR Company. Dividends paid are added to the change in value of the stock. The companies are then ordered by percentage change.

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Compensation Discussion and Analysis

The Relative TSR threshold is set at the 50th percentile (required for vesting to begin), and target Relative TSR is set at the 75th percentile of the TSR Companies, with linear interpolation from threshold to target. In other words, the ON Semiconductor stock needs to have performed better than 50% of the TSR Companies for threshold to be achieved and better than 75% of the TSR Companies to reach full target achievement.

TSR COMPANIES

Ambarella Inc.	Littelfuse, Inc.	Power Integrations, Inc.

ams AG	Macom Technolgy Solutions Holdings, Inc.	Qorvo, Inc.

Analog Devices, Inc.	Marvell Technology Group Ltd.	Realtek Semiconductor Corp.

Broadcom Inc.	Maxim Integrated Products, Inc.	Renesas Electronics Corporation

Cirrus Logic, Inc.	Maxlinear Inc.	Rohm Co. Ltd.

Cree, Inc.	Melexis N.V.	Semtech Corporation

Cypress Semiconductor Corporation (1)	Mellanox Technologies, Ltd. (3)	Sensata Technologies Holdings PLC

Dialog Semiconductor PLC	Microchip Technology Incorporated	Silicon Laboratories Inc.

Diodes Incorporated	MKS Instruments, Inc.	Skyworks Solutions, Inc.

Infineon Technologies AG	Monolithic Power Systems, Inc.	STMicroelectronics N.V.

Inphi Corporation	Murata Manufacturing Co., Ltd.	Synaptics Incorporated

Integrated Device Technology, Inc. (2)	National Instruments Corporation	Texas Instruments Incorporated

Knowles Corporation	NXP Semiconductors N.V.	Vishay Intertechnology, Inc.

Lattice Semiconductor Corporation	Parade Technologies, Ltd.	Xilinx, Inc.
(1)	Cypress Semiconductor Corporation was acquired by Infineon Technologies AG in April 2020.

(2)	Integrated Device Technology, Inc. was acquired by Renesas Electronics Corporation in March 2019.

(3)	Mellanox Technologies, Ltd. was acquired by NVIDIA Corporation in April 2020.

The TSR Companies listed above represent a mix of companies listed on the PHLX Semiconductor Index and other publicly-traded semiconductor companies whose product and service offerings, market capitalization, business model and other characteristics are similar to those of ON Semiconductor.

Consideration of Performance Period. The Compensation Committee selected a two-year performance period for the 2020 PBRSU awards. Although the Compensation Committee recognizes that a shorter performance period allows for changing perspectives within a long-term incentive award program in our highly cyclical industry, the Compensation Committee chose a longer performance period for PBRSUs in order to more closely align the grant with peer group practices and stockholder advisory firm preferences and to further drive long-term performance.

Target Equity Granted to each NEO. The following table sets out the 2020 target equity awards granted to each applicable NEO:

NEO	Base PBRSU Amount (1)	RSU Amount	Upside PBRSU Amount (1)	LTI Amount	Base PBRSUs (2) (# of Units)	RSUs (# of Units)		Upside PBRSUs (# of Units)

Keith D. Jackson	$3,462,497	$2,520,018	$0.0	$5,982,515	199,684	133,123		199,684

Bernard Gutmann	$1,099,209	$800,001	$0.0	$1,899,210	63,392	42,261		63,392

Vincent C. Hopkin	$824,408	$600,005	$0.0	$1,424,413	47,544	31,696	(3)	47,544

Simon Keeton	$824,408	$600,005	$0.0	$1,424,413	47,544	31,696	(3)	47,544

William A. Schromm	$1,346,528	$980,006	$0.0	$2,326,534	77,655	51,770		77,655
(1)

The amounts disclosed in the above table reflect the grant date fair value for the Upside PBRSUs. These amounts represent the probable outcome of the performance conditions as of the date of grant, which: (i) for the Base PBRSUs, was based on a 92% attainment; and (ii) for the Upside PBRSUs, was based on a 0% attainment for each of the non-GAAP gross margin and Relative TSR components.

(2)

The actual value of each such award as of December 31, 2020 is disclosed in columns (h) and (j) of the Outstanding Equity Awards at Fiscal Year-End 2020 table below in this proxy statement and described in the footnotes to such table. The number of units granted was based on the closing stock price on the date of grant (March 2, 2020) of $18.93 per share.

(3)	Excludes off-cycle retention equity awards consisting of 8,640 RSUs awarded to each of Messrs. Hopkin and Keeton on October 5, 2020.

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Compensation Discussion and Analysis

In making determinations regarding target equity award levels, the Compensation Committee considered the CEO’s recommendations (other than with respect to his own compensation) as well as market information, excluding the impact of the Upside PBRSUs, showing that:

•

The annual grant value of the 2020 equity awards would vary from the market median for each of the NEOs as follows: Mr. Jackson: -2%; Mr. Gutmann: -1%; Mr. Hopkin: -1%; Mr. Keeton: -1%; and Mr. Schromm: +7%.

•

Following the salary increases described above and taking into account the 2020 equity awards, target TDC variance from the market median for each of the NEOs would be as follows: Mr. Jackson: -1%; Mr. Gutmann: 0%; Mr. Hopkin: -6%; Mr. Keeton -6%; and Mr. Schromm: 0%.

Off-Cycle RSU Awards for Messrs. Hopkin and Keeton. For a discussion of the off-cycle RSUs awarded to Messrs. Hopkin and Keeton during 2020, please refer to the “Compensation of Executive Officers — 2020, 2019 and 2018 Awards of Equity” section of this proxy statement.

2021 Long-Term Incentive Awards. In February 2021, the Compensation Committee approved the Company’s long-term incentive program for 2021 (the “2021 LTI Program”) and related equity awards under such program to each of Messrs. El-Khoury, Hopkin and Keeton (the “Continuing NEOs”), among other executives. The 2021 LTI Program was designed to reward performance consistent the Company’s new long-term strategic objectives. Consistent with that approach, each of the Continuing NEOs received two awards — a PBRSU award (the “2021 PBRSUs”) and an RSU award (the “2021 RSUs”). The Compensation Committee weighted the 2021 PBRSUs approximately 60% and the 2021 RSUs approximately 40% in line with the Company’s pay-for-performance philosophy.

The 2021 RSUs will vest pro rata over three years from the date of grant, subject to continued employment or service to the Company through the vesting date.

The 2021 PBRSUs will vest, according to their terms, only if and to the extent that certain performance goals (the “2021 Performance Goals”) established by the Compensation Committee are achieved. The Compensation Committee established a payout scale to translate performance levels into vesting results. Exact achievement of the 2021 Performance Goals generally translates into earning 100% of the target number of shares, with lesser earnings provided for lesser performance and greater earnings provided for greater performance.

The 2021 Performance Goals selected by the Compensation Committee in February 2021 include three near-term financial performance goals — non-GAAP revenue (weighted 16.7%), non-GAAP gross margin (weighted 50%) and non-GAAP operating expense performance (weighted 33.3%) — during the fiscal year 2021 performance period. However, unlike in prior years, shares earned for 2021 performance would be divided into three portions that would be scheduled to vest over three years, in each of February 2022, February 2023 and February 2024, respectively, subject to the executive remaining continuously employed with the Company through the applicable vesting date.

The 2021 PBRSUs granted under the award are also eligible for longer-term upside opportunities up to 150% of target based on the achievement of certain Relative TSR metrics. Each of the three vesting tranches described above would be subject to:

•

an additional upside multiplier based on the Company’s Relative TSR over the prior one, two or three years, as applicable, such that the maximum possible vesting would be 225% of target (i.e., the 2021 earned percentage of up to 150% x a Relative TSR multiplier of up to 1.5x); and

•

a downside adjustment based on the Company’s Relative TSR over the prior one, two or three years, as applicable, such that the shares that would otherwise vest based on satisfaction of the 2021 Performance Goals would be reduced by 50% if the applicable Relative TSR for such performance period was less than the 25th percentile.

Based on its annual evaluation of the peer group at the August 2020 Compensation Committee meeting, which included a review and analysis of a report prepared by Pearl Meyer, the Compensation Committee determined to remove Cypress Semiconductor Corporation, which was acquired by Infineon Technologies AG in April 2020, but to otherwise keep the peer group used for purposes of 2021 NEO compensation decisions identical to the 2020 Peer Group used for purposes of 2020 NEO compensation decisions.

As described above, the new structure of the 2021 LTI Program features performance vesting opportunities each year for the next three years. This represents a change from the 2020 annual equity grant program that provided for a concentrated vesting opportunity at the end of year two. In the Compensation Committee’s view, the previously concentrated vesting

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Compensation Discussion and Analysis

allocation, together with the currently anticipated lack of achievement of the performance metrics, did not provide sufficient retention benefits. In addition, in order to smooth the transition back to annual performance vesting over the extended three year period for each of the Continuing NEOs that had received grants in the 2020 annual equity grant program, each of Mr. Keeton’s and Mr. Hopkin’s February 2021 annual equity grant was increased by 25% compared to the levels that otherwise would have been approved.

Post-Termination Compensation

Severance and Change in Control Arrangements. Under the 2010 SIP, the Compensation Committee has discretion to accelerate equity-based vesting upon a Change in Control. In addition, we have entered into the following arrangements with our NEOs that provide for post-termination payment in the event of a Change in Control:

•

RSU Award Agreements. Certain of our 2019 and 2020 RSU agreements contain provisions causing the unvested portion of the awards to vest upon a termination of employment without “Cause,” or in the event that the NEO resigns for “Good Reason” (as such terms are defined in the applicable NEO’s employment agreement), within a two-year period after a Change in Control. Under the award agreements for the 2019 and 2020 RSUs awarded to our applicable NEOs, if a Change in Control occurs after a qualifying retirement, the unvested RSUs subject to those award agreements will also immediately vest.

•

PBRSU Award Agreements. Similarly, under the acceleration provisions of the 2019 and 2020 PBRSU award agreements for our applicable NEOs, if a Change in Control occurs prior to the end of the applicable performance period for the award, the units that could vest will be based on the Company’s progress toward attainment of the performance goals as of the closing of the transaction or event resulting in the Change in Control. If the Company thereafter terminates the NEO without Cause or the NEO resigns for Good Reason, a number of units will vest as of the employee’s termination of employment in an amount determined by a fraction, the numerator of which is the number of days the employee was employed during the performance period and the denominator of which is the total number of days in the performance period. If a Change in Control occurs after the end of the performance period, and thereafter the Company terminates the employee without Cause or the employee resigns for Good Reason, all units earned but not vested at that time will vest on the date of the employee’s termination of employment.

•

Employment Agreements. The employment agreements for our NEOs provide for certain post-termination compensation payments in the event of a Change in Control. For a description of the severance and change in control provisions of the employment agreements for our NEOs, see “Compensation of Executive Officers — Employment, Severance and Change in Control Arrangements” and “Compensation of Executive Officers — Potential Payments Upon Termination of Employment or Change in Control” below in this proxy statement.

Retirement Provisions — RSU Award Agreements. Under our 2019 and 2020 RSU award agreements to the NEOs, subject to certain advance notice requirements, any unvested RSUs awarded to a NEO who meets certain age and service requirements as of the grant date and retires after the six month anniversary of the grant date set forth in the award agreement will, upon such NEO’s retirement, continue to vest in accordance with the schedule set forth in the award agreement until such RSUs become fully vested. If a Change in Control (as defined in the 2010 SIP) (“Change in Control”) follows the date on which a grantee retires, any unvested RSUs will immediately vest as of the date of the Change in Control.

Market Alignment. The Compensation Committee believes that our post-termination compensation and related arrangements with our NEOs are aligned with existing market practices related to, and are consistent with, the principal objectives of our compensation programs. To the extent a NEO’s employment agreement contains severance benefits or a change in control provision, such benefits are predicated upon the NEO being terminated without Cause or resigning for Good Reason. In addition, our change in control provisions do not include excise tax gross-ups, and our severance benefits are subject to the NEO signing a general release and waiver and complying with certain restrictive covenants, including non-solicitation, confidentiality and non-disparagement agreements, as well as non-competition or non-interference agreements, all of which serve the best interests of the Company and its stockholders. The continued vesting benefit under the retirement provisions in the 2019 and 2020 RSU award agreements is similarly subject to restrictions that serve the best interest of the Company and its stockholders, as the benefit was subject to meeting certain age and service-based requirements as of the grant date of the applicable award.

Advantages of Our Post-Termination Compensation Arrangements. The Compensation Committee believes that our management has played a crucial role in making us a successful Company and it sends an important signal to the market and

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Compensation Discussion and Analysis

potential employees that we are willing to protect our management with some guaranteed compensation in the event of a termination after a Change in Control. In addition, management may be less inclined to resist change in control transactions that are in the best interests of our stockholders if they have the added security that comes with such change in control arrangements. Similarly, the retirement benefits described in our 2019 and 2020 RSU award agreements are subject to reasonable restrictions and reward long-term service with the Company beyond the date that our NEOs might otherwise retire. The Compensation Committee also believes that the notice period required under the award agreements promotes a smooth and orderly transition of responsibilities to the NEO’s successor.

Limited Perquisites. Consistent with our pay-for-performance compensation philosophy, we generally do not provide our executive officers with significant perquisites other than the following, which are selected for competitive purposes:

•	an auto allowance of $1,200 per month;
•	enhanced coverage for life insurance (coverage of $1,000,000, which is $500,000 above the maximum allowed standard coverage of two times base salary that is afforded to all employees);
•	an executive physical examination; and
•	financial planning services.

Relocation payments are also available for certain of our employees, including the NEOs, and other amounts may also be available for expatriate assignments. The Compensation Committee believes these limited perquisites help to maintain the competitiveness of our compensation package vis-à-vis our peer companies and provide value at a reasonable cost to the Company. These include the executive physical examination at the Mayo Clinic and financial planning services of up to $10,000 per year. We describe the limited perquisites paid in 2020 to each of the NEOs in the Summary Compensation Table of this proxy statement.

Other Benefit Plans and Programs. We do not offer executive retirement plans, pension benefits or non-qualified deferred compensation plans. Instead, we provide our NEOs with opportunities to accumulate retirement income primarily through appreciation of their equity awards. Executives are eligible to participate in benefit programs available to all of the Company’s full-time employees. These generally available programs, which are designed to provide competitive capital accumulation and other benefits, include:

•	a tax-qualified employee stock purchase plan;
•	a 401(k) savings plan; and
•	medical, dental, disability and life insurance programs.

Individual Performance Considerations

Generally, award amounts for each individual officer, and compensation variance from the market median based on the applicable benchmarking data, were based on the comparative data and other factors and processes discussed above, as well as on the individual considerations described below. In setting the amount of equity awards and other compensation for 2020, the Compensation Committee also considered the following for each applicable NEO:

Keith D. Jackson. Mr. Jackson’s target TDC was positioned slightly below the market (50th percentile). In determining Mr. Jackson’s 2020 total pay package, the Compensation Committee considered Mr. Jackson’s overall leadership of the Company. The Company missed 2019 Board-approved business plan objectives, resulting in no increase to his short-term incentive pay and an incremental increase to his long-term incentive equity award. The Compensation Committee recognizes that Mr. Jackson used his deep understanding of the semiconductor industry to guide the Company successfully through mergers and acquisitions. We compensated Mr. Jackson to compete in a marketplace that is undergoing continued consolidation. We expected him to navigate difficult choices and paid him for accretive choices. The Company believes this compensation framework promoted sound decision-making and ensured that our primary selection criterion for our strategic acquisitions enhanced value for stockholders.

Bernard Gutmann. Mr. Gutmann’s target TDC was positioned at the market (50th percentile). Mr. Gutmann managed the Company’s finances in an ever-changing global market. He maintained cash flow generation, managed expenses and paid down the Company’s debt in a difficult market. Mr. Gutmann was tasked with closing the Company’s acquisition of Quantenna Communications, Inc. (“Quantenna”) during 2019 and the subsequent integration of financial systems and employees. Mr. Gutmann’s understanding of the semiconductor industry, financial leadership and strong analytical and accounting skills allowed him to positively impact the Company during an economic downturn.

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Compensation Discussion and Analysis

Vincent C. Hopkin. Mr. Hopkin’s target TDC was positioned below the market (50th percentile). The compensation for Mr. Hopkin, while slightly below market, is consistent with his experience as General Manager of ASG. During 2019, Mr. Hopkin was tasked with closing the acquisition and integration of Quantenna. We expect Mr. Hopkin’s total compensation to align closer to market through future demonstrated ASG business and market strategy, leadership and performance.

Simon Keeton. Mr. Keeton’s target TDC was positioned below the market (50th percentile). Mr. Keeton’s compensation, while slightly below market, is consistent with his experience as General Manager of PSG. We expect Mr. Keeton’s total compensation to align closer to market through future demonstrated PSG business and market strategy, leadership and performance.

William A. Schromm. Mr. Schromm’s target TDC was positioned at the market (50th percentile). In setting Mr. Schromm’s compensation, the Compensation Committee considered his continued efforts on the integration of the Aizu, Japan and East Fishkill, New York factories. Mr. Schromm and his operations team launched several new IT platforms, improved factory performance, reduced manufacturing input costs and improved quality metrics. In determining Mr. Schromm’s compensation, the Compensation Committee recognized his deep understanding of semiconductor operations.

The Compensation Committee’s review of the individual performance of each NEO is not formulaic. The factors outlined above were considered in conjunction with many others, including, but not limited to, the then-current business environment and business challenges, the safety of our employees, the quality of our environmental efforts, the retentive value of the total compensation package and the cost of retention, all of which are taken into account in the course of making subjective judgments to determine final levels of executive compensation.

Impact of Taxation and Accounting Considerations on Executive Compensation

Section 409A imposes an additional 20% federal excise tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation Committee takes into account the impact of Section 409A in designing our executive plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. While the Compensation Committee considers the tax deductibility of awards and the impact of Section 409A as factors in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not tax deductible or otherwise not optimal from a tax perspective. We cannot guarantee that the compensation awarded to our NEOs will comply with the requirements of Section 409A or an applicable exception thereto.

Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. GAAP), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year. The Compensation Committee also takes into account other tax and accounting consequences of its total compensation program and weighs these factors when setting total compensation and determining the individual elements of an officer’s compensation package.

Other Matters Relating to Executive Compensation

Hedging / Pledging Transactions. We have a comprehensive Insider Trading Policy, which, among other things, prohibits our NEOs from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities or that otherwise have economic consequences comparable to the same. Our NEOs are also prohibited from any pledging or margin transactions with respect to our stock, including, but not limited to, holding our securities in a margin account or otherwise pledging such securities as collateral for a loan. Our other employees are also encouraged to adhere to these rules.

Equity Award Practices. In 2006, in the interest of good governance and in response to concerns associated with certain technology companies backdating stock option awards to executives, the Compensation Committee adopted the Statement. Under the Statement, equity grants under our stock incentive plans generally became effective on the first Monday (or next following trading day if the first Monday is not a trading day) of the next month following the date of Board, Compensation

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Compensation Discussion and Analysis

Committee or CEO approval. Options granted pursuant to the Statement were priced at the closing market value on the date of grant. The Statement afforded the Compensation Committee the right to approve, in its discretion, exceptions to the Statement from time to time and was in effect during the Company’s entire 2020 fiscal year. During its meeting on February 11, 2021 to consider the 2021 annual equity awards to our NEOs, the Compensation Committee determined to terminate the Statement and establish a new practice with respect to grant dates for equity awards (such practice, the “Equity Award Practice”). Under the Equity Award Practice, all equity awards will be: (1) granted on the date approved by the Compensation Committee or the CEO, as applicable; and (2) priced based on the closing price of our common stock on Nasdaq on such approval date. The Compensation Committee believes that the Equity Award Practice is more narrowly tailored to our current equity award practices, which no longer include awards of stock options.

Stock Ownership and Retention Guidelines for Officers. Under the Principles, an executive holding the title of Vice President or above is encouraged to hold our common stock in an amount equal to one to six times the officer’s base salary (based on position). As of March 1, 2021, all of our NEOs were either in compliance with, or within the grace period for compliance under, such guidelines.

Clawback Policy. In 2014, we adopted the Clawback Policy, which requires the Company to seek to recover any incentive-based compensation awards and payments made to any covered person in the event that: (i) the Company is required to prepare a financial restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws, which restatement would have resulted in payment of a lesser incentive as determined by the Board of Directors; (ii) there has occurred any intentional misconduct by the covered person that is materially injurious to the Company; or (iii) there has occurred any breach by the covered person of any material provision in his or her employment agreement with the Company or in any other agreement with the Company that contains non-solicitation, confidentiality, non-compete, non-disclosure or non-disparagement provisions applicable to the covered person. For purposes of the Clawback Policy, a “covered person” is any current or former Senior Vice President, Executive Vice President or CEO, or any other person as determined by the Board in its sole discretion. Each of our NEOs is a “covered person” under the Clawback Policy. The compensation to be recovered pursuant to the Clawback Policy applies to any award or payment made under any incentive-based compensation plan, including any corporate bonus plan and any RSUs, PBRSUs, stock options or other form of equity award made or paid by the Company during the applicable recovery period. The applicable recovery period for an accounting restatement is the three-year period preceding the date on which the Company is required to prepare an accounting restatement (determined in accordance with any applicable law, regulation or interpretation, or otherwise by the Board), which restatement would have resulted in payment of a lesser incentive as determined by the Board. The award agreements for our Base PBRSU and Upside PBRSU awards contain additional clawback provisions that subject the awards to Company compensation recovery policies in place from time to time and that allow the Company to require the grantee to forfeit all or a portion of any unvested PBRSUs and any shares of stock delivered pursuant to the grant agreement if: (i) the grantee’s employment is terminated for Cause (as defined in the grantee’s employment agreement or comparable agreement, or, if the grantee has no employment agreement or comparable agreement, in the 2010 SIP); or (ii) the Compensation Committee, in its sole and absolute discretion, determines that the grantee engaged in serious misconduct that results or might reasonably be expected to result in financial or reputational harm to the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the CD&A included in the proxy statement for the Annual Meeting. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Form 10-K and this proxy statement. This report is submitted by the Compensation Committee.

Christine Y. Yan, Chair

Gilles Delfassy

Paul A. Mascarenas

COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth information concerning compensation earned by, or paid for services provided to us or our subsidiaries for the periods indicated to, our NEOs.

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Compensation of Executive Officers

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (1) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (2) (g)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (3) (h)	All Other Compensation ($) (4) (i)	Total ($) (j)
Hassane S. El-Khoury (5) President and Chief Executive Officer	2020	36,538	0	7,578,939	0	0	0	251,336	7,866,313

Keith D. Jackson (6) Former President and Chief Executive Officer	2020	1,021,018	0	5,982,515	0	0	0	53,209	7,056,742
	2019	1,048,846	0	7,800,033	0	0	0	46,054	8,894,933
	2018	1,016,154	0	9,000,057	0	1,841,576	0	35,614	11,893,401

Bernard Gutmann (7)	2020	528,337	0	1,899,210	0	0	0	35,988	2,463,535

Former Executive Vice President, Chief Financial Officer and Treasurer	2019 2018	548,846 530,769	0 0	2,470,027 2,850,006	0 0	0 545,084	0 0	35,766 32,992	3,054,639 3,958,851

Vincent C. Hopkin Executive Vice President and General Manager, Advanced Solutions Group	2020	381,919	0	1,624,429	0	0	0	33,918	2,040,266
Simon Keeton	2020	389,782	0	1,624,429	0	0	0	32,828	2,047,039
Executive Vice President and General Manager, Power Solutions Group	2019	390,539	0	1,860,030	0	0	0	31,694	2,282,262

William A. Schromm (8) Former Executive Vice President and Chief Operating Officer	2020	531,954	0	2,326,534	0	0	0	46,011	2,904,499
	2019	556,154	0	3,185,048	0	0	0	45,783	3,786,985
	2018	535,769	0	3,300,045	0	556,085	0	44,474	4,436,373
(1)

Amounts in this column represent the aggregate grant date fair value of awards of PBRSUs and RSUs computed in accordance with FASB ASC Topic 718, which is derived using the closing price of our common stock on the date of grant, except that the Relative TSR component of the Upside PBRSUs was based on a valuation as of the grant date performed by a third party valuation firm. For the 2020 PBRSUs, the valuation was based upon a 0% attainment for the Upside PBRSUs and a 92% attainment for the Base PBRSUs, which represent the probable outcomes of the performance conditions for those awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The value of the 2020 awards at the grant date for each of the NEOs, assuming that the highest level of the performance conditions will be achieved, is as follows: Mr. El-Khoury: $7,578,939; Mr. Jackson: $9,221,420; Mr. Gutmann: $2,927,445; Mr. Hopkin: $2,395,604; Mr. Keeton: $2,395,604; and Mr. Schromm: $3,586,108. The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards that were expected to vest as of December 31, 2020. As of March 5, 2021, 100% of the PBRSUs awarded on March 5, 2018 were vested pursuant to the relevant award agreement, which amount takes into account shares earned under the “multiplier” feature of the 2018 PBRSU awards (the “Multiplier Shares”) in addition to the shares earned under the PBRSU base grant (“Base Grant Shares”). On January 29, 2021, the Compensation Committee determined that the attainment levels for all of the performance goals under the relevant award agreements for the Base PBRSUs and the Upside PBRSUs awarded on March 4, 2019 were below threshold and, accordingly, none of those awards were eligible to vest. As of February 11, 2021, 0% of the Base PBRSUs and 0% of the Upside PBRSUs awarded on March 2, 2020 were expected to vest by the final vesting date pursuant to the relevant award agreement, which amount takes into account the expected vesting of Upside PBRSUs in addition to the Base PBRSUs. The estimated number of units which are expected to vest is evaluated and adjusted each reporting period, as necessary, in connection with the Company’s quarterly and annual financial statements. We further discuss the assumptions we made in the valuation of stock awards in Note 11 of the Notes to Consolidated Financial Statements in the Form 10-K, which assumptions in Note 11 are incorporated herein by reference.

(2)	The amounts in this column consist of earnings made by the NEO in 2020, 2019 and 2018.

(3)	There are no defined benefit or actuarial pension plans with respect to our NEOs.

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(4)	Amounts in this column for 2020 consist of the items in the following table:

Name	Company Contributions Under 401(k) Plan ($) (a)	Executive Group Term Life Insurance Imputed Income* ($) (b)	Premiums Paid by the Company for Basic Life Insurance and Accidental Death and Dismemberment Insurance ($) (c)	Car Allowance* ($) (d)	Financial Planning Services* ($) (e)	Imputed Income for Post-Tax Long-Term Disability Insurance Benefit Payments* ($) (f)	Relocation Payments ($) (g)
Hassane S. El-Khoury	0	21	115	1,200	0	0	250,000
Keith D. Jackson	11,400	14,479	1,380	14,400	10,000	1,550	0
Bernard Gutmann	11,400	7,525	1,380	14,400	0	1,283	0
Vincent C. Hopkin	11,400	4,902	1,380	14,400	900	1,035	0
Simon Keeton	11,400	1,710	1,380	14,400	2,996	1,035	0
William A. Schromm	11,400	7,524	1,380	14,400	10,000	1,307	0
*	The Company also pays Medicare tax at the rate of 1.45% on the amounts listed in columns (b), (d), (e) and (f).

(5)

Mr. El-Khoury was appointed President and CEO of the Company and a member of the Board, effective as of December 7, 2020. For more information concerning his 2020 compensation, please refer to the “Compensation of Executive Officers — Compensation for Our Chief Executive Officer” section of this proxy statement.

(6)

Mr. Jackson retired from his positions as President and Chief Executive Officer and from the Board, effective as of December 7, 2020. Mr. Jackson will remain with the Company as an advisor until his retirement on May 31, 2021.

(7)

Mr. Gutmann retired from his positions as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective as of February 16, 2021. Mr. Gutmann will remain with the Company as an advisor until his retirement on April 23, 2021.

(8)

Mr. Schromm retired from his positions as Executive Vice President and Chief Operating Officer of the Company, effective as of January 19, 2021. Mr. Schromm will remain with the Company as an advisor until his retirement on April 11, 2021.

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Compensation of Executive Officers

Grants of Plan-Based Awards in 2020

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (5) (l)
Name (a)	Grant Date (b)	Approval Date (1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Hassane S. El-Khoury		12/03/2020		54,808	109,615	0
	12/07/2020								98,120			3,000,019
	12/07/2020						228,946	228,946				4,578,920

Keith D. Jackson		02/16/2020		1,531,526	3,063,053	0
	03/02/2020	02/13/2020							133,123			2,520,018
	03/02/2020	02/13/2020					339,368	339,368				3,462,497
Bernard Gutmann		02/16/2020		449,087	898,174	0
	03/02/2020	02/13/2020							42,261			800,001
	03/02/2020	02/13/2020					126,784	126,784				1,099,209

Vincent C. Hopkin		02/16/2020		286,439	572,879	0
	03/02/2020	02/13/2020							31,696			600,005
	03/02/2020	02/13/2020					95,088	95,088				824,408
	10/05/2020	09/24/2020							8,640			200,016
Simon Keeton		02/16/2020		292,336	584,672	0
	03/02/2020	02/13/2020							31,696			600,005
	03/02/2020	02/13/2020					95,088	95,088				824,408

	10/05/2020	09/24/2020							8,640			200,016
William A. Schromm		02/16/2020		452,161	904,321	0
	03/02/2020	02/13/2020							51,770			980,006
	03/02/2020	02/13/2020					155,310	155,310				1,346,528

(1)

Pursuant to the Statement, the date of grant for the awards included in the table above was the first Monday (or the next available trading day if that Monday is not a trading day) of the month following the month in which the grant was approved by either the Board or the Compensation Committee, as applicable. The short-term cash incentive program for 2020 was established by the Compensation Committee on February 16, 2020. Equity awards under the long-term incentive program for 2020 were approved by the Compensation Committee on February 13, 2020, except for: (i) off-cycle retention awards consisting of 8,640 RSUs awarded to each of Messrs. Hopkin and Keeton on October 5, 2020, pursuant to the 2010 SIP, which were approved by the Compensation Committee on September 24, 2020; and (ii) new hire equity award grants made to Mr. El-Khoury in connection with his appointment as our President and CEO consisting of 98,120 RSUs and 228,946 PBRSUs on December 7, 2020, pursuant to the 2010 SIP, which were approved by the Compensation Committee on December 3, 2020.

(2)

Amounts in these columns represent the possible payouts under the Company’s short-term cash incentive program for 2020. Possible payouts were calculated as follows: the applicable bonus attainment multiplied by the target bonus percentage set for each officer multiplied by the officer’s eligible earnings in effect for the performance period.

(3)

These columns represent PBRSU awards, which are comprised of the Base PBRSUs and Upside PBRSUs, made under the 2010 SIP in 2020. The amounts in the “Threshold” column (f) represent the minimum number of units that would vest, if any, under the award agreements for the 2020 PBRSUs, assuming that certain threshold performance measure(s) are not exceeded. The second award made on the grant date, March 2, 2020, represents the Base PBRSUs and Upside PBRSUs. The amounts in the “Target” column (g) represent the total number of Base PBRSUs, assuming that all performance goals are achieved and therefore all units would vest, but without inclusion of any Upside PBRSUs. The amounts in the “Maximum” column (h) represent the total number of units granted, assuming that all performance goals are achieved for both the Base PBRSUs and Upside PBRSUs and, therefore, that all underlying PBRSU shares would vest. If the performance measure that is achieved for any PBRSU award equals or is less than the threshold performance level, the entire PBRSU award will be canceled.

(4)	This column represents RSU awards made to our NEOs in 2020.

(5)

The amounts in this column represent the grant date fair value of each award calculated in accordance with FASB ASC Topic 718. The grant date fair value for RSUs and PBRSUs is derived using the closing price on the date of grant except for the Relative TSR component of the Upside PBRSUs, which is valued based on a valuation provided by an outside company. The valuation for the PBRSUs is based upon a 0% attainment for the Upside PBRSUs and a 92% attainment for the Base PBRSUs, which represent the probable outcomes of the performance conditions for those awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards that were expected to vest as of December 31, 2020.

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2020, 2019 and 2018 Awards of Equity

Below is a summary of the 2020, 2019 and 2018 awards of PBRSUs and RSUs disclosed in the Summary Compensation Table. For additional information regarding equity awards, see the CD&A under “Elements of Our Compensation Program — Long-Term Incentive Program” in this proxy statement.

2020 Awards of Equity

In February 2020, the Compensation Committee granted Base PBRSU and RSU awards to each NEO, with the value of such awards allocated as follows: 60% Base PBRSUs and 40% RSUs. Additionally, in 2020, the revenue component under the 2019 Upside PBRSUs was replaced with a non-GAAP gross margin performance measure. The 2020 equity awards to the applicable NEOs were:

NEO	RSUs Granted		Base PBRSUs Granted	Upside PBRSUs Granted
Keith D. Jackson	133,123		199,684	199,684
Bernard Gutmann	42,261		63,392	63,392
Vincent C. Hopkin	40,336	(1)	47,544	47,544
Simon Keeton	40,336	(1)	47,544	47,544

William A. Schromm	51,770		77,655	77,655
(1)	Includes an off-cycle retention grant of 8,640 RSUs.

2020 Awards of PBRSUs. Each PBRSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the 2010 SIP and the applicable award agreement. The PBRSUs have a performance measurement period starting on January 1, 2020 and ending on December 31, 2021. If the threshold level for the Adjusted EBITDA performance goal is exceeded, the 2020 Base PBRSUs will vest on or about the filing date for the 2021 Form 10-K, provided that the applicable NEO meets certain conditions described below and in the CD&A. If the threshold performance goal is not exceeded, the entire PBRSU award will be canceled. The applicable performance measures for the 2020 Base PBRSUs are as follows and include straight-line interpolation between threshold and target Adjusted EBITDA:

Measurement Period	Performance Goal: Adjusted EBITDA
2020 PBRSU Performance Period	Threshold – $2,500 million

Target – $3,000 million

Under the 2020 PBRSUs, in the event that the Adjusted EBITDA target is reached, a “gate” opens such that the grantee would become eligible to receive additional PBRSUs pursuant to the Upside PBRSU award. The achievement of the following Upside PBRSU goals determines the payout:

Performance Goals	0% Payout (Threshold)	100% Payout (Target)

Non-GAAP Gross Margin (weighted 60%)	39.0%	40.0%

Relative TSR (weighted 40%)	50th Percentile	75th Percentile

The Upside PBRSUs allow the grantee to earn an additional 100% of the Base PBRSU grant at 100% achievement of the Upside PBRSU metrics. Thus, the participant’s total award opportunity is two times the number of PBRSUs underlying the Base PBRSU award. Except as described below, if the applicable NEO terminates employment with us for any reason, any unvested 2020 PBRSUs will be canceled and forfeited. Pursuant to the 2020 Base PBRSU award agreements, if a Change in Control occurs prior to the end of the 2020 PBRSU Performance Period, the PBRSUs that could vest would be based on the Company’s progress toward attainment of the performance goals as of the closing of the transaction or event resulting in the Change in Control. If the Company thereafter terminates the applicable NEO without “Cause” or the NEO resigns for “Good Reason” (as those terms are defined in the applicable NEO’s employment agreement), a number of PBRSUs will vest as of the date of the individual’s termination of employment in an amount determined by multiplying the number of PBRSUs that could vest (as described above) by a fraction, the numerator of which is the number of days the individual was employed during the 2020 PBRSU Performance Period and the denominator of which is the total number of days in the 2020 PBRSU

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Performance Period. If a Change in Control occurs after the end of the 2020 PBRSU Performance Period, but before the vesting date, and, thereafter, the Company terminates the applicable NEO without Cause or the individual resigns for Good Reason, the units earned but not vested at that time will immediately vest.

2020 Awards of RSUs. Each RSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the applicable award agreement. The 2020 awards of RSUs vest annually in equal amounts over a three-year period on each anniversary of the grant date through March 2, 2023. Compensation Committee approval is not required for vesting. However, subject to certain exceptions, if a NEO terminates his or her employment or otherwise ceases to perform services for us for any reason, including upon a termination for Cause, as such term is defined in the NEO’s employment agreement, any units that are not vested will be canceled and forfeited as of the date of termination of employment or service. If a NEO’s employment is terminated without Cause or the NEO resigns for Good Reason within two years following a Change in Control, any previously unvested RSUs will vest. For information regarding the retirement provisions under the 2020 RSU award agreements for the NEOs, please refer to the CD&A.

Off-Cycle RSU Awards for Messrs. Hopkin and Keeton. During a review of executive pay conducted by the Compensation Committee in September 2020, it was determined that the base salary and long-term incentive compensation for Messrs. Hopkin and Keeton would be significantly and adversely impacted by the economic conditions such that the resulting effect would be that these compensation components for Messrs. Hopkin and Keeton would be significantly below market levels. Given that long-term incentive compensation for each of Messrs. Hopkin and Keeton was positioned between the 25th percentile and median of the market, the Compensation Committee approved certain awards designed to align the total compensation of Messrs. Hopkin and Keeton more closely with the median of the benchmarked data. These off-cycle retention measures included an off-cycle retention award of RSUs with a grant data fair value of $200,000 to each of Messrs. Hopkin and Keeton (the “Retention RSU Awards”). The Company believes that the retention measures taken with respect to Messrs. Hopkin and Keeton, including the Retention RSU Awards, were reasonable in magnitude and represent an isolated practice that was appropriate under the circumstances. The Retention RSU Awards were granted pursuant to the Company’s standard form of award agreement for its RSUs.

2019 Awards of Equity

In February 2019, the Compensation Committee granted Base PBRSU, Upside PBRSU and RSU awards to each NEO as follows:

NEO (1)	RSUs Granted		Base PBRSUs Granted	Upside PBRSUs Granted
Keith D. Jackson	109,490		164,234	273,723
Bernard Gutmann	34,672		52,008	86,679
Simon Keeton	39,546	(2)	32,847	54,745
William A. Schromm	44,709		67,073	111,771
(1)	Messrs. El-Khoury and Hopkin were not NEOs in 2019.

(2)	The total number of RSUs granted to Mr. Keeton includes an off-cycle promotional grant of 17,648 RSUs.

The design for the 2019 equity awards generally aligned with the design for 2020 equity awards described above except that the performance measures for the Upside PBRSU awards were revenue and Relative TSR.

2019 Awards of Base PBRSUs. The Base PBRSUs had a performance measurement period starting on January 1, 2019 and ending on December 31, 2020 (the “2019 PBRSU Performance Period”). If the threshold level for the performance goal for the 2019 PBRSU Performance Period was exceeded, the 2019 Base PBRSUs would have vested on or about the filing date for the Form 10-K, provided that the NEO had met certain conditions described below and in the CD&A. Since the threshold performance goal for the 2019 PBRSU Performance Period was not exceeded, the entire 2019 Base PBRSU award was canceled. The applicable performance measures for the 2019 Base PBRSUs were as follows and included straight-line interpolation between threshold and target Adjusted EBITDA:

Measurement Period	Performance Goal: Adjusted EBITDA
2019 PBRSU Performance Period	Threshold – $2,500 million

Target – $3,100 million

Adjusted EBITDA for the 2019 PBRSU Performance Period was $2,284.8 million, resulting in an attainment level of 0%.

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2019 Awards of Upside PBRSUs. As with the 2019 Base PBRSUs, the Upside PBRSUs awarded to the NEOs in 2019 vest, if at all, based on the achievement of certain performance goals for the 2019 PBRSU Performance Period. If the threshold level for the performance goal for the 2019 PBRSU Performance Period was exceeded, the 2019 Upside PBRSUs would have vested on or about the filing date for the Form 10-K, provided that the NEO had met certain conditions described below and in the CD&A. Since the threshold performance goal for the 2019 PBRSU Performance Period was not exceeded, the entire 2019 Upside PBRSU award was canceled. The 2019 Upside PBRSUs provided for a payout depending on the achievement of two separate performance metrics: revenue and Relative TSR, as described below, and include straight-line interpolation between threshold and target for each metric:

Performance Goals	0% Payout (Threshold)	100% Payout (Target)

Revenue (weighted 50%)	$12,300 million	$13,200 million

Relative TSR (weighted 50%)	50th Percentile	75th Percentile

The terms and conditions relating to vesting and forfeiture upon termination, including in the event of a Change in Control, under the NEOs’ 2019 Upside PBRSU award agreements are consistent with the corresponding terms and conditions under the NEOs’ 2019 Base PBRSU award agreements.

2019 Awards of RSUs. The 2019 awards of RSUs vest annually in equal amounts over a three-year period on each anniversary of the grant date through March 4, 2022. The design and terms of the 2019 RSU awards to our NEOs were generally consistent with those under the 2020 RSU awards described above.

2018 Awards of Equity

In February 2018, the Compensation Committee approved annual long-term incentive grants to the NEOs. The Compensation Committee granted awards to each NEO consisting of 50% PBRSUs and 50% RSUs as set forth below:

NEO (1)	RSUs Granted	PBRSUs Granted
Keith D. Jackson	122,650	122,650
Bernard Gutmann	38,839	38,839
William A. Schromm	44,972	44,972
(1)	Messrs. El-Khoury, Keeton and Hopkin were not NEOs in 2018.

2018 Awards of PBRSUs. The 2018 PBRSUs were designed to vest in two equal amounts (tranches), subject to exceeding the threshold level for the performance goal. Vesting of one-half of the PBRSUs under the first tranche was based upon achievement of the performance goal during the 18-month period starting on January 1, 2018 and ending at the close of the second financial quarter of 2019 (the “2018 PBRSU Performance Period”). The vesting amount for the first tranche was equal to one-half of the total PBRSUs for the grantee multiplied by the attainment percentage. If the performance measure for the 2018 PBRSUs was achieved above the threshold level, the PBRSUs under the second tranche (in an amount equal to the units that actually vested under the first tranche) would then vest based solely on the passage of time on the third anniversary of the grant date if the officer remains employed on that date, subject to certain change in control provisions described below. If the threshold performance goal was not exceeded, the entire award would be canceled. The applicable performance measures for the 2018 PBRSUs were as follows and included straight-line interpolation between threshold and target Adjusted EBITDA:

Measurement Period	Performance Goal: Adjusted EBITDA
2018 PBRSU Performance Period	Threshold – $1,600 million

Target – $2,000 million

For certain key individuals, including the NEOs, the 2018 PBRSU awards included the potential to earn Multiplier Shares. Once the target performance goal for Adjusted EBITDA was achieved or exceeded for the PBRSUs, the “gate” for the Multiplier Shares (the “Multiplier Gate”) opened and achievement of the goals for the Multiplier Shares determined the payout as follows:

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Compensation of Executive Officers

Performance Goal	0% Payout	100% Payout

Market Share (weighted 50%)	7.215%	7.530%

Free Cash Flow (weighted 50%)	$975 million	$1,250 million

At 100% achievement, the terms of the 2018 PBRSUs awarded to the NEOs allowed them to earn additional Multiplier Shares in an amount equal to 100% of the Base Grant Shares. Thus, the participant’s total award opportunity was two times the PBRSU base grant amount.

NEO	PBRSU Base Grant Shares Eligible for Vesting	Shares Eligible for Vesting Per Multiplier Shares Component	Total Shares Eligible for Vesting
Keith D. Jackson	122,650	122,650	245,300
Bernard Gutmann	38,839	38,839	77,678
William A. Schromm	44,972	44,972	89,944

Adjusted EBITDA for the 2018 PBRSU Performance Period was $2,021.8 million, resulting in an attainment level of 100% and the opening of the Multiplier Gate. The market share component applicable to the Multiplier Shares (weighted 50%) was achieved at 7.58% (100% attainment), and the free cash flow component applicable to the Multiplier Shares (weighted 50%) was achieved at $809.7 million, resulting in an attainment level of 0% for the Multiplier Shares and the vesting of the following Base Grant Shares for the applicable NEOs under the first tranche of the 2018 PBRSUs:

NEO	First Tranche Vested PBRSUs (1)
Keith D. Jackson	91,987
Bernard Gutmann	29,130
William A. Schromm	33,729
(1)

An equal amount of each NEO’s applicable PBRSUs, as stated in the table above, vested on March 5, 2021, the third anniversary of the grant date for the 2018 PBRSU award, for Messrs. Jackson, Gutmann and Schromm.

For purposes of calculating Adjusted EBITDA for the 2018 PBRSU awards, non-GAAP net income excluded the following items: restructuring, asset impairments and other, net; goodwill and intangible asset impairment; interest expense and interest income; income tax provision; acquisition related costs; net income attributable to non-controlling interests; depreciation and amortization; actuarial gains or losses on pension plans and other pension benefits; gain or loss on acquisitions and divestitures; gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; expensing of inventory fair market value step up; and unusual/non-recurring material items. However, in the 2018 program, an adjustment for unusual or non-recurring material items could only be made to reduce rather than increase an award that was intended to qualify for the performance-based compensation exception of Section 162(m). Subject to certain limitations, the Compensation Committee had the authority to determine that an alternate method to determine Adjusted EBITDA would be more appropriate to achieve the objectives of the award.

2018 Awards of RSUs. The 2018 awards of RSUs vested annually in equal amounts over a three-year period on each anniversary of the grant date through March  5, 2021.

Compensation for Our Chief Executive Officer

On December 3, 2020, the Board of Directors approved the appointment of Mr. El-Khoury as our President and Chief Executive Officer and as a member of the Board, in each case, effective as of December 7, 2020. In connection with Mr. El-Khoury’s appointment, the Compensation Committee approved an equity-based grant to Mr. El-Khoury under the 2010 SIP, effective as of December 7, 2020, consisting of 98,120 RSUs and 228,946 PBRSUs with grant date values of $3 million and $7 million, respectively, based on the closing price of our common stock on Nasdaq on December 7, 2020.

The RSUs awarded to Mr. El-Khoury will vest annually on a pro rata basis over a three-year period beginning on the first anniversary of the grant date. Additionally, the RSUs will vest in full if we terminate Mr. El-Khoury’s employment without “Cause,” which would include a resignation by Mr. El-Khoury for “Good Reason,” as such terms are defined in his employment

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agreement. The RSUs are subject to additional terms and conditions under the 2010 SIP, as well as a separate award agreement governing the RSUs that was filed as an exhibit to the Form 10-K.

The PBRSUs awarded to Mr. El-Khoury in connection with his appointment will vest at the end of a two-year performance period based on the achievement of a Relative TSR metric. If we terminate Mr. El-Khoury’s employment without Cause, which would include a resignation by Mr. El-Khoury for Good Reason, the PBRSUs will vest pro rata using a truncated performance period based on the three-month period immediately preceding Mr. El-Khoury’s termination of employment. Additionally, the PBRSUs will vest in full at target upon a termination of Mr. El-Khoury’s employment without Cause (including a resignation by Mr. El-Khoury for Good Reason) following a Change in Control. In the event of a Change in Control where Mr. El-Khoury is not terminated by us without Cause (including a resignation by Mr. El-Khoury for Good Reason), following which the Corporation’s stock is no longer publicly-traded and fair market value is determinable, Relative TSR will be measured at the time of the Change in Control based on the Change in Control transaction price. The PBRSUs are subject to additional terms and conditions under the 2010 SIP, as well as a separate agreement governing the PBRSUs that was filed as an exhibit to the Form 10-K.

Other Material Factors — Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table

For additional information regarding the material terms of each NEO’s employment agreement, see “Employment, Severance and Change in Control Arrangements” in this proxy statement. For additional information regarding other material factors related to the Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table, including, but not limited to, an explanation of the amount of salary and bonus in proportion to total compensation, please refer to the “Elements of Our Compensation Program — Base Salary” and “Elements of Our Compensation Program — Short-Term Cash Incentive Program” sections of the CD&A.

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Outstanding Equity Awards at Fiscal Year-End 2020

		Options					Stock Awards

Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2) (j)

Hassane S. El-Khoury	12/07/2020						98,120	3,211,468	228,946	7,493,403

Keith D. Jackson	03/05/2018						40,883	1,338,101
	03/05/2018						91,988	3,010,751
	03/04/2019						72,993	2,389,061
	03/04/2019								0	0
	03/02/2020						133,123	4,357,116
	03/02/2020								0	0

Bernard Gutmann	03/05/2018						12,946	423,723
	03/05/2018						29,129	953,376
	03/04/2019						23,114	756,521
	03/04/2019								0	0
	03/02/2020						42,261	1,383,203
	03/02/2020								0	0

Vincent C. Hopkin	03/05/2018						4,770	156,122
	03/05/2018						10,733	351,275
	06/04/2018						3,817	124,930
	03/04/2019						14,598	477,793
	03/04/2019								0	0
	03/02/2020						31,696	1,037,410
	03/02/2020								0	0
	10/05/2020						8,640	282,787

Simon Keeton	03/05/2018						5,451	178,411
	03/05/2018						12,266	401,450
	01/07/2019						11,765	385,068
	03/04/2019						14,598	477,793
	03/04/2019								0	0
	03/02/2020						31,696	1,037,410
	03/02/2020								0	0
	10/05/2020						8,640	282,787

William A. Schromm	03/05/2018						14,990	490,623
	03/05/2018						33,729	1,103,950
	03/04/2019						29,806	975,550
	03/04/2019								0	0
	03/02/2020						51,770	1,694,432
	03/02/2020								0	0
(1)

Except as described below, this column represents outstanding awards of RSUs. The awards vest pro rata over a three-year period on each anniversary of the date of grant, subject to the terms and conditions of the 2010 SIP and the relevant award agreement. The amounts in this column for the second-listed award granted on March 5, 2018 for each NEO represent PBRSUs for which the performance condition has been satisfied, and the remaining amount, as of December 31, 2020, was to vest based solely on the passage of time. We describe the RSUs and the PBRSUs in more detail above in the “Compensation of Executive Officers — 2020, 2019 and 2018 Awards of Equity” section of this proxy statement.

(2)

The amount in this column is calculated by multiplying the closing market price of our common stock as of December 31, 2020 ($32.73) by the number of RSUs or PBRSUs listed for the specified NEO. The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards that were expected to vest as of December 31, 2020.

(3)

This column represents outstanding PBRSU awards (including the Upside PBRSUs) that remain subject to a performance condition and includes the full number of PBRSUs that would vest, assuming that all performance goals for the Base PBRSUs and the Upside PBRSUs are achieved. With respect to the Upside PBRSUs, this column represents the number of Upside PBRSUs that were expected to vest for each of the NEOs (other than Mr. El-Khoury) for each of the two components of such award at the end of the previous fiscal year. With respect to Mr. El-Khoury, the performance condition in the award reported in this column is based solely on the achievement of a Relative TSR performance goal. As of December 31, 2020, the expected attainment for all Base PBRSUs and Upside PBRSUs awarded in 2020 was 0%. On January 29, 2021, the Compensation Committee determined that the attainment levels for all of the performance goals under the relevant award agreements for the Base PBRSUs and the Upside PBRSUs awarded in

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2019 were below threshold and, accordingly, none of those awards were eligible to vest. The number of threshold, target and maximum shares are also described in columns (f), (g) and (h) of the Grants of Plan-Based Awards in 2020 Table above in this proxy statement. These awards are subject to the terms and conditions of the 2010 SIP and the relevant award agreement. We describe these PBRSUs, including their vesting terms, above under “2020, 2019 and 2018 Awards of Equity” and, as to the 2020 awards, in the CD&A under the heading “Elements of our Compensation Program — Long-Term Incentive Program.” The amounts in this column do not necessarily represent the number of shares used for expensing purposes or the number of awards that were expected to vest as of December 31, 2020. For the amount of awards expected to vest as of a recent date, see footnote (1) to the Summary Compensation Table above in this proxy statement. The estimated number of units that are expected to vest is evaluated and adjusted each reporting period, as necessary, in connection with the preparation of the Company’s quarterly and annual financial statements.

2020 Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (1) (b)	Value Realized on Exercise ($) (2) (c)	Number of Shares Acquired on Vesting (#) (3) (d)	Value Realized on Vesting ($) (4) (e)
Hassane S. El-Khoury	0	0	0	0
Keith D. Jackson	0	0	295,815	5,187,090
Bernard Gutmann	0	0	103,141	1,806,156
Vincent C. Hopkin	0	0	26,809	482,957
Simon Keeton	0	0	29,556	567,727

William A. Schromm	0	0	108,531	1,905,270
(1)	This column represents the number of shares underlying options that were exercised by the NEO in 2020.

(2)

If the officer executed a same-day-sale transaction, the value realized equals the difference between the per share exercise price of the option and the per share sales price upon sale multiplied by the number of shares for which the option was exercised. If the officer executed an exercise and hold transaction, the value realized equals the difference between the per share exercise price of the option and the fair market value of one share of our common stock on such date of exercise multiplied by the number of shares for which the option was exercised.

(3)	This column represents the total number of shares underlying RSUs that vested in 2020, including PBRSUs.

(4)

The value realized equals the number of shares of stock vested multiplied by the market value of one share of our common stock on the date of vesting or, if the vesting date is not a trading date, the immediately preceding trading date.

Employment, Severance and Change in Control Arrangements

We currently have employment agreements with each of our NEOs. Each of the employment agreements entitles the officer to a base salary and to a target percentage of base salary for purposes of our cash incentive plan, subject to Board review from time to time or additional Board action, and generally provides for certain payments or benefits in the event of a termination of employment of the executive in various circumstances, including within two years following a Change in Control.

Mr. El-Khoury

We entered into an employment agreement with Hassane S. El-Khoury, our President and Chief Executive Officer, on December 7, 2020. The employment agreement, subject to Compensation Committee action and review from time to time, entitles Mr. El-Khoury to a base salary of $950,000 per year. Mr. El-Khoury’s employment agreement also sets a target percentage of base salary, initially 150% of his base salary during the relevant performance cycle, plus a potential additional amount as may be approved by the Board and/or the Compensation Committee under the Company’s bonus program dependent on the performance of the Company and/or Mr. El-Khoury against the specified performance criteria. His employment agreement further provides for: (i) a $250,000 relocation bonus (in lieu of standard relocation benefits); and (ii) other standard employee benefits that we make available to our executive officers, including a monthly car allowance of $1,200 and reimbursement of up to $10,000 per year for actual financial planning expenses, in each case, without any tax gross-ups. The employment agreement has no specified term of years.

Obligations Upon Certain Termination Events. Under Mr. El-Khoury’s employment agreement, if we terminate his employment without “Cause” or Mr. El-Khoury resigns for “Good Reason” (as those terms are defined in his employment agreement), the Company will pay him: (i) a continuation of base salary for two years after the date of termination, subject to certain restrictions set forth in his employment agreement, in accordance with the Company’s ordinary payroll practices; (ii) an amount equal to his target bonus, if any, in effect for the then-current performance cycle (or two times the semi-annual amount if bonuses are paid semi-annually as of the date of his termination); (iii) full vesting of any then-unvested RSUs that

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he received in connection with his appointment as our President and CEO (“New Hire RSUs”); (iv) pro rata vesting of any then-unvested PBRSUs that he received in connection with his appointment as our President and CEO (“New Hire PBRSUs”) using a truncated performance period; and (v) pro rata vesting of any RSUs or PBRSUs awarded to Mr. El-Khoury pursuant to the 2021 LTI Program or any future annual equity award program. Mr. El-Khoury would also be entitled to medical benefits for two years following termination and outplacement assistance for a cost to the Company not to exceed $25,000, without any tax gross-ups.

Obligations Upon Certain Termination Events Following a Change in Control. In the event that Mr. El-Khoury’s employment is terminated by us without Cause or by Mr. El-Khoury for Good Reason within two years following a Change in Control, the Company will pay him: (i) a continuation of base salary for two years after the date of termination, subject to the restrictions noted below, in accordance with the Company’s ordinary payroll practices; (ii) two times his target bonus, if any, in effect for the then-current performance cycle (or four times the semi-annual amount if bonuses are paid semi-annually as of the date of his termination); (iii) full vesting of any then-unvested New Hire RSUs; (iv) full vesting at target of any then-unvested New Hire PBRSUs; and (v) full vesting of any RSUs or PBRSUs awarded to Mr. El-Khoury pursuant to the 2021 LTI Program or any future annual equity award program. Mr. El-Khoury would also be entitled to medical benefits for two years following termination and outplacement assistance for a cost to the Company not to exceed $25,000, without any tax gross-ups.

Obligations in Connection with Death or Disability. In the event of Mr. El-Khoury’s death or disability, the Company will pay Mr. El-Khoury or his estate a pro rata portion of his bonus based on the prior cycle’s performance bonus achievement.

General Release and Restrictive Covenants. The payment of all severance benefits (including equity acceleration) to Mr. El-Khoury is subject to him signing (and not revoking) a general release and waiver and his compliance with the following covenants:

•

a restrictive covenant that prohibits Mr. El-Khoury during the term of his employment, and, unless Mr. El-Khoury is terminated without Cause or resigns for Good Reason during his first year of employment (in which case the covenant will terminate at the time of Mr. El-Khoury’s termination of employment), for two years after the termination of his employment, from soliciting any employee of the Company;

•

a restrictive covenant that prohibits Mr. El-Khoury during the term of his employment, and, unless Mr. El-Khoury is terminated without Cause or resigns for Good Reason during his first year of employment (in which case the covenant will terminate at the time of Mr. El-Khoury’s termination of employment), for one year after the termination of his employment, from competing with the Company by providing services to certain companies on a specified competitor list; and

•	indefinite confidentiality and non-disparagement restrictive covenants, which are subject to certain exceptions regarding communication with governmental agencies.

Mr. Jackson

We entered into an employment agreement with Keith D. Jackson, our former President and Chief Executive Officer, effective November 19, 2002, and amended from time to time, most recently on June 1, 2017. The employment agreement entitles Mr. Jackson to a base salary and sets a target percentage of base salary for purposes of our cash incentive plan. The employment agreement also provides Mr. Jackson with a monthly car allowance of up to $1,200. The employment agreement for Mr. Jackson is automatically renewed each year for successive one-year periods unless either party provides notice of non-renewal in accordance with the employment agreement. Mr. Jackson has notified the Company that he will retire on May 31, 2021.

Obligations Upon Certain Termination Events. Under Mr. Jackson’s employment agreement, if we terminate his employment without “Cause” or he resigns for “Good Reason” (as those terms are defined in his employment agreement), the Company will pay him a continuation of base salary for two years after the date of termination, subject to certain restrictions set forth in his employment agreement, in accordance with the Company’s ordinary payroll practices. The agreement requires Mr. Jackson to seek comparable employment upon such termination, and the termination amount that we must pay will be offset by any amounts he earns from other comparable employment during the two-year payment period.

Obligations Upon Certain Termination Events Following a Change in Control. In the event that Mr. Jackson’s employment is terminated by us without Cause or by Mr. Jackson for Good Reason within two years following a Change in Control, the Company will pay him: (i) a continuation of base salary for two years after the date of

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termination, subject to certain restrictions set forth in his employment agreement, in accordance with the Company’s ordinary payroll practices; (ii) a continuation of medical benefits for two years after the date of termination, subject to certain restrictions set forth in his employment agreement, in accordance with the Company’s ordinary payroll practices; and (iii) two times his target bonus, if any, in effect for the then-current performance cycle (or four times the semi-annual amount if bonuses are paid semi-annually as of the date of his termination).

Obligations in Connection with Death or Disability. In the event of Mr. Jackson’s death or disability, the Company will pay him or his estate: (i) any accrued but unpaid base salary; (ii) any bonus earned with respect to the performance cycle ending immediately prior to the date of termination; and (iii) a pro rata portion of his bonus based on the prior cycle’s performance bonus achievement.

General Release and Restrictive Covenants. The payment of all severance benefits to Mr. Jackson is subject to him signing (and not revoking) a general release and waiver and his compliance with the following covenants:

•	a restrictive covenant that prohibits Mr. Jackson during the term of his employment, and for two years after the termination of his employment, from soliciting any employee of the Company;
•	a restrictive covenant that prohibits Mr. Jackson during the term of his employment, and for two years after the termination of his employment, from competing with the Company; and
•	indefinite confidentiality, non-disclosure and non-disparagement restrictive covenants, which are subject to certain exceptions regarding communication with governmental agencies.

Other NEOs

We entered into an employment agreement with each of: (i) Mr. Hopkin, our Executive Vice President and General Manager, Advanced Solutions Group, effective May 11, 2018; (ii) Mr. Keeton, our Executive Vice President and General Manager, Power Solutions Group, dated January 1, 2019; (iii) Mr. Gutmann, our former Executive Vice President, Chief Financial Officer and Treasurer, dated as of September 26, 2012, as amended on June 1, 2017; and (iv) Mr. Schromm, our former Executive Vice President and Chief Operating Officer, dated as of August 25, 2014, as amended on June 1, 2017. The employment agreements for the NEOs other than Messrs. El-Khoury and Jackson are substantially similar and the terms of each such agreement are summarized below.

None of the applicable agreements has a specified termination date and, subject to Compensation Committee action and review from time to time, each of them entitles the officer to a base salary and set an initial target percentage of base salary for purposes of our cash incentive plan. In addition, the employment agreement entitles the officer to a monthly car allowance of $1,200 and the reimbursement of up to $10,000 of financial planning expenses annually, in each case without any tax gross-ups.

Obligations Upon Certain Termination Events. Under each officer’s employment agreement, if we terminate his employment without “Cause” or he resigns for “Good Reason” (as those terms are defined in his employment agreement), the Company will pay him: (i) any accrued and unused vacation; (ii) a continuation of base salary for one year after the date of termination, subject to certain restrictions set forth in his employment agreement, in accordance with the Company’s ordinary payroll practices; (iii) any earned but unpaid bonus for the immediately preceding performance cycle; and (iv) a pro-rata portion of the bonus, if any, for the performance cycle in which the date of termination occurs based on achievement of the applicable performance criteria. We must also pay the officer’s health plan continuation premiums for up to one year following termination, and he would be entitled to six months of outplacement assistance at a cost of up to $5,000.

Obligations Upon Certain Termination Events Following a Change in Control. In the event that the officer’s employment is terminated by us without Cause or by the officer for Good Reason within two years following a Change in Control, in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement: (i) any outstanding but unvested stock options and any RSUs that were granted either on or before the date he signed his employment agreement or in connection with his promotion to a specified office will vest; (ii) all options (vested and unvested) will remain exercisable until the earlier of: (1) one year after the date of termination; or (2) the expiration date provided for under the term of the applicable option agreement, subject to certain restrictions under Section 409A; and (iii) an amount equal to the officer’s target bonus, if any, in effect for the then-current performance cycle (or two times the semi-annual amount if bonuses are paid semi-annually as of the date of his termination).

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Obligations in Connection with Death or Disability. In the event of the officer’s death or disability, the Company will pay the officer or his estate any accrued but unused vacation and unpaid base salary through the date of termination.

General Release and Restrictive Covenants. The payment of all severance benefits to the officer is subject to him signing (and not revoking) a general release and waiver and his compliance with the following covenants:

•	a restrictive covenant that prohibits the officer during the term of his employment, and for one year after the termination of his employment, from soliciting any employee of the Company;
•	a restrictive covenant that prohibits the officer during the term of his employment, and for one year after the termination of his employment, from competing with the Company; and
•	indefinite confidentiality and non-disparagement restrictive covenants, which are subject to certain exceptions regarding communication with governmental agencies.

Potential Payments Upon Termination of Employment or Change in Control

In the tables below, we summarize the estimated payments that will be made to each of our NEOs upon a termination of employment in the various circumstances listed. The table for each NEO should be read together with the description of that officer’s employment agreement above and the description below. For information concerning the material conditions applicable to the receipt of certain payments or benefits, including waivers and non-compete, non-solicitation, non-disparagement and confidentiality agreements, see the description of each such employment agreement in “Employment, Severance and Change in Control Arrangements” above.

Material Assumptions

Unless we note otherwise in the individual table, the material assumptions that we used in creating the tables are set forth directly below.

Date of Termination. The tables assume that any triggering event (e.g., termination, resignation, Change in Control, death or disability) took place on December 31, 2020, with base salaries in effect at the end of the 2020 fiscal year being used for purposes of any severance payout calculations.

Off-setting Employment. For purposes of the table, we have assumed that each NEO was not able to obtain comparable employment during the applicable period, which would off-set the Company’s severance payment obligations if such term was set forth in his employment agreement.

Price Per Share of Common Stock. Calculations requiring a per share stock price are made on the basis of the closing price of $32.73 per share of our common stock on Nasdaq on December 31, 2020.

Cash Payment upon a Change in Control. No cash payment will be made solely because of a Change in Control. For each NEO, the cash payments described under the heading “Termination Following a Change in Control” would be triggered upon a termination without “Cause” or resignation for “Good Reason” (as those terms are defined in the applicable NEO’s employment agreement) within two years following a Change in Control.

Equity Acceleration upon a Change in Control. Under the 2010 SIP, the Compensation Committee, in its discretion, can provide for acceleration of the vesting and the lapse of restrictions on all outstanding options or other awards upon a Change in Control. Under the employment agreement for each NEO other than Mr. Jackson, certain awards granted at or prior to the time of original entry into the employment agreement will vest if the NEO’s employment is terminated without Cause or the NEO resigns for Good Reason within 24 months following a Change in Control. Generally, under the applicable award agreements, outstanding options, RSUs and the earned portion of any PBRSUs (including any earned Base Grant Shares, Multiplier Shares or Upside PBRSUs) vest automatically, subject to certain conditions, if the Company terminates the officer’s employment with the Company without Cause, including a deemed termination for Good Reason, in connection with or following a Change in Control. See “2020, 2019 and 2018 Awards of Equity” above in this proxy statement for a more detailed description of the vesting of outstanding awards of RSUs and PBRSUs upon termination following a Change in Control.

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Medical and Other Benefits. The tables below do not include certain medical, disability or outplacement services benefits that may be payable on termination as set forth in the NEOs’ employment agreements. We also do not include any amounts payable on termination that are generally available to all employees on a non-discriminatory basis. As described in their employment agreements, Messrs. Gutmann, Hopkin, Keeton and Schromm are generally entitled to Company-paid continuation of group health plan benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 regulations for a period of up to one year following termination without Cause or resignation for Good Reason (including circumstances involving a Change in Control), and Mr. Jackson is generally entitled to such benefits under circumstances involving a Change in Control. Mr. El-Khoury is entitled to the continuation of medical benefits for a period of up to two years upon a termination without Cause or resignation for Good Reason. As of December 31, 2020, the monthly cost of such benefits for such officers ranged between approximately $822.52 to $1,497.14, depending on the medical, dental and vision elections and dependent enrollment. Finally, the tables do not include amounts (see footnote (5) to the Summary Compensation Table) payable by the Company on behalf of each NEO to cover the cost of an additional $500,000 of life insurance, which insurance benefit is not generally available to all employees on a non-discriminatory basis and would be realized in the event of the death of the NEO. Messrs. Gutmann, Hopkin, Keeton and Schromm are also entitled to outplacement services following a termination without Cause or resignation for Good Reason in an amount not to exceed $5,000.

Retirement. A normal retirement is treated as a resignation other than for Good Reason in the tables. Upon retirement, all other NEOs would receive earned but unpaid salary and accrued but unused vacation time. Additionally, as of December 31, 2020, Messrs. Gutmann, Hopkin, Jackson and Schromm were eligible to receive continued vesting under their 2019 and 2020 RSU award agreements in the event of a qualified retirement under the applicable award agreements, and, in the event of a Change in Control after the retirement date, any unvested RSUs would immediately vest as of the date of the Change in Control.

Cash Incentive Program. We describe our cash incentive program in the CD&A under “Elements of Our Compensation Program — Short-Term Cash Incentive Program.”

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Compensation of Executive Officers

The following table sets forth the potential payments upon termination or a Change in Control for Hassane S. El-Khoury, our President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)		Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:

Base Salary	1,900,000 (1)	1,900,000 (1)	0	0		0	0

Short-Term Incentive	54,808 (2)	109,615 (2)	0	0	(3)	0	0

Long-Term Incentives:

Acceleration or Continued Vesting of Unvested Stock Options, RSUs or PBRSUs	3,457,826 (4)	10,704,870 (4)	(4)	0		0	0

Total:	5,412,634	12,174,485	(4)	0		0	0
(1)

Mr. El-Khoury’s severance payment following a termination without “Cause” or a resignation for “Good Reason” (as those terms are defined in his employment agreement), whether or not following a Change in Control, is an amount equal to two years of annual base salary. Mr. El-Khoury’s base salary at the end of the 2020 fiscal year was $950,000.

(2)

Mr. El-Khoury’s cash incentive payment following a termination without Cause or a resignation for Good Reason within 24 months following a Change in Control is an amount equal to two times his target bonus under the 2020 cash incentive program. Mr. El-Khoury’s cash payment following a termination without Cause or a resignation for Good Reason in all other circumstances is an amount equal to his target bonus under the 2020 cash incentive program. Such target bonus for 2020 was $54,808, which was calculated based on his actual base salary paid for the year.

(3)

In the event Mr. El-Khoury is terminated due to death or disability, Mr. El-Khoury or his estate would be entitled to a pro rata portion of his bonus based on the performance bonus achievement for a performance cycle that ended prior to his death or disability. For purposes of this column, we have assumed that Mr. El-Khoury’s death or disability was as of December 31, 2020, that the applicable performance cycle was the 2020 bonus program, and that his bonus under the 2020 bonus program was earned but unpaid at that time. Mr. El-Khoury’s earned bonus for 2020 was $0.

(4)

Because the Compensation Committee has discretion to accelerate outstanding awards of equity under the 2010 SIP notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted in the event of a Change in Control, for purposes of this disclosure, we have assumed that the Compensation Committee has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2020 and the exercise price, if any, of unvested options, RSUs or PBRSUs (including any Base PBRSUs, Upside PBRSUs and Multiplier Shares) for which vesting might be accelerated. If we had terminated Mr. El-Khoury’s employment without Cause or Mr. El-Khoury had resigned for Good Reason on December 31, 2020 under circumstances not involving a Change in Control: (i) Mr. El-Khoury’s New Hire RSUs would have fully vested; and (ii) Mr. El-Khoury’s New Hire PBRSUs would have vested pro rata using a truncated performance period, which was calculated based on the period of time Mr. El-Khoury was employed with the Company during 2020.

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The following table sets forth the potential payments upon termination or a Change in Control for Vincent C. Hopkin, our Executive Vice President and General Manager, Advanced Solutions Group.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:

Base Salary	450,000 (1)	450,000 (1)	0	0	0	0

Short-Term Incentive	0 (2)	286,439 (2)	0	0	0	0

Long-Term Incentives:

Acceleration or Continued Vesting of Unvested Stock Options, RSUs or PBRSUs	0	6,611,444 (3)	(3)	0	0	1,797,990	(4)

Total:	450,000	7,347,883	(3)	0	0	1,797,990
(1)

Mr. Hopkin’s severance payment following a termination without “Cause” or a resignation for “Good Reason” (as those terms are defined in his employment agreement), whether or not following a Change in Control, is equal to one year of annual base salary. Mr. Hopkin’s base salary at the end of the 2020 fiscal year was $450,000.

(2)

In the event that we terminate Mr. Hopkin’s employment without Cause, or he resigns for Good Reason, other than in connection with a Change in Control, Mr. Hopkin is entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then-current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Hopkin’s date of termination was December 31, 2020, that the applicable performance cycle was the 2020 bonus program and that his bonus under the 2020 cash incentive program was earned but unpaid at that time. Mr. Hopkin’s earned bonus for 2020 was $0. In addition to other benefits provided in his employment agreement, Mr. Hopkin is entitled to a cash payment following a termination without Cause or a resignation for Good Reason within 24 months following a Change in Control equal to his total annual target bonus under the 2020 bonus program. Such target bonus for 2020 was $286,439.

(3)

Because the Compensation Committee has discretion to accelerate outstanding awards of equity under the 2010 SIP notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted in the event of a Change in Control, for purposes of this disclosure, we have assumed that the Compensation Committee has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2020 and the exercise price, if any, of unvested options, RSUs or PBRSUs (including any Base PBRSUs, Upside PBRSUs and Multiplier Shares) for which vesting might be accelerated.

(4)

The amount shown represents the value of the RSUs, which is based on the Company’s closing stock price on December 31, 2020, that will vest upon a qualified retirement and in accordance with the vesting schedules set forth in Mr. Hopkin’s 2019 and 2020 RSU award agreements.

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Compensation of Executive Officers

The following table sets forth the potential payments upon termination or a Change in Control for Simon Keeton, our Executive Vice President and General Manager, Power Solutions Group.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:

Base Salary	450,000 (1)	450,000 (1)	0	0	0	0

Short-Term Incentive	0 (2)	292,336 (2)	0	0	0	0

Long-Term Incentives:

Acceleration or Continued Vesting of Unvested Stock Options, RSUs or PBRSUs	0	8,742,036 (3)	(3)	0	0	0

Total:	450,000	9,484,372	(3)	0	0	0
(1)

Mr. Keeton’s severance payment following a termination without “Cause” or a resignation for “Good Reason” (as those terms are defined in his employment agreement), whether or not following a Change in Control, is equal to one year of annual base salary. Mr. Keeton’s base salary at the end of the 2020 fiscal year was $450,000.

(2)

In the event that we terminate Mr. Keeton’s employment without Cause, or he resigns for Good Reason, other than in connection with a Change in Control, Mr. Keeton is entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then-current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Keeton’s date of termination was December 31, 2020, that the applicable performance cycle was the 2020 bonus program and that his bonus under the 2020 bonus program was earned but unpaid at that time. Mr. Keeton’s earned bonus for 2020 was $0. In addition to other benefits provided in his employment agreement, Mr. Keeton is entitled to a cash payment following a termination without Cause or a resignation for Good Reason within 24 months following a Change in Control equal to his total annual target bonus under the 2020 bonus program. Such target bonus for 2020 was $292,336.

(3)

Because the Compensation Committee has discretion to accelerate outstanding awards of equity under the 2010 SIP notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted in the event of a Change in Control, for purposes of this disclosure, we have assumed that the Compensation Committee has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2020 and the exercise price, if any, of unvested options, RSUs or PBRSUs (including any Base PBRSUs, Upside PBRSUs and Multiplier Shares) for which vesting might be accelerated.

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Compensation of Executive Officers

The following table sets forth the potential payments upon termination or a Change in Control for Keith D. Jackson, our former President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)		Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:

Base Salary	2,130,000 (1)	2,130,000 (1)	0	0		0	0

Short-Term Incentive	0	3,063,052 (2)	0	0	(3)	0	0

Long-Term Incentives:

Acceleration or Continued Vesting of Unvested Stock Options, RSUs or PBRSUs	0	31,754,499 (4)	(4)	0		0	6,746,177	(5)

Total:	2,130,000	36,947,551	(4)	0		0	6,746,177
(1)

Mr. Jackson’s severance payment following a termination without “Cause” or a resignation for “Good Reason” (as those terms are defined in his employment agreement), whether or not in connection with a Change in Control, is an amount equal to two years of annual base salary. Mr. Jackson’s base salary at the end of the 2020 fiscal year was $1,065,000.

(2)

Mr. Jackson’s cash payment following a termination without Cause or a resignation for Good Reason within 24 months following a Change in Control is an amount equal to two times his target bonus under the 2020 bonus program. Such target bonus for 2020 was $1,531,526, which was calculated based on his actual base salary paid for the year.

(3)

In the event Mr. Jackson is terminated due to death or disability, Mr. Jackson or his estate would be entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then-current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Jackson’s death or disability was as of December 31, 2020, that the applicable performance cycle was the 2020 bonus program and that his bonus under the 2020 bonus program was earned but unpaid at that time. Mr. Jackson’s earned bonus in 2020 was $0.

(4)

Because the Compensation Committee has discretion to accelerate outstanding awards of equity under the 2010 SIP notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted in the event of a Change in Control, for purposes of this disclosure, we have assumed that the Compensation Committee has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2020 and the exercise price, if any, of unvested options, RSUs or PBRSUs (including any Base PBRSUs, Upside PBRSUs and Multiplier Shares) for which vesting might be accelerated.

(5)

The amount shown represents the value of the RSUs, which is based on the Company’s closing stock price on December 31, 2020, that will vest upon a qualified retirement and in accordance with the vesting schedules set forth in Mr. Jackson’s 2019 and 2020 RSU award agreements.

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Compensation of Executive Officers

The following table sets forth the potential payments upon termination or a Change in Control for Bernard Gutmann, our former Executive Vice President, Chief Financial Officer and Treasurer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:

Base Salary	558,000 (1)	558,000 (1)	0	0	0	0

Short-Term Incentive	0 (2)	449,087 (2)	0	0	0	0

Long-Term Incentives:

Acceleration or Continued Vesting of Unvested Stock Options, RSUs or PBRSUs	0	10,065,964 (3)	(3)	0	0	2,139,724	(4)

Total:	558,000	11,073,051	(3)	0	0	2,139,724
(1)

Mr. Gutmann’s severance payment following a termination without “Cause” or a resignation for “Good Reason” (as those terms are defined in his employment agreement), whether or not following a Change in Control, is equal to one year of annual base salary. Mr. Gutmann’s base salary at the end of the 2020 fiscal year was $558,000.

(2)

In the event that we terminate Mr. Gutmann’s employment without Cause, or he resigns for Good Reason, other than in connection with a Change in Control, Mr. Gutmann is entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then-current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Gutmann’s date of termination was December 31, 2020, that the applicable performance cycle was the 2020 bonus program and that his bonus under the 2020 bonus program was earned but unpaid at that time. Mr. Gutmann’s earned bonus for 2020 was $0. In addition to other benefits provided in his employment agreement, Mr. Gutmann is entitled to a cash payment following a termination without Cause or a resignation for Good Reason within 24 months following a Change in Control equal to his total annual target bonus under the 2020 bonus program. Such target bonus for 2020 was $449,087.

(3)

Because the Compensation Committee has discretion to accelerate outstanding awards of equity under the 2010 SIP notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted in the event of a Change in Control, for purposes of this disclosure, we have assumed that the Compensation Committee has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2020 and the exercise price, if any, of unvested options, RSUs or PBRSUs (including any Base PBRSUs, Upside PBRSUs and Multiplier Shares) for which vesting might be accelerated.

(4)

The amount shown represents the value of the RSUs, which is based on the Company’s closing stock price on December 31, 2020, that will vest upon a qualified retirement and in accordance with the vesting schedules set forth in Mr. Gutmann’s 2019 and 2020 RSU award agreements.

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Compensation of Executive Officers

The following table sets forth the potential payments upon termination or a Change in Control for William A. Schromm, our former Executive Vice President and Chief Operating Officer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)	Termination Following a Change in Control ($)	Change in Control ($)	Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)

Cash Compensation:

Base Salary	568,000 (1)	568,000 (1)	0	0	0	0

Short-Term Incentive	0 (2)	452,161 (2)	0	0	0	0

Long-Term Incentives:

Acceleration or Continued Vesting of Unvested Stock Options, RSUs or PBRSUs	0	12,531,106 (3)	(3)	0	0	2,669,982	(4)

Total:	568,000	13,551,267	(3)	0	0	2,669,982
(1)

Mr. Schromm’s severance payment following a termination without “Cause” or a resignation for “Good Reason” (as those terms are defined in his employment agreement), whether or not following a Change in Control, is equal to one year of annual base salary. Mr. Schromm’s base salary at the end of the 2020 fiscal year was $568,000.

(2)

In the event that we terminate Mr. Schromm’s employment without Cause, or he resigns for Good Reason, other than in connection with a Change in Control, Mr. Schromm is entitled to any bonus earned but unpaid in previous cycles and a pro rata portion of his bonus, if any, for the then-current performance cycle based on achievement of the applicable performance criteria. For purposes of this column, we have assumed that Mr. Schromm’s date of termination was December 31, 2020, that the applicable performance cycle was the 2020 bonus program and that his bonus under the 2020 bonus program was earned but unpaid at that time. Mr. Schromm’s earned bonus for 2020 was $0. In addition to other benefits provided in his employment agreement, Mr. Schromm is entitled to a cash payment following a termination without Cause or a resignation for Good Reason within 24 months following a Change in Control equal to his total annual target bonus under the 2020 bonus program. Such target bonus for 2020 was $452,161.

(3)

Because the Compensation Committee has discretion to accelerate outstanding awards of equity under the 2010 SIP notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted in the event of a Change in Control, for purposes of this disclosure, we have assumed that the Compensation Committee has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 31, 2020 and the exercise price, if any, of unvested options, RSUs or PBRSUs (including any Base PBRSUs, Upside PBRSUs and Multiplier Shares) for which vesting might be accelerated.

(4)

The amount shown represents the value of the RSUs, which is based on the Company’s closing stock price on December 31, 2020, that will vest upon a qualified retirement and in accordance with the vesting schedules set forth in Mr. Schromm’s 2019 and 2020 RSU award agreements.

ON SEMICONDUCTOR 2020 PAY RATIO DISCLOSURE

For 2020, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than Mr. El-Khoury and Mr. Jackson, our CEO and former CEO, respectively) was $15,044; and
•	the annual total compensation of Mr. Jackson, who was our CEO on the Measuring Date (as defined below), was $10,295,646.

We calculated the 2020 annual total compensation for Mr. Jackson by annualizing his total compensation as of October 31, 2020 (the “Measuring Date”). Based on this information, for 2020, the ratio of the annual total compensation of Mr. Jackson to the median of the annual total compensation of all employees was 684 to 1.

The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K promulgated under the Securities Act of 1933, as amended (“Regulation S-K”). We describe the methodology and the material assumptions, adjustments and estimates that we used to calculate the total compensation of our former CEO for 2020, to identify the median of the annual total compensation of all of our employees and to determine the annual total compensation of the “median employee” below. Because SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different

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On Semiconductor 2020 Pay Ratio Disclosure

employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For purposes of identifying our median employee, we used our global employee population as of the Measuring Date, identified based on our human resources system of record. To identify the “median employee” from our employee population, we utilized a compensation measure consisting of base pay, overtime pay and short-term incentive compensation, which includes all commissions and bonuses (“Cash Compensation”). We did not annualize the compensation of permanent employees included in the sample who were hired in 2020 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We also utilized the Company’s calculated corporate treasury exchange rate for January 2021 to convert pay received by our international employees to U.S. dollars, but we did not make any cost-of-living adjustments in identifying the “median employee.” We determined that annual equity awards, which are not widely distributed to our employees, and certain employee allowances, which are not uniformly distributed across our employee population, do not reasonably reflect the annual compensation of our employees and therefore excluded such compensation from Cash Compensation. We identified and calculated the elements of the median employee’s total compensation for the 2020 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Using this methodology, for purposes of 2020 compensation, we determined that the “median employee” was a full-time operator located in China.

HEDGING RESTRICTIONS

Under the Insider Trading Policy, officers, Directors and certain other specified key employees who have regular access to financial or other material information about the Company prior to the time the information is disclosed to the public (“ON Insiders”) may not engage in short sales of Company securities or buy or sell financial instruments, including, without limitation, puts, calls or other derivatives of Company securities, prepaid variable forwards, equity swaps, collars and exchange funds, or otherwise engage in hedging or monetization transactions, in any such case that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities or that otherwise have economic consequences comparable to the same. ON Insiders are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Each ON Insider is also responsible for transactions of specified family members and controlled entities and such transactions are subject to the same restrictions as if entered into for the account of the ON Insider. All other employees who are not ON Insiders are also encouraged to adhere to these special rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the 2020 fiscal year were Curtis J. Crawford, Ph.D., Gilles Delfassy, Paul A. Mascarenas and Christine Y. Yan. None of the members of the Compensation Committee during 2020 is, nor has any such member been, an officer or employee of the Company or any of its subsidiaries. During the 2020 fiscal year, none of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. During the 2020 fiscal year, none of our executive officers served on the board of directors or compensation committee of any other entity that had one or more of its executive officers serving on our Board or Compensation Committee. None of our current or past executive officers has served on the Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of disclosure controls and procedures that may have a material impact on the financial statements of the Company (including internal control over financial reporting) and the qualifications, independence and performance of its independent registered public accounting firm. It has the sole authority and responsibility to select, oversee and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our disclosure controls and procedures (including internal control over financial reporting) and the overall quality of our financial reporting.

The Audit Committee, comprised at the time of five independent Outside Directors and operating under its written charter, has: (i) reviewed and discussed the audited financial statements with our management; (ii) discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; (iii) received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s

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Audit Committee Report

communications with the Audit Committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and CEO and the CFO financial reporting certifications required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC. Based on its review and discussions listed above, as well as such other matters deemed relevant and appropriate by it, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with GAAP or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

This report is submitted by the Audit Committee.*

Susan K. Carter

Atsushi Abe

Alan Campbell

Emmanuel T. Hernandez

Bruce E. Kiddoo

* Ms. Carter was appointed as Chair of the Audit Committee effective as of April 3, 2021. Prior to such time, Mr. Hernandez served as Chair of the Audit Committee.

PRINCIPAL STOCKHOLDERS

Except as discussed in the footnotes below, the following table sets forth, as of December 31, 2020, certain information regarding any person who is a beneficial owner of more than 5% of our common stock. The percentages of class amounts set forth in the table below are based on 411,842,629 shares of common stock outstanding on December 31, 2020. The information with respect to the number of shares of common stock that the persons listed below beneficially own includes sole or shared voting power or investment power and is based solely on the information most recently filed by such persons with the SEC under the Exchange Act.

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Principal Stockholders

	Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	36,659,554 (1)	8.91%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	28,508,930 (2)	6.9%

FMR LLC 245 Summer Street Boston, Massachusetts 02210	41,710,674 (3)	10.1%
(1)

The number of shares of common stock for The Vanguard Group, Inc. (“Vanguard”) is based solely on the information contained in the Schedule 13G/A (Amendment No. 8) filed with the SEC on February 10, 2021. Vanguard has the sole power to dispose or to direct the disposition of 35,985,760 shares it beneficially owns, does not have the sole power to vote or to direct the vote of any of the shares it beneficially owns, has shared power to vote or to direct the vote of 351,677 shares it beneficially owns and has shared power to dispose or direct the disposition of 673,794 shares it beneficially owns.

(2)

Based solely on the information contained in its Schedule 13G/A, Amendment No. 2 filed with the SEC on January 29, 2021, BlackRock, Inc. (“BlackRock”) is the beneficial owner of 28,508,930 shares of our common stock. BlackRock has the sole power to dispose or direct the disposition of 28,508,930 shares of our common stock and no shared dispositive power. BlackRock has the sole power to vote or direct the voting of 26,221,603 shares of our common stock and no shared voting power. The shares are beneficially owned through the following entities: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd.

(3)

Based solely on the information contained in a Schedule 13G/A (Amendment No. 5) filed with the SEC by FMR LLC (“FMR”) and Abigail P. Johnson on February 8, 2021, FMR and Ms. Johnson are the beneficial owners of 41,710,674 shares of our common stock. FMR has sole power to vote or direct the vote with respect to 2,569,803 shares that it beneficially owns and no shared voting power. It has sole power to dispose or direct the disposition of 41,710,674 shares that it beneficially owns and no shared dispositive power. The shares are beneficially owned through the following entities: Fiam LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research (Hong Kong) Limited, Fidelity Management & Research Company LLC (which beneficially owns 5% or greater of the shares of the class being reported on) and Strategic Advisers LLC. Ms. Johnson is a director, the Chairman and the Chief Executive Officer of FMR. Ms. Johnson and other members of the Johnson family own directly or indirectly 49% of the voting power of FMR, and they and all of the Series B stockholders have entered into a voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of such shares. They do not, however, have the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of March 1, 2021, except as otherwise noted, certain information regarding beneficial ownership of our common stock by each Director, each NEO and our Directors and executive officers as a group. The percentages of class amounts set forth in the table below are based on 411,881,071 shares of common stock outstanding on March 1, 2021. Beneficial ownership includes sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of March 1, 2021 through the exercise of any stock option or similar security, or the vesting of RSUs, excluding PBRSUs, the vesting of which is based on performance. Each of the named individuals in the following table has sole voting and investment power with respect to the shares shown other than any property rights of spouses.

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Share Ownership of Directors and Officers

	Common Stock

Name of Beneficial Owner	Number of Shares Owned	Right to Acquire (1)	Total	Percentage of Class

NEOs

Hassane S. El-Khoury	—	—	—	*

Keith D. Jackson	2,179,472	213,743	2,393,215	*

Bernard Gutmann	447,792	67,719	515,511	*

Vincent C. Hopkin	55,052	33,368	88,420	*

Simon Keeton	43,220	35,582	78,802	*

William A. Schromm	358,731	80,879	439,610	*

Directors and nominees for Director (excluding CEO)

Atsushi Abe	163,343	—	163,343	*

Alan Campbell	80,376	—	80,376	*

Susan K. Carter	3,968	—	3,968	*

Curtis J. Crawford, Ph.D. (2)	239,380	—	239,380	*

Thomas L. Deitrich	4,390	—	4,390	*

Gilles Delfassy	48,797	—	48,797	*

Emmanuel T. Hernandez	113,211	—	113,211	*

Bruce E. Kiddoo	2,854	—	2,854	*

Paul A. Mascarenas	76,660	—	76,660	*

Daryl A. Ostrander, Ph.D. (2)	47,225	—	47,225	*

Teresa M. Ressel (2)	260,205	—	260,205	*

Gregory L. Waters	2,854	—	2,854	*

Christine Y. Yan	30,609	—	30,609	*

All Directors and Executive Officers as a group (22 persons)	4,479,617	532,958	5,012,575	1.1%
*	Less than 1% of the total voting power of the outstanding shares of common stock.

(1)

This number includes shares of common stock issuable upon: (i) the exercise of options that are exercisable within 60 days of March 1, 2021; (ii) the vesting of RSUs that vest within 60 days of March 1, 2021; and (iii) the vesting of PBRSUs for which the performance criteria has been achieved and that vest within 60 days of March 1, 2021.

(2)	This number reflects the Director’s beneficial ownership of our common stock as of May 20, 2020, which is the most recent practicable date for which such information was available.

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SHARE-BASED COMPENSATION PLAN INFORMATION

The following table sets forth share-based compensation plan information as of December 31, 2020:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved By Security Holders (1)	11,263,159	(2)	$8.53	19,420,885	(4)

Equity Compensation Plans Not Approved By Security Holders	—		—	—

Total	11,263,159			19,420,885
(1)	Consists of the 2010 SIP and the ESPP.

(2)

Includes 11,259,208 shares of common stock subject to RSUs and PBRSUs (including Base PBRSUs, Upside PBRSUs and Multiplier Shares), which entitle each holder to one share of common stock for each unit that vests over the holder’s period of continued service or based on the achievement of certain performance criteria. This amount excludes purchase rights accruing under the ESPP that has a stockholder-approved reserve of 28,500,000 shares. As of December 31, 2020, there were approximately 3.0 million shares available for issuance under the ESPP. See footnote (4).

(3)

Calculated without taking into account shares of common stock subject to outstanding RSUs and PBRSUs (including Base PBRSUs, Upside PBRSUs and Multiplier Shares) that will become issuable as those units vest without any cash consideration or other payment required for such shares.

(4)

Includes 2,950,704 shares of common stock reserved for future issuance under the ESPP and 16,470,181 shares of common stock available for issuance under the 2010 SIP, as adjusted to account for full value awards, which reduce the shares of common stock available for future issuance at a fungible ratio of 1:1.58 for each full value award previously awarded. The 2000 SIP terminated on February 17, 2010, and, accordingly, there were no shares available for future grants under the 2000 SIP as of December 31, 2020. However, if an award under the 2010 SIP or under the 2000 SIP is forfeited, terminated, canceled, expires or is paid in cash, the shares subject to such award, to the extent of the forfeiture, termination, cancellation, expiration or cash payment, may be added back to the shares available for issuance under the 2010 SIP on a 1:1 basis for options and SARs and on a 1.58:1 basis for other awards.

RELATED PARTY TRANSACTIONS

As set forth in the Audit Committee’s charter, unless submitted to another comparable independent body of the Board, and to the extent required under applicable federal securities laws and related rules and regulations and/or Nasdaq listing standards, related party transactions are submitted to the Audit Committee for review and oversight. We have a written policy on related party transactions (the “Policy”) to which all employees are required to adhere. The Policy provides for review and oversight requirements and related procedures with respect to transactions in which: (i) the Company was, is or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related party had, has or will have a direct or indirect material interest. The Policy intentionally defines “related party” to not only include parties set forth under the definitions contained in SEC rules but also to include additional parties such as commonly controlled affiliates of the Company, certain investments in other entities and employee trusts. All related party transactions must be reviewed by our Corporate Controller’s Office, in conjunction with our Law Department, for potential conflict of interest situations and related matters on an ongoing basis. When review and oversight by the Audit Committee (or other independent body) is required, the Audit Committee (or other independent body) must be provided the details of such transactions, including, but not limited to, the terms of the transaction, the business purpose of the transaction and the benefits to the Company and to the other party. Although the Policy has not set standards for review or approval of related party transactions, our Audit Committee (or other independent body), Corporate Controller’s Office and Law Department seek to ensure that all related party transactions are conducted at arm’s-length, on terms that are fair to the Company and in the best interests of the Company and its stockholders. Since January 1, 2020, there have been no related party transactions that are required to be reported as such under SEC rules.

SECTION 16(A) REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act (“Section 16”) requires our Directors, each “officer” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act (“Section 16 Officers”) and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of

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Section 16(a) Reporting Compliance

any of our equity securities. To our knowledge, based solely on a review of reports on Forms 3, 4 and 5 and amendments thereto filed electronically with the SEC during the year ended December 31, 2020, and a representation from our Directors and Section 16 Officers that no other reports were required, all Directors, Section 16 Officers and beneficial owners of greater than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act made all filings required under Section 16 during 2020 on a timely basis, except that, due to administrative errors: (i) on June 17, 2020, two Form 4 reports, one for Mr. Keeton reporting a stock sale and one for Mr. Hopkin reporting a stock sale, were filed one business day late; and (ii) a Form 3 for Ross F. Jatou was amended promptly after the Company discovered that the acquisition of 3,833 shares of Company common stock in connection with a PBRSU vesting event was not included in the original Form 3.

MISCELLANEOUS INFORMATION

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We have retained Georgeson LLC (“Georgeson”) under a three-year agreement to assist in the solicitation of proxies for the Annual Meeting. We have agreed to indemnify Georgeson against certain liabilities arising out of or in connection with the engagement and to limit its aggregate liability for its services. The estimated cost for such services is $12,250, plus additional fees relating to telephone solicitation of proxies and upon the occurrence of certain other contingencies, as well as other customary costs. In addition to the above services, we will request Brokers and other record holders to send proxies and proxy materials to the beneficial owners of the stock and secure their voting instructions, if necessary. We will reimburse such record holders for their reasonable expenses in so doing. We may also use several of our regular employees, who will not be specially compensated, to solicit proxies personally or by telephone, telegram, facsimile or special delivery letter.

Annual Report/Form 10-K

Our 2020 annual report to stockholders (the “Annual Report”), which includes the Form 10-K (without certain exhibits that are excluded from the Annual Report pursuant to Rule 14a-3(b) of the Exchange Act), is being delivered concurrently with this proxy statement to all stockholders of record as of the Record Date. Those exhibits that are excluded from the Annual Report as described above are available for the cost of photocopying. To receive a copy, please write to: Investor Relations, ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, Arizona 85008; call: Investor Relations at (602) 244-3437; send an email to: investor@onsemi.com; or go to the Investor Relations section of our website at www.onsemi.com.

Stockholders Sharing the Same Address

If you hold your shares in “street name” and share the same address as another stockholder, you will receive only one Internet Notice or set of proxy materials, including the Annual Report, unless you have provided contrary instructions. If you hold your shares in “street name” and wish to receive a separate Internet Notice or set of proxy materials, or if you share the same address as another stockholder and are receiving multiple Internet Notices or sets of proxy materials and wish to receive only one Internet Notice or set of proxy materials, you will need to contact your Broker. Registered holders are each provided an Internet Notice or set of proxy materials; however, if you are a registered holder and would like an additional copy or, alternatively, if you share the same address as another stockholder and: (i) are receiving a single Internet Notice or set of proxy materials and wish to receive multiple Internet Notices or sets; or (ii) are receiving multiple Internet Notices or sets of proxy materials and wish to receive only one Internet Notice or set, please write to: Investor Relations, ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, Arizona 85008; call: Investor Relations at (602) 244-3437; send an email to: investor@onsemi.com; or go to the Investor Relations section of our website at www.onsemi.com. We will promptly provide a copy as requested.

Other Business

Other than the proposals set forth in this proxy statement, we do not intend to bring, and we are not currently aware of, any other matters to be voted on at the Annual Meeting. If, however, other matters are properly presented at the Annual Meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized under the Exchange Act.

ON Semiconductor Corporation 2021 Proxy Statement     93

Miscellaneous Information

Stockholder Communications with the Board of Directors

We have a process by which our stockholders can send communications to the Board, and every effort is made to ensure that the Board or individual Directors, as applicable, hear the views of our stockholders so that appropriate responses can be provided to our stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Executive Vice President, General Counsel, Chief Compliance Officer, Chief Risk Officer and Secretary, George H. Cave, at the address of our principal executive office, located at 5005 East McDowell Road, Phoenix, Arizona 85008, with a request to forward the same to the intended recipient. Substantive communications will generally be forwarded to the Board.

Stockholder Nominations and Proposals

Stockholders may present, and our Corporate Governance and Nominating Committee will consider, proposals for action at a future meeting if they comply with our Bylaws and SEC rules. Pursuant to our Bylaws, a special meeting of stockholders may be called upon the written request (a “Special Meeting Request”) of stockholders who hold in the aggregate at least 25% of the voting power of our outstanding capital stock that is entitled to vote on the matters to be brought before the meeting. Subject to the provisions of our Bylaws, a special meeting so requested will be held at such date, time and place as may be fixed by the Board but not more than: (i) 120 days after receipt by our Secretary of the Special Meeting Request, if the request relates to matters other than the election of Directors; and (ii) 180 days after receipt by our Secretary of the Special Meeting Request, if the request relates to the election of Directors. The requesting stockholders are required to provide specified information as provided in our Bylaws relating to the matters to be considered at the special meeting. Unless the Board determines otherwise, the 2022 Annual Meeting will be held on May 26, 2022. Under SEC rules, stockholder proposals for the 2022 Annual Meeting must be received at our principal executive office, located at 5005 East McDowell Road, Phoenix, Arizona 85008, not later than December 7, 2021 to be considered for inclusion in next year’s proxy statement. The notice accompanying any stockholder proposal must set forth: (i) as to each matter the sponsoring stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the sponsoring stockholder as they appear on our books; (iii) the class and number of shares that are owned beneficially and of record by the sponsoring stockholder on the date of the notice; and (iv) any material interest of the sponsoring stockholder in such proposal. Proposals to be presented at such annual meeting that are not intended for inclusion in the proxy statement must be submitted in accordance with applicable advance notice provisions of our Bylaws.

Subject to advance notice provisions contained in our Bylaws, a stockholder of record may propose the nomination of someone for election as a Director at our annual meeting of stockholders by timely written notice to our Secretary. The notice must set forth: (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person as would be required to be disclosed under federal securities laws in a proxy statement relating to the election of Directors (including such person’s written consent to being named in the proxy statement as a nominee); (ii) the name and address of the nominating stockholder, as they appear on our books; and (iii) the class and number of shares that are owned beneficially and of record by the nominating stockholder on the date of the notice. Generally, a notice is timely if received by our Secretary not less than 90 days (by February 25, 2022) or more than 120 days (by January 26, 2022) before the date of the annual meeting. If, however, the date of the annual meeting has not been publicly disclosed or announced at least 105 days in advance of the annual meeting, then our Secretary must have received the notice within 15 days of such initial public disclosure or announcement. In addition, not more than 10 days after a request from our Secretary, the nominating or sponsoring stockholder must furnish to the Secretary such additional information as the Secretary may reasonably require. A nomination or stockholder proposal that does not comply with the above procedure and other procedures described in our Bylaws will be disregarded. You may contact our Secretary at the principal executive office to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations or proposals. If any such matter is brought before an annual meeting, our management will use its discretionary authority to vote the shares subject to the proxies as the Board may recommend, to the extent allowed by our Bylaws and applicable law.

GEORGE H. CAVE

Executive Vice President, General Counsel, Chief Compliance

Officer, Chief Risk Officer and Secretary

Dated: April 6, 2021

94     ON Semiconductor Corporation 2021 Proxy Statement

APPENDIX A

ON SEMICONDUCTOR CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

APPROVED BY STOCKHOLDERS: MAY 20, 2021

(AS AMENDED BY THE AMENDMENT EFFECTIVE ~~MAY~~ MARCH 17, ~~2017~~2021)

1.        PURPOSE.  The purpose of this ON Semiconductor Corporation 2000 Employee Stock Purchase Plan (the “Plan”) is to encourage stock ownership by eligible employees of ON Semiconductor Corporation (formerly known as SCG Holding Corporation) (the “Company”) and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

2.        DEFINITIONS.  For purposes of the Plan, in addition to the terms defined in Section 1, the following terms are defined:

(a)        “Board” means the Board of Directors of the Company.

(b)        “Cash Account” means the account maintained on behalf of a Participant by the Company for the purpose of holding cash contributions withheld from payroll pending investment in Stock.

(c)        “Code” means the Internal Revenue Code of 1986, as amended.

(d)        “Custodian” means Solomon Smith Barney or any successor or replacement appointed by the Board or its delagatee under Section 3(a).

(e)        “Earnings” means a Participant’s salary or wages, including bonuses, for services performed for the Company and its Subsidiaries and received by a Participant for services rendered during an Offering Period.

(f)        “Fair Market Value” means the closing price of the Stock on the relevant date as reported on NASDAQ (or any national securities exchange or quotation system on which the Stock is then listed), or if there were no sales on that date the closing price on the next preceding date for which a closing price was reported; provided, however, that for any Offering Period beginning on the IPO Date, the Fair Market Value of the Stock on the first day of such Offering Period shall be deemed to be the price at which the Company’s Stock is offered under its initial public offering of Stock.

(g)        “IPO Date” means the date on which the Company’s initial public offering of Stock is consummated.

(h)        “Offering Period” means the period beginning on the IPO Date and ending on the last day of the next calendar quarter, and every three-month period thereafter. For Participants who do not reside in the United States, if the day on which the Company receives approval by the applicable foreign jurisdiction to offer common stock to Participants residing in that jurisdiction is later than the day on which the Company’s initial public offering becomes effective, the Offering Period means the period beginning on the day on which the Company receives approval by the applicable foreign jurisdiction to offer common stock to such Participants and ending on the last day of the next calendar quarter, and every three-month period thereafter.

(i)        “Participant” means an employee of the Company or a Subsidiary who is participating in the Plan.

(j)        “Purchase Right” means a Participant’s option to purchase Stock that is deemed to be outstanding during an Offering Period. A Purchase Right represents an “option” under Section 423 of the Code.

(k)        “Stock” means the common stock of the Company.

(l)        “Stock Account” means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired under the Plan.

(m)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as set forth in Code Section 424(f).

3.        ADMINISTRATION.

(a)        Board Administration. The Plan will be administered by the Board. The Board may delegate its administrative duties and authority (other than its authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to refer to the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind rules and regulations and appoint agents as it deems necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

(b)        The Custodian. The Custodian will act as custodian under the Plan, and will perform duties under the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain Participants Stock Accounts and any subaccounts as may be necessary or desirable to administer the Plan.

(c)        Waivers. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance on an individual case or by adopting a rule or regulation under the Plan, without amending the Plan.

(d)        Other Administrative Provisions.  The Company will furnish information from its records as directed by the Board, and such records, including a Participant’s Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will apply to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period in accordance with Code Section 423(b)(5).

4.        STOCK SUBJECT TO PLAN.  Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be ~~28~~34,500,000. If, at the end of any Offering Period, the number of shares of Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares of Stock then available under the Plan, the Board shall make a pro rata allocation of the shares of Stock remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares of Stock purchased on the open market. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

5.        ENROLLMENT AND CONTRIBUTIONS.

(a)        Eligibility.  An employee of the Company or any Subsidiary designated by the Board may be enrolled in the Plan for any Offering Period if such employee is employed by the Company or a Subsidiary authorized to participate in the

Plan on the first day of the Offering Period, unless one of the following applies to the employee:

(i)        such person has been employed by the Company or a Subsidiary less than 90 days; or

(ii)        such person is customarily employed by the Company or a Subsidiary for 20 hours or less a week; or

(iii)        such person is customarily employed by the Company or a Subsidiary for not more than five months in any calendar year;

(iv)        such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Stock of the Company or any Subsidiary.

Notwithstanding the above, solely for purposes of the first Offering Period under the Plan, an employee who is employed by the Company or a Subsidiary on the first date of such Offering Period and who is otherwise eligible to participate in the Plan shall not be required to satisfy the 90 day employment period specified in 5(a)(i) above.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms. Notwithstanding the above, any individual who is employed by the Company or a Subsidiary designated by the Board and who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of section 7701(b)(1)(A))) will be ineligible to participate in the Plan if the offering is prohibited under the laws of the jurisdiction or if compliance with the laws of the jurisdiction would cause the offering to violate Section 423 of the Code. Additionally, the offer of the Purchase Right and the delivery of Stock under the Plan shall be effective for any individual who is employed by the Company or a Subsidiary designated by the Board and who is working outside of the United States only after the Company has complied with the applicable laws of the country in which the employee is working.

(b)        Initial Enrollment. An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Offering Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company a properly completed enrollment form, including the employee’s election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such enrollment form must be filed at least two weeks (or such other period determined by the Board) preceding such Offering Period.

(c)         Automatic Re-enrollment for Subsequent Offering Periods. A Participant whose enrollment in, and payroll contributions under, the Plan continues throughout a Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the next Offering Period in accordance with Section 7(a), or (ii) the Participant is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically re-enrolled for a Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form designating a different rate of payroll contributions and such new enrollment form is received no later than two weeks (or such other period determined by the Board) prior to the beginning of the next Offering Period.

(d)        Payroll Contributions. A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form in effect for that Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent (1%) nor more than ten percent (10%) of the Participant’s Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate, subject to Section 8(c). Notwithstanding the above, a Participant’s payroll contributions will be adjusted downward by the Company as necessary to ensure that the limit on the amount of Stock purchased for an Offering Period set forth in Section 6(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Offering Period by filing a new enrollment form designating a different rate of payroll contributions, which form must be received at least two weeks (or such other period determined by the Board) prior to the beginning of an Offering Period to be effective for that Offering Period. In addition, a Participant may elect to discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for the next payroll after the Participant’s new enrollment form is received.

(e)        Crediting Payroll Contributions to Cash Accounts.  All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Company on behalf of the Participant. The Company will credit payroll contributions to each Participant’s Cash Account as soon as practicable after the contributions are withheld from the Participant’s Earnings.

(f)        No Interest on Cash Accounts.  No interest will be credited or paid on cash balances in Participant’s Cash Accounts pending investment in Stock.

6.        PURCHASES OF STOCK.

(a)        Purchase Rights.  Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such

Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

(i)        The purchase price of each share of Stock purchased for each Offering Period will equal 85% of the lesser of the Fair Market Value of a share of Stock on the first day of an Offering Period, or the Fair Market Value of a share of Stock on the last day of an Offering Period.

(ii)        Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(a)(i) with the aggregate amount credited to the Participant’s Cash Account as of the last day of an Offering Period.

(iii)        The number of shares of Stock subject to a Participant’s Purchase Right for any Offering Period will not exceed the lesser of: (1) 500 shares of Stock, or (2) the number derived by dividing $6,250 by 100% of the Fair Market Value of one share of Stock on the first day of the Offering Period for the Offering Period.

(iv)        The Purchase Right will be automatically exercised on the last day of the Offering Period.

(v)        Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

(vi)        The Purchase Right will expire on the earlier of the last day of the Offering Period or the date on which the Participant’s enrollment in the Plan terminates.

(b)        Purchase of Stock.  At or as promptly as practicable after the last day of an Offering Period, amounts credited to each Participant’s Cash Account will be applied by the Company to purchase Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased from the Company or in the open market, as the Board determines. The Company will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares purchased will be allocated to each Participant’s Stock Account in proportion to the cash amounts withdrawn from such Participant’s Cash Account. After completing purchases for each Offering Period (which will be completed in not more than 15 calendar days after the last day of an Offering Period), all shares of Stock so purchased for a Participant will be credited to the Participant’s Stock Account.

(c)        Dividend Reinvestment; Other Distributions.  Cash dividends on any Stock credited to a Participant’s Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. The Company will aggregate all purchases of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 15 calendar days) after a dividend payment date. The purchases will be made directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date or on the open market. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant’s Stock Account will be credited to such Account.

(d)        Withdrawals and Transfers.  Shares of Stock may be withdrawn from a Participant’s Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant’s Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a).

(e)        Excess Account Balances.  If any amounts remain in a Cash Account following the date on which the Company purchases Stock for an Offering Period as a result of the limitation set forth in Section 6(a)(iii) or for any other reason, such amounts will be returned to the Participant as promptly as practicable.

7.        TERMINATION AND DISTRIBUTIONS.

(a)        Termination of Enrollment.  A Participant’s enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan, or (iii) the termination of the Participant’s employment by the Company and its Subsidiaries. An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Offering Period if he or she satisfies the eligibility requirements of Section 5(a) as of such Offering Period. A Participant’s election to discontinue payroll contributions will not constitute a termination of enrollment.

(b)        Distribution.  As soon as practicable after a Participant’s enrollment in the Plan terminates, amounts in the Participant’s Cash Account which resulted from payroll contributions will be repaid to the Participant. The Custodian will continue to maintain the Participant’s Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant’s termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

8.        GENERAL.

(a)        Costs.  Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(d)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

(b)        Statements to Participants.  The Participant’s statement will reflect payroll contributions, purchases, sales, and withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant’s Accounts. The Custodian will, not less frequently than quarterly, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Stock Account and the date thereof, the number of shares of Stock credited or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant’s Stock Account (computed to at least three decimal places), and such other information as agreed to by the Custodian and the Company.

(c)        Compliance with Section 423.  It is the intent of the Company that this Plan complies in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

9.        GENERAL PROVISIONS.

(a)        Compliance With Legal and Other Requirements.  The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate. In addition, the Company may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

(b)        Limits on Encumbering Rights.  No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant.

(c)        No Right to Continued Employment.  Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee’s employment at any time.

(d)        Taxes.  The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.

(e)        Changes to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company’s shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval. However, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may (i) elect to terminate all outstanding Purchase Rights at such time as the Board may designate, and all amounts contributed to the Plan which remain in a Participant’s Cash Account will be returned to the Participant (without interest) as promptly as practicable, or (ii) shorten the Offering Period to such period determined by the Board and use amounts credited to a Participant Cash Account to purchase Stock.

(f)        No Rights to Participate; No Shareholder Rights.  No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant’s Stock Account).

(g)        Fractional Shares.  Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant’s Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

(h)        Plan Year.  The Plan will operate on a plan year that begins on January 1 and ends December 31 in each year.

(i)        Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.

(j)        Effective Date.  The Plan will become effective on the IPO Date, subject to the Plan being approved by shareholders of the Company, at a meeting by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code. If the Plan is

not approved in accordance with Section 423(b)(2) of the Code, each Participant’s Purchase Right shall be void and amounts credited to the Participant’s Cash Account shall be promptly returned to the Participant.

APPENDIX B

ON SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED

STOCK INCENTIVE PLAN ~~(AS AMENDED BY THE THIRD AMENDMENT~~

~~EFFECTIVE MAY 17, 2017)~~

EFFECTIVE DATE: MARCH ~~23, 2010~~ 17, 2021

APPROVED BY ~~SHAREHOLDERS~~STOCKHOLDERS: MAY ~~18, 2010~~ 20, 2021

EXPIRATION DATE: ~~THE DATE OF THE COMPANY’S 2022~~MARCH 17, 2031

~~ANNUAL MEETING~~

ARTICLE 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, AND EXPIRATION DATE

1.1        Establishment.    Subject to the approval of its ~~shareholders, ON Semiconductor Corporation, a Delaware corporation (~~stockholders, the ~~“~~Company~~” ), hereby amends, restates and extends the term of the ON Semiconductor Corporation 2000 Stock Incentive Plan by the adoption of~~ (as defined herein) originally established the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan ~~(~~, on March 23, 2010 (as such plan has been amended from time to time, including by the provisions herein, ~~amended by the third amendment effective May 17, 2017) (~~the “Plan”). ~~Subject to the approval of its stockholders, the “Plan”), as set forth in this Company hereby amends, restates and extends the term of the Plan by the adoption of this ON Semiconductor Corporation Amended and Restated Stock Incentive Plan document.~~ The terms and provisions of the Plan ~~document~~, as in effect prior to the adoption of the additional amendments set forth in this document ~~this amended and restated Plan document (which will sometimes be referred to below as the “2000 Plan”),,~~ will continue to govern ~~prior awards until all stock~~ awards granted prior to the ~~adoption of this amended and restated Plan document~~Effective Date (as defined herein) until all such awards have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such ~~grants~~awards. The Plan permits the grant of Options, Restricted Stock Units, Restricted Stock, Performance Shares, Performance Share Units, Performance Cash Awards, Stock Appreciation Rights and Stock Grant Awards~~. The Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m) of the Code.~~ (each as defined herein).

1.2        Purpose.  The purpose of the Plan is to promote the success and enhance the long-term growth of the Company by linking the personal interests of the employees, officers and Non-Employee Directors (as defined herein) of, and Consultants (as defined herein) to, the Company and any Affiliate (as defined herein), to those of the Company’s ~~shareholders and~~stockholders by providing those individuals with an incentive for outstanding performance to generate superior returns for ~~Company shareholders.~~the Company’s stockholders. The Plan is further intended to provide flexibility to the Company and any Affiliate in their ability to attract, retain and motivate individuals upon whose judgment, interest and special effort the successful conduct of the Company’s and its Affiliate’s operation ~~is~~are largely dependent.

1.3        Effective Date.    The Plan ~~is~~originally became effective ~~as of~~March 23, 2010, the date it ~~is~~was approved by the Company’s Board of Directors ~~(the “Effective Date”), but is~~, subject to approval by the Company’s ~~shareholders~~stockholders at ~~its~~ the Company’s 2010 Annual Meeting~~. Any Awards granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.~~ of Stockholders.

~~1.4         Expiration Date.~~   The Plan ~~was originally scheduled to expire on March 23, 2020. Pursuant to the Third Amendment to the Plan, which~~, as amended and restated and reflected in this ON Semiconductor Corporation Amended and Restated Stock Incentive Plan document, was approved by the Company’s Board of Directors on March 17, 2021 (the “Effective Date”), subject to approval of the Company’s stockholders at the Company’s 2021 Annual Meeting of Stockholders.

1.4        Expiration Date.   ~~shareholders at the 2017 Annual Meeting~~ Unless terminated earlier pursuant to Article 16, the Plan will expire on, and no Award may be granted under the Plan after, ~~the date of the Company’s 2022 Annual Meeting.~~March 17, 2031. Any Awards that are outstanding ~~on~~when the ~~date of the 2022 Annual Meeting~~ Plan expires shall remain in force according to the terms of the Plan and the applicable Award Agreement~~.~~ (as defined herein).

ARTICLE 2

DEFINITIONS

2.1        Definitions.   When a word or phrase appears in ~~this~~the Plan ~~document~~ with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in this Section 2.1 or as previously defined above, unless a clearly different meaning is required by the context. The following words and phrases will have the following meanings:

(a)        “Affiliate” means any subsidiary or parent of the Company that is: (i) a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(b)        “Annual Meeting” or “Annual Meeting Date” means the dates established for the annual meetings of the Company’s ~~shareholders~~stockholders pursuant to the Company’s ~~Bylaws~~bylaws.

(c)        “Award” means any Option, Restricted Stock Unit, Restricted Stock, Performance Share, Performance Share Unit, Performance Cash, Stock Appreciation Right or Stock Grant Award granted pursuant to the Plan.

(d)        “Award Agreement” means any written agreement or other document evidencing an Award.

(e)        “Board” means the Board of Directors of the Company, as constituted from time to time.

(f)        “Cause” means (except as otherwise provided in an Award Agreement) if the Committee, in its reasonable and good faith discretion, determines that the Participant (i) has failed to substantially perform his duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (ii) has engaged in willful misconduct or gross negligence that is materially injurious to the Company or an Affiliate; (iii) has breached his duty of loyalty to the Company or an Affiliate; (iv) has without prior authorization removed from the premises of the Company or an Affiliate a document (of any media or form) relating to the Company or an Affiliate or the customers of the Company or an Affiliate; or (v) has committed a felony or a serious crime involving moral turpitude. Any rights the Company or any of its Affiliates may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or any of its Affiliates may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant’s termination of employment or services, it is discovered that such Participant’s employment or services could have been terminated for Cause, the Participant’s employment or services shall, at the election of the Committee, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

(g)        “Chief Executive Officer” or “CEO” means the Chief Executive Officer of the Company.

(h)        “Change in Control” means, except as otherwise provided in any Award Agreement, any one or more of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of assets of the Company that have a gross fair market value of 85% or more of the total gross fair market value of all of the assets of the Company immediately prior to the transaction (or the first transaction in a series of related transactions) to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof; (ii) the consummation of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 25% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors (the “Voting Stock”) of the Company and such Person or Group has the power and authority to vote such shares; (iv) the actual replacement of a majority of the Board over a two-year period from the individual directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved; (v) any Person or Group shall have acquired shares of Voting Stock of the Company such that such Person or Group has the power and authority to elect a majority of the members of the Board ~~of Directors of the Company~~; or (vi) the consummation of a merger or consolidation of the Company with another entity in which holders of the Stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction. For purposes of the above definition, the term Person shall be defined as set forth Sections 13(d) and 14(d) of the Exchange Act.

The Award Agreement for any Award subject to the requirements of Section 409A of the Code may prescribe a different definition of the term “Change in Control” that will apply for purposes of that Award Agreement that complies with the requirements of Section 409A of the Code.

(i)        “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(j)        “Committee” means the Compensation Committee of the Board or any such committee as may be designated by the Board to administer the Plan, provided that at all times the membership of such committee shall not be less than three (3) members of the Board. Each Committee member (or member of any applicable subcommittee of the Committee) must be~~: (i)~~ a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions of exemption for the Awards under the Plan from Section 16(b) of the Exchange Act~~; and (ii) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder~~.

(k)        “Company” means ON Semiconductor Corporation, or any successor as provided in Section 21.4.

(l)        “Consultant” means a consultant or adviser who provides services to the Company or an Affiliate as an independent contractor and not as an Employee; provided, however, that a Consultant may become a Participant in ~~this~~the Plan only if allowed under the definition of an employee benefit plan in Rule 405 promulgated under the Securities Act of 1933, as amended, or other rules provided for registration on Form S-8 from time to time.

~~(m) “Covered Employee” means an Employee who is, or could be, a “covered employee” as defined by Section 162(m) of the Code.~~

~~(n)~~ (m)      “Disability” means, except as otherwise provided in an Award Agreement, the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence. Any determination of Disability pursuant to ~~this~~the Plan is not an admission by the Company or an Affiliate that a Participant is disabled under federal or state law.

~~(o) “Effective Date” means the date on which the Board approved the Plan as described in Section 1.3.~~

~~(p~~ (n)         “Employee” means a common-law employee of the Company or an Affiliate.

(~~q~~o)          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to a section of ERISA shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of ERISA.

~~(r)~~ (p)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(~~s)~~ q)        “Fair Market Value” means the closing price of one share of Stock as reported on ~~the~~ NASDAQ or any exchange on which the Stock is traded on the date such value is determined. If the Stock is not traded on such date, the fair market value is the closing price on the first immediately preceding business day on which the Stock was so traded.

(~~t~~r)        “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which an Award to a prospective Employee, officer, Non-Employee Director or Consultant first becomes effective pursuant to Section 3.1, or (iii) such other date as may be specified by the Committee in the Award Agreement.

(~~u~~s)        “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

~~(v~~(t)        “NASDAQ” means the Nasdaq Global Select Market, LLC, or any successor thereto.

(u)        “Non-Employee Director” means a member of the Board of Directors of the Company or any Affiliate who is not an employee of the Company or any Affiliate.

(~~w~~v)         “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(~~x~~w)        “Option” means the right to purchase Stock at a stated price for a specified period of time. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

(~~y~~x)        “Participant” means an individual who, as an Employee, officer or Non-Employee Director of, or Consultant to, the Company or any Affiliate, has been granted an Award under the Plan.

~~(z) “Performance Compensation Award” means an Award granted to select Covered Employees pursuant to Article 7, 8 or 10 that is subject to the terms and conditions set forth in Article 11. All Performance Compensation Awards are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed by Section 162(m) of the Code.~~

~~(aa~~ (y)        “Performance Cash Award” means an Award evidencing the right to receive a payment in cash as determined by the Committee.

(~~bb~~z)         “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals ~~are limited to~~may include, without limitation, the following:

(i)        Earnings, Revenue and Cash Flow Metrics:    Earnings before interest (income or expense), taxes, depreciation and amortization ~~(“EBITDA”);~~; earnings before interest (income or expense) and taxes ~~(“EBIT”);~~; pre- or after-tax net income; revenue (gross or net); revenue from new products (gross or net); revenue growth; operating income (gross or net); net operating income after taxes ~~(“NOPAT”);~~; operating margin; cash flow; net cash flow; operating cash flow; free cash flow; gross margin; return on net assets; return on ~~shareholders’~~stockholders’ equity; return on investment or assets; return on capital; ~~shareholder~~stockholder returns; gross or net profit margin; and earnings per share (diluted and fully diluted).

(ii)        Stock Price Metrics: Stock price; Stock price growth; movement and average selling price of Stock; shares of Stock repurchased; dividends; and total ~~shareholder~~stockholder return ~~(“TSR”).~~.

(iii)        Debt -Related Metrics: Debt coverage ratios; total debt; principle payments on debt; total long-term debt; current liabilities; accounts payable; net current borrowings; interest expense; and credit rating.

(iv)        Equity -Related Metrics: Retained earnings; total common equity; market capitalization; enterprise value; and total equity.

(v)        Expense Metrics: Direct material costs; direct and indirect labor costs; direct and indirect manufacturing costs; costs of goods sold; sales, general and administrative expenses; operating and non-operating expenses; cash and non-cash expenses; tax expenses; and total expenses.

(vi)        Asset Utilization Metrics: Cash; excess cash; accounts receivable; cash conversion cycle; work in process inventory; finished goods inventory; current assets; working capital; total capital; fixed assets; total assets; and plant utilization.

(vii)        Customer Metrics: Average selling prices; selling prices; market share; customer satisfaction; customer service and care; on time delivery; order fill rate; strategic positioning programs; warranty rates; return rates; new product releases and development; channel performance; and channel inventory.

(viii)    Manufacturing Metrics:    Unit costs; cycle time; yield; and product quality.

(ix)        New Product Introduction Metrics: Time to market; number of new products introduced; and return on investment on new products.

(x)        Project-Related Metrics: Completion of major projects~~.~~ within approved corporate strategy, milestones and timelines.

The Performance Criteria that will be used to establish Performance Goals ~~with respect to any Award other than a Performance Compensation Award that is subject to Article 11~~ will be set forth in the applicable Award Agreement and will include, but are not limited to, the above-listed Performance Criteria. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with United States generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. ~~The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use in connection with any Performance Compensation Award for such Performance Period for such Participant.~~

(~~cc~~aa)     “Performance Goals” means the goal or goals established in writing by the Committee for a Performance Period based on the Performance Criteria~~.~~ listed above or any other performance criteria that may be selected by the Committee. Depending on the Performance Criteria used to establish Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, or the performance of a division, Affiliate, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(~~dd~~bb)    “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured. Except as set forth in Sections 7.4(c) and 8.5(c), in no event will the Performance Period for any Option, Restricted Stock Unit, Restricted Stock, Performance Share, Performance Share Unit, or Stock Appreciation Rights Award that vests based on the achievement of Performance Goals be less than twelve (12) months.

(~~ee~~cc)    “Performance Share” means a right granted to a Participant to receive a payment in the form of Stock, the payment of which is contingent upon achieving certain ~~performance goals~~Performance Goals established by the Committee.

(~~ff~~dd)    “Performance Share Unit” means a right granted to a Participant to receive a payment in the form of Stock, cash, or a combination thereof, the payment of which is contingent upon achieving certain ~~performance goals~~Performance Goals established by the Committee.

~~(gg) “Plan”  means the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan.~~

~~(hh~~ (ee)    “Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions pursuant to the relevant provisions of the Plan.

(~~ii~~ff)    “Restricted Stock” means Stock granted to a Participant pursuant to Article 7 that is subject to certain restrictions and to the risk of forfeiture.

(~~jj~~gg)     “Restricted Stock Unit” means the right granted to a Participant pursuant to Article 7 to receive cash or Stock in the future, the payment of which is subject to certain restrictions and to the risk of forfeiture.

(~~kk~~hh)    “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is 20% or less of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

In the case of a Non-Employee Director, Separation from Service means that such Director has ceased to be a member of the Board.

(~~ll~~ii)         “Specified Employee” means certain officers and highly compensated Employees of the Company as defined in Treasury Regulation Section 1.409A-1(i). The identification date for determining whether any Employee is a Specified Employee during any calendar year shall be the September 1 preceding the commencement of such calendar year.

(~~mm~~jj)    “Stock” means the common stock of the Company.

(~~nn~~kk)        “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the excess of the Fair Market Value of one share of Stock on the date of exercise of the SAR over the grant price of the SAR as determined pursuant to Article 9 and the applicable Award Agreement.

(~~oo~~ll)         “Stock Grant Award” means the grant of Stock to a Participant.

(~~pp~~mm)    “Termination of Employment” means, in the context of an Award that is subject to the requirements of Section 409A of the Code, a “Separation from Service.” In the case of any other Award, “Termination of Employment” will be given its natural meaning.

2.2    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in ~~this~~the Plan document will include the feminine gender, the singular includes the plural, and the plural includes the singular.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1    Eligibility.

(a)        General. Awards may be made to individuals who on the Grant Date of the Award are Employees, officers, or Non-Employee Directors of or Consultants to the Company or an Affiliate. Awards also may be made to prospective Employees, officers, Non-Employee Directors of, and Consultants to, the Company or an Affiliate in connection with written offers of an employment, consulting or advisory relationship with the Company or an Affiliate. No portion of any Award granted to a prospective Employee, officer, Non-Employee Director or Consultant will vest, become exercisable, be issued or become effective prior to the date on which such individual begins providing services to the Company or any Affiliate.

(b)        Foreign Participants.    The Committee may establish additional terms, conditions, rules or procedures as the Committee deems necessary or advisable to accommodate the rules or laws of applicable non-U.S. jurisdictions, allow for tax-preferred treatment of Awards or otherwise provide for the participation by Participants who reside outside of the U.S. Moreover, the Committee may approve such sub-plans, supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such sub-plans, supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 ~~of the Plan~~.

3.2        Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award.

ARTICLE 4

ADMINISTRATION

4.1        Administration by the Committee.

(a)        General.    The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

(b)        Delegation to CEO.  Notwithstanding the above, pursuant to specific written delegation promulgated from time to time by the Committee, which delegation shall be consistent with applicable provisions of Delaware Law, and subject to such restrictions and limitations deemed appropriate by the Committee, the CEO shall have the authority to grant Awards, subject to terms and conditions set forth in the Award Agreement, to individuals to expedite the hiring process and retain talented Employees; provided, however, that such individuals will not, upon hire or as existing Employees, be ~~(i) Covered Employees, or (ii)~~ subject to Section 16 of the Exchange Act.

4.2        Authority of the Committee. The Committee shall have the authority, in its sole discretion, without limitation, to determine: (i) the Participants who are entitled to receive Awards under the Plan; (ii) the types of Awards; (iii) the times when Awards shall be granted; (iv) the number of Awards; (v) the purchase price or exercise price of such Awards, if any; (vi) the period(s) during which such Awards shall be exercisable (whether in whole or in part); (vii) the restrictions applicable to such Awards; (viii) the form of each Award Agreement, which need not be the same for each Participant, (ix) the other terms and provisions of any

Award (which need not be identical); and (x) the schedule for lapse of forfeiture restrictions or restrictions on exercisability of an Award and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines. The Committee shall have the authority to modify existing Awards, subject to Article 17 of ~~this~~the Plan. Notwithstanding the foregoing, the Committee will not have the authority to accelerate the vesting or waive the forfeiture of any Performance Compensation Award other than as provided in an Award Agreement.

4.3        Award Agreement. Each Award shall be evidenced by an Award Agreement that shall specify the type of Award granted and such other provisions and restrictions applicable to such Award as the Committee, in its discretion, shall determine.

4.4        Decisions Binding. The Committee shall have the authority to interpret the Plan and subject to the provisions of the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding and conclusive on all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

ARTICLE 5

STOCK SUBJECT TO THE PLAN

5.1        Number of Shares. Subject to Section 5.2 and Section 5.3, the total number of shares of Stock subject to all Awards under the Plan shall be ~~eighty-seven~~one hundred nine million ~~(87~~five hundred thousand (109,500,000~~,000),~~  ), plus the number of shares of Stock subject to Awards that were previously granted pursuant to the ~~2000 Plan~~ON Semiconductor Corporation 2000 Stock Incentive Plan (the “2000 Plan”) that again become available for the grant of an Award pursuant to Section 5.2 ~~after February 17, 2010, less the number of shares of Stock subject to outstanding Awards made under the Plan since March 23, 2010 that have not terminated, expired, lapsed or been paid in cash~~. Any shares of Stock that may be issued in connection with Awards other than Options and SARs shall be counted against the shares available for grant pursuant to the previous sentence as 1.58 shares for every one share that may be issued in connection with such Award. Any shares of Stock that may be issued in connection with the exercise of an Option or SAR shall be counted against the shares of Stock available for grant as one share. The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be six million (6,000,000). The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or treasury Stock not reserved for any other purpose. ~~As of February 17, 2010, thirty million seven hundred forty thousand one hundred sixty two (30,740,162) shares of Stock were available for the granting of Awards pursuant to the 2000 Plan. The difference between such number and the basic award pool of twenty six million one hundred thousand (26,100,000) that was initially approved by the Company’s shareholders at the Company’s 2010 Annual Meeting was cancelled and never became available for grant pursuant to the Plan.~~

5.2        Availability of Stock for Grant. Subject to the express provisions of the Plan, if any Option or SAR Award granted under the Plan ~~or the 2000 Plan~~ terminates, expires, lapses for any reason, or is paid in cash, any Stock subject to such Award will again be Stock available for the grant of an Award. Similarly, subject to the express provisions of the Plan, if any Award other than an Option or SAR Award granted under the Plan ~~or the 2000 Plan~~ terminates, expires, lapses for any reason, or is paid in cash, the number of shares of Stock equal to 1.58 times the number of shares of Stock subject to such Award will again be Stock available for grant of an Award. To the maximum extent permitted by applicable law and any securities exchange or NASDAQ rule, shares of Stock subject to any Award made pursuant to Article 15 shall not be counted against shares of Stock available for grant pursuant to ~~this~~the Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance pursuant to Section 5.1 by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. ~~Also~~Also, shares of Stock acquired in the market with Option exercise proceeds, shares of Stock tendered to pay the exercise price of an Option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an Option, SAR or any other Award will not become available for grant or sale under the Plan.

5.3        Adjustment in Capitalization.    In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Moreover, in the event of such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustment to an Incentive Stock Option shall be made consistent with the requirements of Section 424 of the Code. Further, with respect to any Option or Stock Appreciation Right that otherwise satisfies the requirements of the stock rights exception to Section 409A of the Code, any adjustment pursuant to this Section 5.3 shall be made consistent with the requirements of the final regulations promulgated pursuant to Section 409A of the Code.

5.4        Annual Limitation on Number of Shares Subject to ~~Options or SARs to a Covered Employee. Notwithstanding any provision in this Plan document to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted pursuant to one or more Options or SARs to any one Participant, who is a Covered Employee, during any Company fiscal year shall be two million five hundred thousand (2,500,000).~~

~~5.5 Annual Limitation on Number of Shares Subject to Non-Employee Director Awards. Notwithstanding any provision in this~~  Non-Employee Director

Awards.    Notwithstanding any provision in the Plan document to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant that is a Non-Employee Director for any one calendar year is forty thousand (40,000) shares of Stock.

ARTICLE 6

STOCK OPTIONS

6.1        Grant of Options.    Subject to the provisions of Article 5 and this Article 6, the Committee, at any time and from time to time, may grant Options to such Participants and in such amounts as it shall determine.

(a)        Exercise Price.    No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Grant Date.

(b)        Time  and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed seven (7) years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in the Award Agreement, an Option will lapse immediately if a Participant’s employment or services is terminated for Cause.

(c)        Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d)        Evidence  of Grant.    All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Committee’s determinations regarding the exercise price, time and conditions of exercise, and forms of payment for the Option and such additional provisions as may be specified by the Committee.

(e)        No  Repricing of Options.    The Committee shall not reprice any Options previously granted under the Plan.

(f)        Vesting Period.     In no event will the vesting period for any Option be less than twelve (12) months.

6.2        Incentive  Stock Options.     Incentive Stock Options shall be granted only to Participants who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

(a)        Exercise Price.     Subject to Section 6.2(e), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value of one share of Stock on the Grant Date.

(b)        Exercise.    In no event may any Incentive Stock Option be exercisable for more than seven (7) years from the date of its grant.

(c)        Lapse  of Option.    An Incentive Stock Option shall lapse in the following circumstances:

(i)        The Incentive Stock Option shall lapse seven (7) years from the date it is granted, unless an earlier time is set in the Award Agreement.

(ii)        The Incentive Stock Option shall lapse upon termination for Cause or for any other reason, other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(iii)        If the Participant has a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (a) the scheduled expiration date of the Option; or (b) 12 months after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d)        Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as may be imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)        Ten Percent Owners.    An Incentive Stock Option may be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Grant Date and the Option is exercisable for no more than five years from the Grant Date.

(f)        Expiration of Incentive Stock Options.    No Award of an Incentive Stock Option may be made pursuant to ~~this~~the Plan after the tenth (~~10)~~  10th) anniversary of the Effective Date, unless the ~~shareholders~~stockholders of the Company vote to approve an extension of the Plan.

(g)        Right to Exercise.    Except as provided in Section 6.2(c)(iii), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 7

RESTRICTED STOCK UNITS AND RESTRICTED STOCK

7.1        Grant of Restricted Stock Units and Restricted Stock. Subject to the provisions of Article 5 and this Article 7, the Committee, at any time and from time to time, may grant Restricted Stock Units or Restricted Stock to such Participants and in such amounts as it shall determine.

7.2        Restricted Stock Units.

(a)        Voting Rights.    During the Restricted Period, Participants holding the Restricted Stock Units granted hereunder shall have no voting rights with respect to the shares subject to such Restricted Stock Units prior to the issuance of such shares pursuant to the Plan.

(b)        Form and Timing of Payment.    Payment for any vested Restricted Stock Units issued pursuant to this Article 7 shall be made in one lump sum payment of shares of Stock, cash or a combination thereof, equal to the Fair Market Value (determined as of a specified date) of the number of shares of Stock equal to the number of vested Restricted Stock Units with respect to which the payment is made. The payment shall be made to the Participant on or before March 15 of the calendar year following the calendar year in which the Restricted Stock Units vest in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

(c)        Dividend Equivalents. If the Committee grants dividend equivalents with respect to any Restricted Stock Unit Award that vests based on the achievement of Performance Goals, no dividend equivalents will be paid unless and until such Restricted Stock Unit Award vests or is earned by satisfaction of the applicable Performance Goals.

7.3        Grant of Restricted Stock.

(a)        Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock). These restrictions may lapse separately or in combination at such times and pursuant to such circumstances, as the Committee determines at the time of the grant of the Award or thereafter.

(b)        Forfeiture.    Subject to Section 7.4(b), upon Termination of Employment or the failure to satisfy one or more Performance Criteria during the applicable Restricted Period, any remaining shares under the Restricted Stock Awards that are subject to the restrictions set forth in the Award shall be forfeited.

(c)        Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.4        Restricted Period and Vesting Conditions.

(a)        Restricted Period.    Except as set forth in Sections 7.4(b) and 7.4(c), the Restricted Period for any Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse solely based on the passage of time shall not be less than three (3) years and the Restricted Period for any Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse based on the satisfaction of Performance Criteria shall not be less than one (1) year. In either case, incremental amounts of the Restricted Stock or Restricted Stock Units may be released from restriction during the Restricted Period in accordance with the provisions of the Award Agreement.

(b)        Modification of Restrictions.    The Committee, in its discretion, may provide in the Award Agreement for any Restricted Stock or Restricted Stock Unit Award that restrictions or forfeiture conditions relating to the Restricted Stock or the Restricted Stock Units will be waived in whole or in part in the event of a Termination of Employment due to death, Disability, retirement or the occurrence of a Change in Control.

(c)        De Minimis Exception. The sum of the shares of Stock subject to any (i) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); (ii) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section 8.5(a); and (iii) Stock Grant Award may not exceed five percent (5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

ARTICLE 8

PERFORMANCE SHARES, PERFORMANCE SHARE UNITS AND PERFORMANCE CASH AWARDS

8.1        Grant of Performance Shares or Performance Share Units.    Subject to the provisions of Article 5 and this Article 8, Performance Shares or Performance Share Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares or Performance Share Units granted to each Participant.

8.2        Goals for Performance Shares or Performance Share Units.    The Committee shall set Performance Goals for a particular Performance Period in its discretion which, depending on the extent to which the goals are met, will determine the ultimate value of the Performance Share or Performance Share Units to the Participant.

8.3        Form and Timing of Payment. Payment for vested Performance Shares shall be made in Stock. Payments for vested Performance Share Units shall be made in cash, Stock or a combination thereof as determined by the Committee. All payments for Performance Shares and Performance Share Units shall be made in one lump sum. As a general rule, payment for Performance Shares or Performance Share Units shall be made on or before March 15 of the calendar year following the calendar year in which the right to the payment of the Performance Shares or Performance Share Units arises in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

8.4        Performance Cash Awards.    Subject to the Provisions of Article 5 and this Article 8, Performance Cash Awards may be granted to Participants at any time and from time to time as determined by the Committee. A Performance Cash Award grants a Participant the right to receive an amount of cash depending on the satisfaction of one or more Performance Goals for a particular Performance Period, as determined by the Committee. The Committee shall have complete discretion to determine the amount of any Performance Cash Award granted to a Participant. Payment for Performance Cash Awards shall be made on or before March 15 of the calendar year following the calendar year in which the right to the payment of the Performance Cash Award arises in accordance with the “short-term deferral” exception to Section 409A as set forth in Treasury Regulation Section 1.409A-1(b)(4).

8.5        Vesting Conditions for Performance Shares and Performance Share Units.

(a)        Vesting Period.    Except as set forth in Sections 8.5(b) and 8.5(c), no Performance Shares or Performance Share Units may fully vest during the one (1) year period following the Grant Date for such Performance Shares or Performance Share Units; provided, however, that the Performance Shares or Performance Share Units may vest in increments during such one (1) year period in accordance with the provisions of the Award Agreement.

(b)        Modification of Restrictions.    The Committee, in its discretion, may provide in the Award Agreement for any Performance Share or Performance Share Unit Award that such Performance Shares or Performance Share Units will vest in whole or in part in the event of a Termination of Employment due to death, Disability, retirement or the occurrence of a Change in Control.

(c)        De Minimis Exception. The sum of the shares of Stock subject to any (i) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section 8.5(a); (ii) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); and (iii) Stock Grant Award may not

exceed five percent (5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

(d)        Dividend Equivalents. If the Committee grants dividend equivalents with respect to any Performance Share or Performance Share Unit Award that vests based on the achievement of Performance Goals, no dividend equivalents will be paid unless and until such Performance Share or Performance Share Unit Award vests or is earned by satisfaction of the applicable Performance Goals.

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1        Grant of Stock Appreciation Rights.    Subject to the provisions of Article 5 and this Article 9, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with the grant of an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options.

9.2        Exercisability of SARs. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than seven (7) years from the Grant Date.

9.3        Exercise of SARs. Upon exercise of the SAR or at a fixed date after all or part of the SAR becomes exercisable, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the difference, if any, of the Fair Market Value of a share of Stockon the date of exercise over the price of the SAR fixed by the Committee at the Grant Date, which shall not be less than the Fair Market Value of a share of Stock at the Grant Date, by (b) the number of shares with respect to which the SAR is exercised.

9.4        Form and Timing of Payment.    Payment for SARs shall be made in Stock and shall be payable at the time specified in the Award Agreement for such SARs.

9.5        No Repricing of SARs. The Committee shall not reprice any SARs previously granted under the Plan.

9.6        Vesting Period. In no event will the vesting period for any SARs be less than twelve (12) months.

ARTICLE 10

STOCK GRANT AWARDS

Subject to the provisions of Article 5 and this Article 10, Stock Grant Awards may be granted to Participants at any time and from time to time as shall be determined by the

Committee. A Stock Grant Award grants a Participant the right to receive (or purchase at such price as determined by the Committee) shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant. All Stock Grant Awards will be evidenced by a written Award Agreement. The sum of the shares of Stock subject to any (i) Stock Grant Award; (ii) Restricted Stock or Restricted Stock Unit Award that does not comply with the requirements of Section 7.4(a); and (iii) Performance Share or Performance Share Unit Award that does not comply with the requirements of Section 8.5(a) may not exceed five percent (5%) of the total number of shares of Stock subject to all Awards under the Plan, as set forth in Section 5.1.

ARTICLE 11

~~PERFORMANCE COMPENSATION AWARDS~~

~~11.1 Grant of Performance Compensation Awards. Options granted to Covered Employees pursuant to Article 6 and SARs granted to Covered Employees pursuant to Article 9 should, by their terms, qualify for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. The Committee, in the exercise of its complete discretion, also may choose to qualify some or all of the Restricted Stock Units or Restricted Stock Awards granted to Covered Employees pursuant to Article 7 and/or some or all of the Performance Shares, Performance Share Units or Performance Cash Awards granted to Covered Employees pursuant to Article 8 and/or some or all of the Stock Grant Awards granted to Covered Employees pursuant to Article 10 for the “performance-based compensation” exception to the deduction limitations of Section 162(m) of the Code. If the Committee, in its discretion, decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will grant a Performance Compensation Award to the Covered Employee and the provisions of this Article 11 shall control over any contrary provision contained in Articles 7, 8 or 10. If the Committee concludes that a particular Award to a Covered Employee should not be qualified as “performance-based compensation,” the Committee may grant the Award without satisfying the requirements of Section 162(m) of the Code and the provisions of this Article 11 shall not apply.~~

~~11.2 Applicability . This Article 11 shall apply only to Awards to those Covered Employees selected by the Committee to receive Performance Compensation Awards. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance Compensation Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.~~

~~11.3 Committee Discretion with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full~~

~~discretion to select the length of the Performance Period, the type of Performance Compensation Awards to be issued, the kind and/or level of the Performance Goal or Goals and whether the Performance Goal or Goals apply to the Company, an Affiliate, or any division or business unit thereof or the Participant or any group of Participants.~~

~~11.4 Establishment of Performance Goals. The Performance Goals for any Performance Compensation Award granted pursuant to this Article 11 shall be established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (a) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals; and (b) in no event will the Committee establish the Performance Goals for any Performance Compensation Award after twenty-five percent (25%) of the Performance Period for such Award has elapsed.~~

~~11.5 Performance Evaluation; Adjustment of Goals. At the time that a Performance Compensation Award is first issued, the Committee, in the Award Agreement or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period:~~

~~(a) Judgments entered or settlements reached in litigation;~~

~~(b) The write down of assets;~~

~~(c) The impact of any reorganization or restructuring;~~

~~(d) The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;~~

~~(e) Items that are unusual in nature or infrequently occurring as described in Accounting  Standards Update 2015-01 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders or Annual Report on Form 10-K, as the case may be, for the applicable year;~~

~~(f) The impact of any mergers, acquisitions, spin-offs or other divestitures; and~~

~~(g) Foreign exchange gains and losses.~~

~~The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) of the Code. The Committee, in its discretion, also may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants: (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development; or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.~~

~~11.6 Adjustment of Performance Compensation Awards. The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance Compensation Award that will increase the amount payable under any such Award. The Committee shall retain the sole discretion to adjust Performance Compensation Awards downward or to otherwise reduce the amount payable with respect to any Performance Compensation Award.~~

~~11.7 Payment of Performance Compensation Awards. Unless otherwise provided in the relevant Award Agreement, a Participant must be an Employee of the Company or an Affiliate on the day a Performance Compensation Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance Compensation Award for a Performance Period only if the Performance Goals for such Performance Period are achieved.~~

~~11.8 Certification by Committee.  Notwithstanding any provisions to the contrary, the payment of a Performance Compensation Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied.~~

~~11.9 Maximum Award Payable. The maximum Performance Compensation Award payable to any one Participant for a Performance Period is two million five hundred thousand (2,500,000) shares of Stock. In addition, the maximum amount of cash payable under a Performance Compensation Award to any one Participant for a Performance Period is the dollar amount determined by multiplying two million five hundred thousand (2,500,000) by the Fair Market Value of one share of Stock as of the first day of the Performance Period.~~

[RESERVED]

ARTICLE 12

CHANGE IN CONTROL

If a Change of Control occurs, the Board shall have the authority and discretion, but shall not have any obligation, to provide that all or part of outstanding Options, Stock Appreciation Rights, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. ~~The acceleration of vesting of any Performance Compensation Awards shall be done in compliance with Section 162(m) of the Code.~~

ARTICLE 13

NON-TRANSFERABILITY

13.1        General. The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan. Unless otherwise determined by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the termination of any Restricted Period or Performance Period as determined by the Committee.

13.2        Beneficiary Designation. Notwithstanding Section 13.1, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

13.3        Stock Certificates.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction securities or other laws, rules and regulations and the rules of any exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

ARTICLE 14

COMPANY DISCRETION

14.1        Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

14.2        Participant. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

14.3        No Rights to Awards. No Participant, Employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, Employees, and other persons uniformly.

ARTICLE 15

SUBSTITUTION OF AWARDS

To the maximum extent permitted by applicable law and any securities exchange or NASDAQ rule, any Award may be granted under ~~this~~the Plan in substitution for awards held by any individual who is an employee of another corporation who becomes an Employee of the Company as the result of a merger, consolidation or reorganization of the corporation with the Company, or the acquisition by the Company of the assets of the corporation, or the acquisition by the Company of stock of the corporation as the result of which such corporation becomes an Affiliate or a subsidiary of the Company. The terms and conditions of the Awards so granted may be set forth in a notice of conversion or in such other form as the Committee deems appropriate and may vary from the terms and conditions set forth in ~~this~~the Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. However, in the event that the Award for which a substitute Award is being granted is an Incentive Stock Option, no variation shall adversely affect the status of any substitute Award as an Incentive Stock Option under the Code. In addition, in the event that the award for which a substitute Award is being granted is a Non-Qualified Stock Option or a Stock Appreciation Right that otherwise satisfies the requirements of the “stock rights exception” to Section 409A of the Code, no variation shall adversely affect the status of any substitute Award under the stock rights exception to Section 409A of the Code.

ARTICLE 16

AMENDMENT, MODIFICATION, AND TERMINATION

The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the ~~shareholders~~stockholders to the extent required by law, regulation or any rule of any exchange or automated quotation system on which shares of Stock are listed, quoted or traded. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the CEO the authority to approve non-substantive amendments to the Plan. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the holder thereof (unless such change is required to cause the benefits under the Plan ~~(i) to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder or (ii)~~ to comply with the provisions of Section 409A of the Code). Except as provided in Section 5.3, neither the Board, the CEO nor the Committee may, without the approval of the ~~shareholders~~stockholders, (a) reduce the purchase price or exercise price of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan (other than any adjustment as provided in Section 5.3); (c) grant Options with an exercise price that is below Fair Market Value on the Grant Date; (d) reprice previously granted Options or SARs; (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price that is less than the exercise price of the original Option or SAR; (f) expand the class of Participants eligible to receive an Award under the Plan; or (g) expand the types of Awards available for grant under the Plan. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 19.3.

ARTICLE 17

TAX WITHHOLDING

17.1        Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum amount necessary to satisfy federal, state, and local withholding tax requirements on any Award under the Plan.  To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.

17.2        Form of Payment. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (a) using already owned shares that have been held by the Participant for at least six (6) months; (b) a broker-assisted “cashless” transaction; (c) directing the Company to apply shares of Stock to which the Participant is entitled pursuant to the Award (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the required minimum statutory withholding amount; or (d) personal check or other cash equivalent acceptable to the Company.

17.3        Tax upon Disposition of Shares Subject to Section 422 Restrictions. In the event that a Participant shall dispose of, whether by sale, exchange, gift, the use of a qualified domestic relations order in favor of a spouse (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award), any shares of Stock of the Company that are deemed to have been purchased by the Participant pursuant to an Incentive Stock Option and that the Participant acquired within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares of Stock, the Participant will notify the secretary of the Company of such disposition no later than fifteen (15) days following the date of the disposition. Such notification shall include the date or dates of the disposition, the number of shares of Stock of which the Participant disposed, and the consideration received, if any, for such shares of Stock. If the Company so requests, the Participant shall forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

ARTICLE 18

INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board or the CEO shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

ARTICLE 19

REQUIREMENTS OF LAW

19.1        Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock issued pursuant to the Plan. If the shares of Stock issued pursuant to the Plan may, in certain circumstances, be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

19.2        Governing Law. The Plan and all agreements into which the Company and any Participant enter pursuant to the Plan shall be construed in accordance with and governed by the laws of the State of Delaware. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be subject to ERISA.

19.3        Section 409A of the Code.

(a)        General Compliance. Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Grant Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and ~~this~~the Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of ~~this~~the Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Committee. Notwithstanding any provision of ~~this~~the Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

(b)        Delay for Specified Employees.    If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or if earlier than the end of the six (6) month period, the date of the Participant’s death). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

(c)        Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

19.4        Securities Law Compliance.    With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to ~~this~~the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

19.5        Restrictions. Subject to Sections 7.4 and 8.5, the Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of NASDAQ or any other exchange or automated quotation system upon which the Stock is then listed, quoted or traded and under any blue sky or state securities laws applicable to such Awards.

ARTICLE 20

GENERAL PROVISIONS

20.1        Funding. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder or in an Award Agreement. The interests of each Participant hereunder are unsecured and as such Participants and their beneficiaries shall be considered to be general creditors of the Company.

20.2        No ~~Shareholders~~Stockholders Rights. No Award gives the Participant any of the rights of a ~~shareholder~~stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

20.3        Titles and Headings. The titles and headings of the Articles in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

20.4        Successors and Assigns. The Plan shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

20.5        Survival of Provisions.    The rights, remedies, agreements, obligations and covenants contained in or made pursuant to ~~this~~the Plan, any agreement and any notices or agreements made in connection with ~~this~~the Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock if required by Section 13.3, shall remain in full force and effect.

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic ON SEMICONDUCTOR CORPORATION voting instruction form. 5005 EAST MCDOWELL ROAD PHOENIX, AZ 85008 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS ATTN: LAW DEPARTMENT M/D A700 If you would like to reduce the costs incurred by ON Semiconductor Corporation (“we” or the “Company”) in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D40673-P47829 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ON SEMICONDUCTOR CORPORATION The Board of Directors recommends a vote FOR each of the listed director nominees: 1. To elect ten directors, each for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2022 or until his or her successor has been duly elected and qualified, or until the earlier time of his or her death, resignation or removal. For Against Abstain The Board of Directors recommends a vote FOR Proposals For Against Abstain Nominees: 2, 3, 4 and 5. 1a. Atsushi Abe ! ! ! 2. Advisory (non-binding) resolution to approve the ! ! ! compensation of our named executive officers. 3. Ratification of the selection of PricewaterhouseCoopers LLP 1b. Alan Campbell ! ! ! ! ! ! as our independent registered public accounting firm for the year ending December 31, 2021. 1c. Susan K. Carter ! ! ! 4. Approval of an amendment to the ON Semiconductor ! ! ! Corporation 2000 Employee Stock Purchase Plan. 1d. Thomas L. Deitrich ! ! ! 5. Approval of amendments to the ON Semiconductor ! ! ! Corporation Amended and Restated Stock Incentive Plan. 1e. Gilles Delfassy ! ! ! NOTE: To transact such other business as may properly come before the meeting and any adjournment or postponement 1f. Hassane S. El-Khoury of the meeting. ! ! ! 1g. Bruce E. Kiddoo ! ! ! 1h. Paul A. Mascarenas ! ! ! 1i. Gregory L. Waters ! ! ! 1j. Christine Y. Yan ! ! ! Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D40674-P47829 ON SEMICONDUCTOR CORPORATION Annual Meeting of Stockholders May 20, 2021, 8:00 a.m. local time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Alan Campbell, Hassane S. El-Khoury and George H. Cave, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ON Semiconductor Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. (local time), on May 20, 2021, at the Company’s principal executive office at 5005 East McDowell Road, Phoenix, AZ 85008, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side